Filed pursuant to Rule 424(b)(3)
Registration No. 333-276714

Prospectus Supplement No. 2
(To Prospectus dated September 10, 2024)

INNVENTURE, INC.

This prospectus supplement updates, amends and supplements the prospectus dated September 10, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-4 (Registration No. 333-276714) and is being filed to update, amend and supplement the information included in the Prospectus with information contained in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on October 9, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Shares of our common stock, par value $0.0001 per share (our “Common Stock”), are listed on The Nasdaq Stock Market, LLC under the symbol “INV.” On October 30, 2024, the closing price of our Common Stock was $10.90 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this prospectus supplement or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

Innventure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42303	93-4440048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 209-6787

Learn SPAC HoldCo, Inc. 11755 Wilshire Boulevard, Suite 2320, Los Angeles, CA 90025
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 2, 2024 (the “Closing Date”), Learn CW Investment Corporation, a Cayman Islands exempted company (both prior to and after the Closing Date, “Learn CW”) and Innventure LLC, a Delaware limited liability company (“Innventure”), consummated the previously announced Business Combination (as defined below) with Learn SPAC HoldCo, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Learn CW (“Holdco”), LCW Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”), and Innventure Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub” and, together with LCW Merger Sub, the “Merger Subs”).  Following the closing of the Business Combination, each of Learn CW and Innventure are subsidiaries of Holdco, and Holdco became a publicly traded company.  At the closing of the Business Combination, Holdco changed its name to “Innventure, Inc.” (“INV”).

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Registrant,” “Company,” “INV,” “we,” “us,” and “our” refer to Innventure, Inc. and its subsidiaries at and after the Closing Date and giving effect to the consummation of the Business Combination (the “Closing”), the term “Holdco” refers to Innventure, Inc. prior to the Closing Date and without giving effect to the Closing and the term “Innventure” refers to Innventure LLC prior to the Closing Date and without giving effect to the Closing.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Business Combination and various other transactions and events contemplated by the Business Combination Agreement (as defined below), which took place on the Closing Date, and is incorporated herein by reference.  In addition, the information contained in Holdco’s registration statement on Form S-4 (File No. 333-276714) initially filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2024 (as amended, the “Form S-4”) under the headings “Summary of the Proxy Statement/Consent Solicitation Statement/Prospectus—Related Agreements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure,” and “Executive and Director Compensation of Innventure” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

An extraordinary general meeting of the Learn CW shareholders was held on September 30, 2024 (the “Extraordinary General Meeting”), where the Learn CW shareholders considered and approved, among other matters, a proposal to adopt a business combination agreement by and among Learn CW, Innventure, Holdco, and the Merger Subs (the “Business Combination Agreement”), which provided for, among other things, the following mergers:

•	LCW Merger Sub merged with and into Learn CW (the “LCW Merger”), with Learn CW as the surviving company of the LCW Merger (the “Surviving LCW Company”); and

•
Innventure Merger Sub merged with and into Innventure (the “Innventure Merger” and, together with the LCW Merger, the “Mergers), with Innventure as the surviving entity of the Innventure Merger (the consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”).

The material terms and conditions of the Business Combination Agreement and related agreements are described under the heading “Shareholder Proposal No. 1––The Business Combination Proposal” in the definitive proxy statement/consent solicitation statement/prospectus (the “Definitive Proxy Statement”) filed with the Commission on September 10, 2024 by Learn CW, which description is incorporated herein by reference.

At the effective time of the LCW Merger (the “LCW Merger Effective Time”), each Learn CW Class A Ordinary Share (as defined in the Definitive Proxy Statement) issued and outstanding immediately prior to the LCW Merger Effective Time (other than shares to be canceled in accordance with the Business Combination Agreement and any Redemption Shares (as defined in the Definitive Proxy Statement)) were automatically converted into the right to receive one share of Company common stock, par value $0.0001 (“Common Stock”).  Each Learn CW Warrant (as defined in the Definitive Proxy Statement) that was outstanding immediately prior to the LCW Merger Effective Time entitles the holders thereof to acquire such number of Learn CW Class A Ordinary Shares per Learn CW Warrant that such holder was entitled to acquire pursuant to the terms and conditions of the warrant agreement, dated as of October 12, 2021 (the “Warrant Agreement”), by and between Learn CW and American Stock Transfer & Trust Company, LLC, a New York limited liability company now known as Equiniti Trust Company, LLC (“Equiniti”). At the effective time of the LCW Merger, pursuant to the Warrant Assumption Agreement, dated October 2, 2024 (the “Warrant Assumption Agreement”), by and among Holdco, Learn CW and Equiniti, the Learn CW Warrants, pursuant to their terms, were converted into warrants to acquire, subject to substantially the same terms and conditions as were applicable under the applicable Learn CW Warrants, the number of shares of Common Stock equal to the number of Learn CW Ordinary Shares for which such Learn CW Warrant would have been exercisable (as assumed, the “Warrants”). This summary is qualified in its entirety by reference to the text of the Warrant Agreement and the Warrant Assumption Agreement, which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

At the effective time of the Innventure Merger (the “Innventure Merger Effective Time”), the Innventure Units (other than the Class PCTA Units and the Class I Units and other than units to be cancelled in accordance with the Business Combination Agreement) and Class B Preferred Warrants issued and outstanding immediately prior to the Innventure Merger Effective Time were converted into the right to receive a number of shares of Common Stock equal to the Merger Consideration, allocated among the holders of Innventure Units (other than the Class PCTA Units and the Class I Units and other than units to be cancelled in accordance with the Business Combination Agreement) and Class B Preferred Warrants in accordance with the Business Combination Agreement (terms used as defined in the Definitive Proxy Statement).

At the Extraordinary General Meeting, holders of 8,310,747 shares of Learn CW public shares sold in its initial public offering (the “public shares”) exercised their rights to convert such shares to cash at a conversion price of approximately $11.04 per share, or an aggregate of approximately $91.7 million.

The aggregate consideration (the “Merger Consideration”) paid to the Innventure Members (as defined in the Definitive Proxy Statement) consisted of 43,490,268 shares of Common Stock. A portion of this Merger Consideration will be delivered to Innventure Members in the form of a contingent right to receive up to 5,000,000 shares of Common Stock (the “Company Earnout Shares”), which shares were subject to the following milestone conditions (collectively, the “Milestone Conditions”):

•
40% of the Company Earnout Shares will be issuable upon Accelsius, Inc. having entered into binding contracts providing for revenue for the Company Group (as defined in the Business Combination Agreement) within seven years following the Closing (the “Vesting Period”) in excess of $15 million in revenue;

•
40% of the Company Earnout Shares will be issuable upon the Company’s formation of a new subsidiary, in partnership with a Multi-National Company (as defined in the Business Combination Agreement), as determined using the Company’s “DownSelect” process, within the Vesting Period; and

•	20% of the Company Earnout Shares will be issuable upon AeroFlexx, LLC having received in excess of $15 million revenue within the Vesting Period.

This summary is qualified in its entirety by reference to the text of the Business Combination Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Immediately after giving effect to the Business Combination (including as a result of the conversions described above), there were 44,602,673 shares of Common Stock and 18,646,000 Warrants issued and outstanding. Upon the Closing, the Learn CW Ordinary Shares were delisted from the Nasdaq Global Market (“Nasdaq”), and the Company’s shares of Common Stock began trading on Nasdaq under the symbol “INV”. As of the Closing, the Innventure Members owned approximately 86.3% of the Company’s outstanding shares of Common Stock, and the former shareholders of Learn CW (including the Sponsor (as defined below) and the Learn CW independent directors) owned approximately 13.7% of the Company’s outstanding shares of Common Stock (terms used as defined and used in the Definitive Proxy Statement).

Holders of 8,310,747 Learn CW Class A Ordinary Shares elected to redeem their Learn CW Class A Ordinary Shares and received approximately $11.04 per share redeemed, or approximately $91.7 million in the aggregate, from the Trust Account (as defined in the Proxy Statement) established at the consummation of Learn CW’s initial public offering (the “Trust Account”), which had a balance immediately prior to the Closing of approximately $103.1 million.  Following the payment of redemptions, Learn CW had approximately $11.3 million of available cash for disbursement in connection with the Business Combination. Of these funds, all of the approximately $11.3 million was used to pay certain transaction expenses in accordance with the Business Combination Agreement.

Amended & Restated Registration Rights Agreement

At the Closing, the Company, CWAM LC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain other holders of shares of Common Stock entered into the Amended & Restated Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides these holders (and their permitted transferees) with the right to require the Company, at the Company’s expense, to register the Common Stock that they hold, on customary terms, including customary demand and piggyback registration rights. The Registration Rights Agreement also provides that the Company pay certain expenses of the electing holders relating to such registration and indemnify them against liabilities that may arise under the Securities Act of 1933, as amended (the “Securities Act”).

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended & Restated Investor Rights Agreement

In connection with the Closing, the Company, certain Innventure Members (the “Founding Investors”) and other parties entered into the Amended & Restated Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company agreed to grant the Founding Investors certain rights with respect to nomination of the directors of the Company’s board of directors (the “Board”), as further described below.

Pursuant to the Investor Rights Agreement, at each annual meeting or special meeting of stockholders of the Company at which directors are to be elected, the Founding Investors will have the right to nominate for election to the Board a number of nominees (“Founding Investor Nominees”). The number of Founding Investor Nominees with respect to any meeting of stockholders at which directors are to be elected will be as follows:

•	up to seven (7) directors, so long as the Founding Investors beneficially own greater than 70% of the outstanding shares of Common Stock;

•	up to six (6) directors, so long as the Founding Investors beneficially own more than 50%, but less than 70%, of the outstanding shares of Common Stock;

•	up to four (4) directors, so long as the Founding Investors beneficially own at least 40%, but less than 50%, of the outstanding shares of Common Stock;

•	up to three (3) directors, so long as the Founding Investors beneficially own at least 20%, but less than 40%, of the outstanding shares of Common Stock; and

•	up to two (2) director, so long as the Founding Investors beneficially own at least 5%, but less than 20%, of the outstanding common shares of the Company.

In the event that the size of the Board is increased or decreased to a number of authorized directors other than nine (9), the Founding Investors’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. In the event that a vacancy is created on the Board by the death, disability, resignation or removal of a Founding Investor Nominee, the Founding Investors will be entitled to designate an individual to fill the vacancy. At the time of the Closing, the Founding Investors will have the right to nominate for election to the Board four (4) Founding Investor Nominees.

The foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Sponsor Support Agreement

As previously disclosed, in connection with the execution of the Business Combination Agreement, Learn CW, Innventure and the Sponsor entered into a Sponsor Support Agreement, which was subsequently modified by the previously disclosed Side Letter (the “SSA Side Letter”) entered into on September 24, 2024 by and among Learn CW, Innventure, Holdco, LCW Merger Sub and Innventure Merger Sub (as modified, the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, at the Closing (i) the Sponsor forfeited 750,000 Learn CW Class B Ordinary Shares (as defined in the Definitive Proxy Statement); (ii) the Sponsor received 1,880,000 At Risk Holdco Shares (as defined in the Sponsor Support Agreement) which are subject to forfeiture to the extent the Additional Funds (as defined in the Sponsor Support Agreement) are less than $50 million (before financing fees and transaction expenses) as further described in the Sponsor Support Agreement as modified by the SSA Side Letter; and (iii) the Sponsor received an additional approximately 344,866 shares of Common Stock at the Closing (the “Sponsor Earnout Shares”), which are subject to vesting and forfeiture conditions following the Closing.

The Sponsor Earnout Shares will vest upon the achievement of the Milestones (as defined in the Sponsor Support Agreement), and will also be deemed vested if, prior to the expiration of the Vesting Period, there is (i) a Change of Control (as defined in the Business Combination Agreement) of the Company or (ii) VWAP Completion Event. If the Sponsor Earnout Shares shall not have vested pursuant to the foregoing prior to the expiration of the Vesting Period, the Sponsor Earnout Shares shall be deemed forfeited by the Sponsor and be cancelled by the Company for no further consideration. Pursuant to the previously disclosed SSA Side Letter, the VWAP Completion Event (as defined in the Sponsor Support Agreement) is deemed to have been satisfied in full with respect to the retained At Risk Sponsor Shares.

The foregoing summary of the Sponsor Support Agreement is qualified in its entirety by reference to the text of the Sponsor Support Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Member Support Agreement

In connection with the execution of the Business Combination Agreement, certain Innventure Members entered into a Member Support Agreement (the “Member Support Agreement”) with Learn CW, HoldCo, and Innventure, pursuant to which such Innventure Members agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be subject to a 180-day lock-up period following the Closing with respect to any shares of Holdco Common Stock received as consideration in the Transaction and (iii) be bound by certain other covenants and agreements related to the Transactions.

Pursuant to a Waiver and Consent entered into on October 2, 2024, by and among, Learn CW, Holdco and Innventure (the “Waiver and Consent”), each of Learn CW and Holdco agreed to waive the Member Support Agreement lock-up with respect to 10% of the shares of Common Stock received by the Innventure Members (excluding all directors and officers or expected directors and officers of the Company, Innventure or their affiliates).

The foregoing summary of each of the Member Support Agreement and Waiver and Consent is qualified in its entirety by reference to the text of the Sponsor Support Agreement and Waiver and Consent, which are included as Exhibit 10.6 and Exhibit 10.10 to this Current Report on Form 8-K and are incorporated herein by reference.

Indemnification Agreements

At the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing summary of the indemnification agreements is qualified in its entirety by reference to the text of the indemnification agreements, a form of which is included as Exhibit 10.7 and is incorporated herein by reference.

Innventure, Inc. 2024 Equity and Incentive Compensation Plan

At the Extraordinary General Meeting, the shareholders of Learn CW adopted and approved the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Equity Plan”). The purpose of the Equity Plan is to allow the Company to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing incentives and rewards for service and/or performance to the Company’s non-employee directors, as well as officers, employees and certain consultants of the Company and its subsidiaries. The material features of the Equity Plan are described in the Form S-4 under the heading “Shareholder Proposal No. 4 – The Equity Plan Proposal” beginning on page 122, and such description is incorporated herein by reference.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Equity Plan, which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Investment Agreement

On September 24, 2024, Holdco entered into an investment agreement with Commonwealth Asset Management LP (together with its assignee, “CWAM LP”), pursuant to which Holdco agreed to issue and sell to CWAM LP an aggregate of 750,000 shares of HoldCo’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), in a private placement, at a price of $10.00 per share of Series B Preferred Stock, resulting in an aggregate purchase price of approximately $7.5 million before deducting fees and other estimated offering expenses, which sale closed on October 2, 2024. CWAM LP is an affiliate of CWAM LC Sponsor LLC, Learn CW’s Sponsor.

On September 27, 2024, HoldCo entered into an investment agreement, substantially in the same form as the investment agreement entered into with CWAM LP (collectively, the “Series B Investment Agreements”), with certain purchasers (together with CWAM LP, the “Series B Investors”), pursuant to which HoldCo agreed to issue and sell to such purchasers an aggregate of 352,000 shares of Series B Preferred Stock in a private placement, at a price of $10.00 per share of Series B Preferred Stock (together with the financing with CWAM LP, the “Series B Preferred Stock Financing”).  The Series B Preferred Stock Financing closed concurrently with the consummation of the Business Combination and Holdco sold, in total, 1,102,000 shares of Series B Preferred Stock providing Holdco with approximately $11.0 million of gross proceeds before deducting fees and other estimated offering expenses.

The Series B Investment Agreements contain customary representations, warranties, and covenants by the parties, including certain indemnification obligations of the Series B Investors.  The representations, warranties, and covenants contained in the Series B Investment Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Series B Investment Agreements and are subject to limitations agreed upon by contracting parties.  Accordingly, the form of the Series B Investment Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Series B Investment Agreement and not to provide investors with any other factual information regarding Holdco or its business and should be read in conjunction with the disclosures in Holdco’s periodic reports and other filings with the Securities and Exchange Commission (the “Commission”).

As part of the Series B Investment Agreements, Holdco is required to prepare and file a registration statement with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Common Stock issuable upon conversion of Series B Preferred Stock within 120 days from the original issuance date.

Pursuant to the Series B Preferred Certificate of Designations (as defined below), the shares of Series B Preferred Stock have a maturity date five years after the Closing Date and accrue a return equal to 8% per annum (the “Return”), payable on the last day of each quarter in-kind. Shares of Series B Preferred Stock are subject to (i) a mandatory conversion on the date that is five years after original issuance (the “Maturity Date”) and (ii) an optional conversion, at the election of the holder, at any time prior to the Maturity Date upon the effectiveness of a registration statement by the Company registering the underlying shares of Common Stock issuable upon conversion. The number of shares of Common Stock that each holder of Series B Preferred Stock will receive upon conversion of all of such holder’s shares of Series B Preferred Stock will be the number of shares equal to the Series B Conversion Rate (as defined below) multiplied by the number of shares of Series B Preferred Stock held by such holder (subject to a threshold amount). No fractional shares shall be issued upon the exercise of any conversion right. Any fractional shares that a holder would otherwise be entitled to will be rounded up to the next whole share. The “Series B Conversion Rate” means a fraction whose numerator is the Original Issue Price, which is $10.00 per share of Series B Preferred Stock, and whose denominator is the lesser of (i) the Reset Conversion Price or (ii) $12.50. The “Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-trading day volume-weighted average closing price of the Holdco Common Stock.

The foregoing description of the Series B Investment Agreements and the Series B Certificate of Designations are subject to and qualified in their entirety by reference to a form of the Series B Investment Agreement, which is filed as Exhibit 10.9, and the Series B Certificate of Designations, which is filed as Exhibit 3.3, to this Current Report on Form 8-K and is incorporated herein by reference.

FORM 10 INFORMATION

Forward Looking Statements

This Current Report on Form 8-K, including the information incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the parties or the parties’ respective management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including the Business Combination, the anticipated benefits of the Business Combination described herein, including revenue growth and financial performance, product expansion and services, and the financial condition, results of operations, earnings outlook and prospects of the Company. Any statements contained herein that are not statements of historical fact are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this current report are based on the current expectations and beliefs of the management of the Company in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those discussed and identified in the public filings made or to be made with the SEC by Learn CW, including in the final prospectus relating to Learn CW’s initial public offering, which was filed with the SEC on October 12, 2021 under the heading “Risk Factors,” or made or to be made by the Company, including in the Form S-4, which was filed in connection with the Business Combination and has been declared effective by the SEC, and the Definitive Proxy Statement which was mailed to the Learn CW shareholders and sent to the unitholders of Innventure. These risks and uncertainties include:

•
expectations regarding the Company’s strategies and future financial performance, including its future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, product and service acceptance, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives;

•	the implementation, market acceptance and success of the Company’s business model and growth strategy;

•	the Company’s future capital requirements and sources and uses of cash;

•	that the Company will have sufficient capital following the completion of the Business Combination to operate as anticipated;

•	the Company’s ability to obtain funding for its operations and future growth;

•	developments and projections relating to the Company’s competitors and industry;

•	the outcome of any legal proceedings that may be instituted against the Company in connection with the completion of the Business Combination;

•	the Company’s ability to successfully find future opportunities to license or acquire breakthrough technology solutions from multinational corporations (“MNCs”);

•
the risk that the Company may be deemed to be an investment company under the Investment Company Act, which would impose burdensome compliance requirements and restrictions on its activities, which may make it difficult to operate or to execute its growth plans;

•	the Company’s ability to satisfy the requirements imposed by MNC partners or to avoid disagreements with those MNC partners;

•	the ability of the Company’s subsidiary, AeroFlexx, LLC (“AFX”), to continue to rely on its single facility for all of its operations;

•	The ability of AFX’s suppliers to continue to deliver necessary raw materials or other components of its products in a timely manner and to specification;

•	AFX’s target customers, who are subject to cyclical downturns, continuing to achieve success or maintain market share;

•	AFX’s ability to establish substantial commercial sales of its products;

•	AFX ability to meet, and to continue to meet, applicable regulatory requirements for the use of AFX’s products in food grade applications;

•	the ability of the Company’s subsidiary, Accelsius Holdings LLC (“Accelsius”), to scale its operations;

•	the markets adoption, including customers and potential investors, of the viability and benefits of Accelsius’ cooling products;

•	the potential for future regulatory scrutiny associated with Accelsius’ cooling due to their use of working fluid refrigerants that contain fluorine;

•
the Company’s ability to sufficiently protect the intellectual property rights of itself and its subsidiaries, and to avoid or resolve in a timely and cost-effective manner any disputes that may arise from time to time relating to its use of the intellectual property of third parties;

•	the risk of a cyber-attack or a failure of the Company’s information technology and data security infrastructure occurring that adversely affects the Company’s business and operations;

•	the ability to recognize the anticipated benefits of the Business Combination;

•	unexpected costs related to the business combination;

•	limited liquidity and trading of the Company’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	operational risks related to the Company’s subsidiaries that have limited or no operating history.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this Current Report are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Business

The business of the Company after the Business Combination is described in the Form S-4 under the heading “Information About Innventure” beginning on page 164 and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Form S-4 under the headings “Summary––Risk Factors” and “Risk Factors” beginning on pages 23 and 25, respectively, and are incorporated herein by reference.

Financial Information

Financial Statements

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company and Learn CW. Reference is further made to the disclosure contained in the Form S-4 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure” beginning on page 182, which is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The disclosure contained in the Form S-4 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure” beginning on page 182 is incorporated herein by reference.

Properties

The facilities of the Company are described in the Form S-4 in the sections entitled “Information About Innventure––Properties and Corporate Information” beginning on page 171, and such description is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of shares of Common Stock immediately following the consummation of the Business Combination for:

•	each person known to us to be the beneficial owner of more than 5% of the shares of Common Stock;

•	each named executive officer and director of the Company; and

•	all executive officers and directors as a group.

The following table is based on 44,602,673 shares of Common Stock outstanding as of October 2, 2024, after giving effect to all the transactions in connection with the Business Combination. In addition, the beneficial ownership presented below: (i) does not include Company Earnout Shares that the Innventure Members have the right to receive upon the achievement of any of the Milestones; and (ii) does not include the Sponsor Earnout Shares that the Sponsor received at Closing, subject to transfer restrictions and eventual forfeit if the Milestones are not achieved within seven years; but does include the At Risk Sponsor Shares that the Sponsor received at Closing, subject to forfeiture if the requisite amount of Additional Funds are not received, as further described in the Sponsor Support Agreement as modified by the SSA Side Letter.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or the right to acquire any such power within 60 days. Shares of Common Stock which a person or group has a right to acquire within 60 days following the Closing Date pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are also deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated by footnote, (i) the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and (ii) the address of each person is c/o Innventure Inc., 6900 Tavistock Lakes Blvd, Suite 400 Orlando, FL 32827.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage
Executive Officers and Directors
Roland Austrup	812,482	1.82%
James O. Donnally(1)	4,670,237	10.47%
Gregory W. Haskell	705,655	1.58%
Michael Otworth	2,552,625	5.72%
John Scott	1,531,795	3.43%
David Yablunosky	31,630	*
Suzanne Niemeyer	0	*
Bruce Brown	0	*
Elizabeth Williams	0	*
Daniel J. Hennessy	1,170,262	2.62%
Michael Amalfitano	0	*
Five Percent Holders
WE-INN LLC(2)	8,697,656	19.50%
Ascent X Innventure TC, A Series of Ascent X Innventure, LP(3)	3,167,810	7.10%
All Executive Officers and Directors of Holdco as a Group (11 Individuals)	11,474,686	25.73%
* Less than one percent.

(1)
Consists of (i) 1,405,664 shares of Common Stock held by the James O. Donnally Revocable Trust over which Mr. Donnally has sole voting and investment power, (ii) 711,717 shares of Common Stock held by the Glockner Family Venture Fund, LP (the “Glockner Family Venture Fund”) over which Mr. Donnally may be deemed to have shared voting and investment power as managing member of Bellringer Consulting Group LLC, the general partner of Glockner Family Venture Fund, and (iii) 2,552,856 shares of Common Stock that may be deemed to be beneficially owned by Mr. Donnally, which shares are held by certain trusts, including (a) 132,753 shares held by the Barbara G. Glockner Trust, for the benefit of Joseph C. Glockner; (b) 132,753 shares held by the Barbara G. Glockner Trust, for the benefit of Michael P. Glockner; (c) 132,753 shares held by the Barbara G. Glockner Trust, for the benefit of Timothy E. Glockner; (d) 700,822 shares held by the Joseph C. Glockner Revocable Trust; (e) 700,822 shares held by Michael P. Glockner Revocable Trust; (vii) 700,822 shares held by the Timothy E. Glockner Revocable Trust; (f) 3,715 shares held by the Andrew M. Glockner Revocable Trust; and (g) 48,416 shares held by the Barbara G. Glockner Revocable Trust, each of which has three trustees, Timothy Glockner, James Donnally, and Theresa Laxton, Mr. Donnally’s spouse, with shared voting power. Timothy Glockner has a life estate interest in the Barbara G. Glockner Trust fbo Timothy E. Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Timothy E. Glockner are the issue of Timothy Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Joseph C. Glockner are the issue of Joseph C. Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Michael P. Glockner are the issue of Michael P. Glockner.

(2)	Greg Wasson has voting and investment power over the securities held by WE-INN LLC.

(3)
Ascent X Innventure TC, A Series of Ascent X Innventure, LP is a limited partnership (“Ascent”). Voting and investment power over the shares held by Ascent is exercised by Jonathan Loeffler and Mark Pomeroy Jr. The address for Ascent is 5956 Sherry Lane, 20th Floor, Dallas, Texas 75225.

Directors and Executive Officers

The disclosure contained in the Form S-4 under the heading “Management and Governance of Holdco After the Business Combination” beginning on page 199 is incorporated herein by reference.

Executive Compensation

The disclosure contained in the Form S-4 under the heading “Executive and Director Compensation of Innventure” beginning on page 194 is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of Learn CW and Innventure are described in the Form S-4 under the heading “Certain Relationships and Related Person Transactions” beginning on page 210, and that information is incorporated herein by reference.

The information set forth above in Item 2.01 of this Current Report entitled “Investment Agreement” is incorporated herein by reference.

On October 1, 2024, the Company and the Glockner Family Venture Fund amended and restated the Glockner Bridge Note (as defined in the Definite Proxy Statement) (as amended, the “A&R Glockner Bridge Note”). The A&R Glockner Bridge Note was issued in the principal amount of $10,000,000 and such borrowings are due upon the earlier of January 31, 2025 and the first business day following the date on which the Company has sufficient capital to be able to repay all amounts outstanding under such note and otherwise meet its expected working capital needs, as determined by the Company in its reasonable discretion. From and after the issuance date of the A&R Glockner Bridge Note, such note will bear interest at 15.99% per annum, payable in arrears on the first business day of each calendar month, beginning on November 1, 2024. In the event of a failure to pay any amount due under the A&R Glockner Bridge Note, such failure will not constitute an event of default unless certain other conditions are met. The Company agreed to pay, on or around October 1, 2024, the Glockner Family Venture Fund (as defined in the Definitive Proxy Statement) $1,000,000 as a loan fee. As described above, Mr. Donnally serves as the managing member of the Glockner Family Venture Fund’s general partner, Bellringer Consulting Group LLC.

On October 1, 2024, the Company and Dr. John Scott agreed to amend and restate the Scott Bridge Note (as defined in the Definitive Proxy Statement and, as amended, the “A&R Scott Bridge Note”). The A&R Scott Bridge Note was reissued in the principal amount of $1,000,000 and such borrowings are due at maturity on January 31, 2025. From August 22, 2024 to but excluding October 1, 2024, interest on the A&R Scott Bridge Note accrued at a rate of 11.5% per annum, and from and after October 1, 2024, interest on the A&R Scott Bridge Note accrued at a rate of 13.5% per annum. In the event of a failure to pay any amount due under the A&R Scott Bridge Note, such failure will not constitute an event of default unless certain other conditions are met. The Company agreed to pay, on or around October 1, 2024, Dr. John Scott, the Company’s Chief Strategy Officer, $1,000,000 under the Scott Bridge Note (as defined in the Definitive Proxy Statement).

The foregoing summaries of the A&R Glockner Bridge Note and the A&R Scott Bridge Note are qualified in their entirety by reference to the text of each of the A&R Glockner Bridge Note and the A&R Scott Bridge Note, which are included as Exhibits 10.11 and 10.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Form S-4 titled “Information About Innventure––Legal Proceedings” beginning on page 181, and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s shares of Common Stock began trading on Nasdaq under the symbol “INV” on October 3, 2024.  While the Company intended for the Warrants to trade on Nasdaq, and expected them to, ultimately there was not a sufficient number of holders to meet the applicable Nasdaq requirements. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. The Warrants will become exercisable on November 1, 2024 and will expire on October 2, 2029 or earlier upon redemption or liquidation. The public units of Learn CW automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Holders

On October 3, 2024, there were 218 holders of record of shares of Common Stock.

Dividends

The Company has not paid any cash dividends on its shares of Common Stock to date. It is the present intention of the Board to retain future earnings for the development, operation and expansion of its business, and the Board does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of the Board and will be contingent upon the Company’s future revenues and earnings, as well as its capital requirements and general financial condition.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of shares of Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), of the Company in connection with the Business Combination, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Except as set forth below, the disclosure contained in the Form S-4 under the heading “Description of Holdco Securities” beginning on page 219 is incorporated herein by reference.

Authorized Capital Stock

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. Of the 25,000,000 shares of preferred stock authorized by the Amended and Restated Certificate of Incorporation, the Company’s Board has designated 3,000,000 shares as “Series B Preferred Stock” on the Closing Date. The Series B Certificate of Designations filed with the Delaware Secretary of State for the Series B Preferred Stock established the following voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of such Series B Preferred Stock, which are described in more detail under “Series B Preferred Stock” below.

Series A Preferred Stock

The Company’s Board did not designate any shares of “Series A Preferred Stock” on the Closing Date. Should the Company’s Board decide to designate and issue any shares of “Series A Preferred Stock” in the future, it will file a certificate of designations with the Delaware Secretary of State for the Series A Preferred Stock which will establish the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of any such Series A Preferred Stock if and when issued.

Series B Preferred Stock

Ranking

With respect to payment of dividends, the Series B Preferred Stock shall rank senior in priority of payment to all Junior Stock and Parity Stock in any liquidation, dissolution, winding up or distribution of Holdco, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of Holdco. With respect to (a) distribution of assets and (b) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series B Preferred Stock shall rank pari passu in priority of payment to all Parity Stock and senior in priority of payment to all Junior Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company.

“Junior Stock” means (i) Holdco Common Stock and (ii) any other preferred stock, other than the Series A Preferred Stock, if issued, and any other equity interest of Holdco, in each case which by its terms ranks junior to the Series B Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Parity Stock” means the Series A Preferred Stock, if issued, and any equity interest of Holdco hereinafter created which by its terms ranks pari passu with the Series B Preferred Stock.

Dividends

The Series B Preferred Stock will carry an annual 8.0% cumulative dividend, which will be paid prior to and in preference over any Junior Stock or Parity Stock.  On the last day of the last quarter in each fiscal year of Holdco such dividends will be made as a payment in kind.

Voting Rights

Per each whole share of Series B Preferred Stock, the holders of Series B Preferred Stock will be entitled to cast the number of votes equal to (i) the Original Issue Price, which is $10.00, divided by (ii) the Minimum Price (which shall have the meaning assigned in Nasdaq Listing Rule 5635(d)) of Holdco Common Stock as of the initial issue date of the Series B Preferred Stock and will vote with the holders of Holdco Common Stock as a single class and on an as-converted basis, except as provided by law or applicable Nasdaq Listing Rules.

Mandatory Conversion at the Company’s Option

On the date that is the fifth anniversary of the initial issuance date of the Series B Preferred Stock, all shares of Series B Preferred Stock will be converted into shares of Holdco Common Stock.

Optional Conversion at the Holder’s Option

Holders of Series B Preferred Stock may convert all of their respective shares of Series B Preferred Stock into shares of Holdco Common Stock upon the effectiveness of a registration statement to be filed by Holdco providing for the resale of the shares of Holdco Common Stock issuable upon conversion of shares of Series B Preferred Stock.

Conversion Rate

The number of shares of Holdco Common Stock that each holder of Series B Preferred Stock will receive upon conversion of all of such holder’s shares of Series B Preferred Stock will be the number of shares equal to the Series B Conversion Rate (as defined below) multiplied by the number of shares of Series B Preferred Stock held by such holder (subject to a threshold amount). No fractional shares shall be issued upon the exercise of any conversion right. Any fractional shares that a holder would otherwise be entitled to will be rounded up to the next whole share.

“Series B Conversion Rate” means a fraction whose numerator is the Original Issue Price, which is $10.00 per share of Series B Preferred Stock, and whose denominator is the lesser of (i) the Reset Conversion Price or (ii) $12.50.

“Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-trading day volume-weighted average closing price of the Holdco Common Stock.

Adjustments

Holders of Series B Preferred Stock will have rights to certain adjustments for stock dividends stock splits and rights in connection with certain subsequent rights offerings.

This summary of the Series B Preferred Stock is subject to and qualified in its entirety by reference to the Series B Preferred Stock Certificate of Designations, which is included as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Further information about the indemnification of the Company’s directors and executive officers is set forth in the Form S-4 in the section titled “Description of Holdco Securities—Limitations on Liability and Indemnification of Officers and Directors” beginning on page 227, and that information is incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 2, 2024, in connection with the consummation of the Business Combination, the Company issued 1,102,000 shares of Series B Preferred Stock as unregistered securities to the Series B Investors listed on Schedule I of the Investment Agreement for an aggregate purchase price of approximately $11.0 million before deducting fees and other estimated offering expenses.

The Company issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act in reliance on the exemption afforded by Section 4(a)(2) thereof or Regulation D promulgated under the Securities Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

At the Extraordinary General Meeting, Learn CW’s shareholders considered and approved, among other things, the proposals set forth in the Definitive Proxy Statement in the section entitled “Shareholder Proposal No .3—The Non-Binding Governance Proposals” beginning on page 118 (the “Governance Proposals”), and that information is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Business Combination, the Company adopted the Amended and Restated Certificate of Incorporation of Innventure, Inc. (as amended and restated, the “Charter”) and the By-laws of Innventure, Inc. (as amended and restated, the “By-laws”).  The Charter became effective upon filing with the Secretary of State of the State of Delaware on October 2, 2024 and includes the amendments proposed by the Governance Proposals. Pursuant to the Waiver and Consent, each of Learn CW and Holdco also agreed to waive the Charter lock-up with respect to 10% of the shares of Common Stock received by the Innventure Members (excluding all directors and officers or expected directors and officers of the Company, Innventure or their affiliates).

On the Closing Date, in connection with the consummation of the Business Combination, the Company filed a certificate of designations relating to the Series B Preferred Stock (the “Series B Preferred Stock Certificate of Designations”).  The Series B Preferred Stock Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware on October 2, 2024.

Pursuant to the Charter and the Series B Preferred Stock Certificate of Designations, there are 250,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.0001 per share, authorized, of which 3,000,000 of the shares of preferred stock are designated as Series B Preferred Stock.  The disclosure set forth in the section entitled “Description of Holdco Securities” beginning on page 219 of the Form S-4 is incorporated herein by reference as modified by the information set forth above in the section entitled “Form 10 Information—Description of Registrant’s Securities to be Registered.”

The foregoing descriptions of the Charter, By-laws, and Series B Preferred Stock Certificate of Designations are subject to and qualified in their entirety by the terms of the Charter, By-laws, and Series B Preferred Stock Certificate of Designations, which are filed hereto as Exhibits 3.1, 3.2, and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company’s shares of Common Stock are listed for trading on Nasdaq under the symbol “INV.” While the Company intended for the Warrants to trade on Nasdaq, and expected them to, ultimately there was not a sufficient number of holders to meet the applicable Nasdaq requirements. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. The Warrants will become exercisable on November 1, 2024 and will expire on October 2, 2029 or earlier upon redemption or liquidation. The public units of Learn CW automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Item 4.01	Changes in Registrant's Certifying Accountant.

On October 2, 2024, in connection with the consummation of the Business Combination, the audit committee of the Board approved the appointment of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm, subject to satisfactory completion of their client acceptance procedures. BDO served as Innventure’s independent registered public accounting firm prior to the Business Combination. Accordingly, the Company intends to dismiss Marcum, LLP (“Marcum”) following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 (the “Effective Time”).

The reports of Marcum on Learn CW’s balance sheets as of December 31, 2023 and 2022 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022 and the related notes (collectively referred to as the “Learn CW financial statements”) did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The reports of Marcum on the Learn CW financial statements contained an explanatory paragraph which noted that there was substantial doubt as to Learn CW’s ability to continue as a going concern as Learn CW had no approved plan in place to extend the business combination deadline and fund operations for any period of time after October 13, 2024, in the event that it was unable to complete a business combination by that date.

During the years ended December 31, 2023 and 2022, and the subsequent interim period through October 2, 2024, there were no (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2023 and 2022, and the subsequent interim period through October 2, 2024, neither Learn CW nor anyone on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Learn CW’s financial statements, and neither a written report nor oral advice was provided to Learn CW that BDO concluded was an important factor considered by Learn CW in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

The Company has provided Marcum with a copy of the above disclosures, and Marcum has furnished the Company with a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Marcum’s letter, dated October 8, 2024, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure in the Definitive Proxy Statement in the section titled “Proposal No. 1—The Business Combination Proposal,” which is incorporated herein by reference. Reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 44,602,673 shares of Common Stock outstanding. As of such time, our executive officers and directors and their affiliated entities held approximately 26% of our outstanding shares of Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing of the Business Combination, on October 2, 2024 Robert Hutter ceased to serve as a member of the Board, and each of Gregory W. Haskell, Michael Otworth, David Yablunosky, Suzanne Niemeyer, James O. Donnally, Bruce Brown, Elizabeth Williams, Daniel J. Hennessy, and Michael Amalfitano were appointed to the Board. Following the adoption of the Charter, the Board designated the directors to the classes and to the committees set forth in the Definitive Proxy Statement under the headings “Management and Governance of HoldCo after the Business Combination––Executive Officers and Directors After the Business Combination” beginning on page 199 and “Management and Governance of HoldCo after the Business Combination––Board Committees” beginning on page 203, which disclosure is incorporated herein by reference.

Following receipt of shareholder approval on September 30, 2024, on October 2, 2024, in connection with the consummation of the Business Combination, the Company adopted the Equity Plan. The information contained in Item 1.01 and Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.

The Company’s current directors and officers are described in the Form S-4 under the heading “Management and Governance of Holdco After the Business Combination” beginning on page 199, which disclosure is incorporated by reference herein. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 to this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on October 2, 2024, the Board approved and adopted a new code of conduct applicable to all employees, officers and directors of the Company (the “Code of Conduct”).  A copy of the Code of Conduct can be found on the Company’s website, ir.innventure.com, under the “Governance” section.  The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

The foregoing summary of the Code of Conduct policy is qualified in its entirety by reference to the full text of the Code of Conduct, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

On October 2, 2024, as a result of the consummation of the Business Combination, each of Learn CW and Holdco ceased to be a shell company. The material terms of the Business Combination are described in the Form S-4 in the section entitled “Shareholder Proposal No. 1 – The Business Combination Proposal” beginning on page 80, which is incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Learn CW as of and for the years ended December 31, 2023 and 2022, and the related notes thereto are included in the Form S-4, beginning on page F-21 thereof, and are incorporated herein by reference. The audited financial statements of Innventure as of and for the years ended December 31, 2023 and 2022, and the related notes thereto are included in the Form S-4, beginning on page F-57 thereof, and are incorporated herein by reference.

The unaudited financial statements of Learn CW as of and for the three and six months ended June 30, 2024 and 2023 and the related notes thereto are included in the Form S-4, beginning on page F-2 thereof, and are incorporated herein by reference. The unaudited financial statements of Innventure as of and for the six months ended June 30, 2024 and 2023 and the related notes thereto are included in the Form S-4, beginning on page F-41 thereof, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1+
Business Combination Agreement, dated as of October 24, 2023, by and among Learn SPAC Holdco, Inc., Learn CW Investment Corporation, LCW Merger Sub, Inc., Innventure LLC and Innventure Merger Sub, LLC (incorporated by reference to Annex A to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).

3.1*	Amended and Restated Certificate of Incorporation of Innventure, Inc., filed with the Secretary of State of Delaware on October 2, 2024.
3.2*	By-laws of Innventure, Inc.
3.3*^	Certificate of Designation of Series B Preferred Stock, dated October 2, 2024, of Innventure, Inc.
10.1
Warrant Agreement, dated October 12, 2021, between Learn CW Investment Corporation and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to Learn CW Investment Corporation’s Current Report on Form 8-K filed with the SEC on October 14, 2021).

10.2*
Warrant Assumption Agreement, dated October 2, 2024, by and among Learn CW Investment Corporation, Innventure, Inc. (f/k/a Learn SPAC HoldCo, Inc.) and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Stock Company, LLC), as warrant agent.

10.3*
Amended and Restated Registration Rights Agreement, dated October 2, 2024, by and among Innventure, Inc., Learn CW Investment Corporation, CWAM LC Sponsor LLC and the undersigned parties listed thereto.

10.4*	Amended & Restated Investor Rights Agreement, dated October 2, 2024, by and among Innventure, Inc., and the undersigned parties listed thereto.
10.5
Sponsor Support Agreement, dated October 24, 2023, by and between Learn CW Investment Corporation, Innventure LLC and CWAM LC Sponsor LLC (incorporated by reference to Annex C to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).

10.6
Member Support Agreement, dated October 24, 2023, by and among Learn CW Investment Corporation, Learn SPAC Holdco, Inc., Innventure LLC and the Innventure Members party thereto (incorporated by reference to Annex D to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).

10.7*#	Form of Indemnification Agreement.
10.8#	Innventure, Inc. 2024 Equity and Incentive Compensation Plan (incorporated by reference to Annex K to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).
10.9*^	Form of Investment Agreement by and among Innventure, Inc. and the purchasers listed on Schedule I thereto.

10.10*	Waiver and Consent entered into on October 2, 2024, by and among, Learn CW, Holdco and Innventure
10.11*	A&R Glockner Bridge Note, dated October 1, 2024, by and between Innventure, LLC and the Glockner Family Venture Fund, LP
10.12*	A&R Scott Bridge Note, dated October 1, 2024, by and between Innventure, LLC and John Scott
14.1*	Code of Conduct.
16.1*	Letter of Marcum LLP.
21.1*	List of Subsidiaries.
99.1*
Unaudited pro forma condensed combined balance sheet as of June 30, 2024 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Innventure, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Filed herewith.
^	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Innventure, Inc. agrees to furnish a copy of any omitted schedule to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

October 8, 2024	By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INNVENTURE, INC.

Innventure Inc., (f/k/a Learn SPAC HoldCo, Inc.), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.         The name of the corporation is Innventure, Inc. (the “Corporation”). The Corporation was originally incorporated under the name Learn SPAC HoldCo, Inc. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on October 9, 2023.

B.          This amended and restated certificate of incorporation (this “Certificate of Incorporation”) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended and supplemented (the “DGCL”), restates and amends the provisions of the Corporation’s certificate of incorporation and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

C.           The text of the certificate of incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Innventure, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Dr., Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Without limiting the generality of the foregoing, those activities include: (i) investing in securities of Innventure LLC, a Delaware limited liability company, or any successor entities thereto (“Innventure”), and any of its subsidiaries; (ii) exercising all rights, powers, privileges and other incidents of ownership or possession with respect to the Corporation’s assets, including managing, holding, selling and disposing of such assets; and (iii) engaging in any other activities incidental or ancillary thereto.

ARTICLE IV

Section 4.1        Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is 275,000,000 shares, consisting of 250,000,000 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”), and 25,000,000 shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).

Section 4.2         Number of Authorized Shares. The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of all of the outstanding shares of capital stock of the Corporation entitled to vote on such increase or decrease, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a separate vote of holders of the Common Stock or Preferred Stock is required pursuant to the terms of any Preferred Stock Designation (as defined below). Notwithstanding the immediately preceding sentence, the number of authorized shares of the Common Stock may not be decreased below the number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock.

Section 4.3         Preferred Stock. Subject to any limitations prescribed by law, the board of directors of the Corporation (the “Board of Directors”) is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, including “blank check” preferred stock. The issuance of Preferred Stock as set forth in the preceding sentence shall be accomplished by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate shall be referred to as a “Preferred Stock Designation”), to: (i) establish from time to time the number of shares to be included in each such series; and (ii) fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such preferred shares. Without limitation, those rights, designations and preferences shall include the authority to fix the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock, or any of them and to increase or decrease the number of shares of any series so created (except where otherwise provided in the Preferred Stock Designation), subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series (except where otherwise provided in the Preferred Stock Designation). There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. The several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a duly authorized committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock.

Section 4.4          Common Stock. The powers, preferences and rights of the Common Stock and the qualifications, limitations or restrictions thereof are as follows:

(a)         Voting Rights. Except as otherwise required by law: Each share of Common Stock shall entitle the record holder as of the applicable record date to one (1) vote

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per share in person or by proxy on all matters submitted to a vote of the holders of Common Stock. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law or this Certificate of Incorporation, and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL. Except as otherwise required by law or this Certificate of Incorporation, the holders of shares of Common Stock shall vote together as a single class with such holders of Preferred Stock if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock.

(b)         Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends (and other distributions of cash, stock or property), such holders of Common Stock shall be entitled to the payment of dividends (and other distributions of cash, stock or property) ratably in proportion to the number of shares held by each such stockholder when, as and if declared by the Board of Directors in its discretion from time to time in accordance with applicable law.

(c)       Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to payments in liquidation shall be entitled, the remaining assets and funds of the Corporation available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Common Stock in proportion to the number of shares held by each such stockholder.

(d)       Transfers. Subject to applicable law and any transfer restrictions set forth in the By-laws of the Corporation, as may be amended from time to time (the “By-laws”), or this Certificate of Incorporation, shares of Common Stock and the rights and obligations associated therewith shall be fully transferable.

Section 4.5         Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares or other securities at least as many shares of Common Stock or other securities equal to: (i) the number of shares of Common Stock issuable upon the conversion of the then-outstanding shares of convertible preferred stock of the Corporation, if any.

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Section 4.6          Lock-Up.

(a)       Subject to Section 4.6(b), the holders (the “Lock-up Holders”) of Common Stock (the “Lock-up Shares”) issued as consideration (including any Earnout Shares, as defined in the Business Combination Agreement (as defined below)) to former holders of membership interests, warrants or other equity interests of Innventure LLC, a Delaware limited liability company (“Innventure”), may not Transfer any Lock-up Shares until the end of the period beginning on the date of the closing of the Transactions (as defined below) and ending on the date of the opening of the first trading window at least 180 days after the closing date of the Transactions (the “Lock-up Period”). As used in this Certificate of Incorporation, (i) “Business Combination Agreement” means the Business Combination Agreement, dated as of October 24, 2023, by and among Learn CW Investment Corporation, a Cayman Islands exempted company (the “SPAC”), Innventure, the Corporation, LCW Merger Sub, Inc., a Delaware corporation, Innventure Merger Sub, LLC, a Delaware limited liability and (ii) “Transactions” means the transactions contemplated by the Business Combination Agreement.

(b)        Notwithstanding the provisions set forth in Section 4.6(a), the Lock-up Holders may Transfer the Lock-up Shares during the Lock-up Period (i) in the case of an individual, (A) by gift to any person related to the Lock-up Holder by blood, marriage, or domestic relationship (“immediate family”), a charitable organization or a trust or other entity formed for estate planning purposes for the benefit of an immediate family member, (B) by will, intestacy or by virtue of laws of descent and distribution upon the death of such individual, or (C) pursuant to a qualified domestic relations order, (ii) in the case of a corporation, limited liability company, partnership, trust or other entity, to any stockholder, member, partner or trust beneficiary as part of a distribution, or to any corporation, partnership or other entity that is an affiliate (as defined in Rule 405 of the Securities Act) of the Lock-up Holder, (iii) in the event of a liquidation, merger, stock or unit exchange or other similar transaction which results in all of the Lock-up Holders having the right to exchange their shares of Common Stock for cash, securities or other property, or (iv) to the Corporation in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock held by such Lock-up Holder in satisfaction of any tax withholding or exercise price obligations through cashless surrender or otherwise, provided that any shares of Common Stock issued upon exercise of such option or other rights shall remain subject to the terms of Section 4.6(a); provided, however, that, in the case of clauses (ii) and (iii), such transferees shall enter into a written agreement agreeing to be bound by the transfer restrictions set forth herein in form and substance reasonably satisfactory to the Corporation; and provided, further, with respect to clauses (ii) and (iii), that any such transfer shall not involve a disposition for value.

(c)        Notwithstanding the other provisions set forth in this Section 4.6 or any other provision contained herein, the Corporation may, with the prior written consent of the SPAC given prior to the closing of the Transactions, determine to waive, amend, or repeal the Lock-up obligations set forth in this Section 4.6, whether in whole or in part.

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(d)         The Lock-up Shares shall carry appropriate legends indicating the restrictions on Transfer imposed by this Section 4.6, including as required by Section 151(f) of the DGCL in respect to uncertificated stock.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Preferred Stock Designation in respect of one or more series of Preferred Stock) or the By-laws, the adoption, amendment or repeal of the By-laws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class.

ARTICLE VI

Section 6.1        Management. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 6.2          Ballot. Elections of directors (each such director, in such capacity, a “Director”) need not be by written ballot unless the By-laws shall so provide.

Section 6.3      Number and Terms of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors which shall constitute the whole Board of Directors shall not be less than seven (7). Within such limit, the number of members of the entire Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the By-laws.

Section 6.4         Newly Created Directorships and Vacancies. Except as otherwise required by law and the separate rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled exclusively by the affirmative vote of a majority of the Directors then in office, even though less than a quorum, or by a sole remaining Director, and not by the stockholders. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified or until such Director’s earlier death, resignation, retirement, disqualification, or removal.

Section 6.5        Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, for as long as this Certificate of Incorporation provides for a classified Board of Directors, any Director, or the entire Board of Directors, may otherwise be removed only for cause by an affirmative vote of at least two-thirds of the total voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting duly called for that purpose.

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Section 6.6          Classified Board. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Directors shall be divided into three classes, with each Director then in office to be designated as a Class I Director, a Class II Director or a Class III Director, with each class to be apportioned as nearly equal in number as practicable. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effectiveness of this Article VI (the “Effective Time”); the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Time; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the Effective Time, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders to be held following their election. Each Director in each such class shall hold office until such Director’s successor is duly elected and qualified, subject to such Director’s earlier death, resignation or removal in accordance with this Certificate of Incorporation. The Board of Directors is authorized to assign each Director already in office at the Effective Time, as well as each Director elected or appointed to a newly created directorship due to an increase in the size of the Board of Directors, to Class I, Class II or Class III. However, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any such additional director of any class elected or appointed to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

Section 6.7         Notwithstanding any of the other provisions of this Article VI, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Preferred Stock Designation, and such Directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms. During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of this Article VI, then upon commencement and for the duration of the period during which such right continues; (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to such provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such Director’s earlier death, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate, and the total authorized number of Directors of the Corporation shall be reduced accordingly.

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ARTICLE VII

Section 7.1         Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be taken by consent of the stockholders in lieu of a meeting). In addition to the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Preferred Stock Designation relating to such series of Preferred Stock. To be valid, any such consent or consents shall: (i) be in writing; (ii) set forth the action to be taken; (iii) be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted; and (iv) be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

Section 7.2         Special Meetings. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President. Except as set forth in the preceding sentence, special meetings shall not be called by any other Person.

Section 7.3          Advance Notice. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting (or any supplement to such notice of meeting).

ARTICLE VIII

Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of at least two-thirds of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal any provision contained in this Certificate of Incorporation. Notwithstanding the foregoing, the affirmative vote of at least a majority of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal any provision contained in Articles I, Article II, and Article III of this Certificate of Incorporation.

ARTICLE IX

No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any

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amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE X

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any Person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XI

Unless a majority of the Board of Directors, acting on behalf of the Corporation consents in writing to the selection of an alternative forum: (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the Chancery Court in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any Person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. This Article XI is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that Person and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

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ARTICLE XII

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Certificate of Incorporation (or any other provision of the By-laws or any agreement entered into by the Corporation), the provisions of this Certificate of Incorporation (including, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Corporation to the fullest extent permitted by law.

To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Certificate of Incorporation, (b) the By-laws and (c) any amendment to this Certificate of Incorporation or the By-laws enacted or adopted in accordance with this Certificate of Incorporation, the By-laws and applicable law.

ARTICLE XIII

Section 13.1       In recognition and anticipation that (i) certain directors, managers, principals, officers, employees and/or other representatives of the Principal Stockholders and their Affiliates may serve as directors, officers or agents of the Corporation, (ii) the Principal Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation or a majority owned subsidiary thereof (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XIII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Principal Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Section 13.2     To the fullest extent permitted by law, none of (i) the Principal Stockholders or any of their Affiliates or (ii) any Non-Employee Director (including any Non-

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Employee Director who serves as an officer of the Corporation in both such Director’s director and officer capacities) or such Director’s Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates. To the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 13.3. Subject to Section 13.3 and to the fullest extent permitted by law, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Corporation or any Affiliate of the Corporation.

Section 13.3       The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 13.2 shall not apply to any such corporate opportunity.

Section 13.4     In addition to and notwithstanding the foregoing provisions of this Article XIII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that: (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake; (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation; or (iii) is one in which the Corporation has no interest or reasonable expectancy.

Section 13.5      Solely for purposes of this Article XIII, “Affiliate” shall mean in respect of any Principal Stockholder, any Person that, directly or indirectly, is controlled by such Principal Stockholder, controls such Principal Stockholder or is under common control with such Principal Stockholder. Affiliate shall include: (a) any principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation); and (b) any funds or vehicles advised by Affiliates of such Principal Stockholder. Solely for purposes of this Article XIII, (x) in respect of a Non-Employee Director, the term “Affiliate” shall include any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation); and (y) in respect of the Corporation, the term “Affiliate” shall include any Person that, directly or indirectly, is controlled by the Corporation.

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Section 13.6        To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.

ARTICLE XIV

Section 14.1        Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meaning:

(a)        “Affiliate” (other than for purposes of Article XIII) means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, whether through one or more intermediaries or otherwise.

(b)        “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. A Person who is the owner of ten percent (10%) or more of the outstanding voting power of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(c)        “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(d)       “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a Person that individually or with or through any of its Affiliates:

(i)          beneficially owns such stock, directly or indirectly; or

(ii)        has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. Notwithstanding the foregoing, a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding. Notwithstanding the foregoing, a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons; or

(iii)      has any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing such stock, with any other Person that beneficially owns, or whose Affiliates beneficially own, directly or indirectly, such stock.

11

(e)         “Person” means any individual, corporation, company, partnership, limited liability company, unincorporated association or other entity or organization.

(f)        “Principal Stockholder” means any stockholder who owns or has the right, directly or indirectly, through any contract, arrangement understanding relationship or otherwise, to vote 10% or more of the shares of capital stock of the Corporation.

(g)         “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(h)         “stock” with respect to any corporation means, capital stock and, with respect to any other entity, any equity interest.

(i)        “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in the foregoing clause (i) or (ii).

(j)         “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this 2nd day of October, 2024.

/s/ Robert Hutter
By:	Robert Hutter
Its:	President

[Signature page to Amended and Restated Certificate of Incorporation of Innventure, Inc.]

Exhibit 3.2

INNVENTURE, INC.

BY-LAWS

Page

ARTICLE I	CORPORATE OFFICERS	1

Section 1.01	Registered Office	1

Section 1.02	Other Offices	1

ARTICLE II	MEETINGS OF STOCKHOLDERS	1

ARTICLE III	BOARD OF DIRECTORS	14

Section 3.01	Powers	14

Section 3.02	Number; Tenure; Qualifications	14

Section 3.03	Election, Qualification and Term of Office of Directors	14

Section 3.04	Resignation and Vacancies	14

Section 3.05	Regular Meetings	15

Section 3.06	Special Meetings	15

Section 3.07	Place of Meetings; Telephonic Meetings	15

Section 3.08	Quorum; Vote Required for Action	15

Section 3.09	Organization	15

-i-

(continued)

		Page

Section 3.10	Action by Unanimous Consent of Directors	16

Section 3.11	Compensation of Directors	16

Section 3.12	Chairperson	16

ARTICLE IV	COMMITTEES	16

Section 4.01	Committees	16

Section 4.02	Committee Minutes	17

Section 4.03	Committee Rules	17

ARTICLE V	OFFICERS	17

Section 5.01	Officers	17

Section 5.02	Appointment of Officers	17

Section 5.03	Subordinate Officer	17

Section 5.04	Removal and Resignation of Officers	18

Section 5.05	Vacancies in Offices	18

Section 5.06	Representation of Shares of Other Entities	18

Section 5.07	Authority and Duties of Officers	18

Section 5.08	Compensation	18

ARTICLE VI	RECORDS	18

Section 6.01	Records	18

ARTICLE VII	GENERAL MATTERS	19

-ii-

(continued)

		Page

Section 7.12	Registered Stockholders	21

Section 7.13	Waiver of Notice	21

ARTICLE VIII	NOTICE	22

Section 8.01	Delivery of Notice; Notice by Electronic Transmission	22

ARTICLE IX	INDEMNIFICATION	23

Section 9.01	Indemnification of Directors and Officers	23

Section 9.02	Indemnification of Others	23

Section 9.03	Prepayment of Expenses	23

Section 9.04	Determination; Claim	23

Section 9.05	Non-Exclusivity of Rights	24

Section 9.06	Insurance	24

Section 9.07	Other Indemnification	24

Section 9.08	Continuation of Indemnification	24

Section 9.09	Amendment or Repeal; Interpretation	24

ARTICLE X	AMENDMENTS	25

ARTICLE XI	DEFINITIONS	26

-iii-

ARTICLE I

CORPORATE OFFICERS

Section 1.01        Registered Office.  The address of the registered office of Innventure Holdings, Inc., a Delaware corporation (the “Corporation”), in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended, restated or otherwise modified from time to time (the “Certificate of Incorporation”).

Section 1.02        Other Offices. The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board of Directors”) may from time to time establish or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01        Place of Meetings.  Meetings of stockholders of the Corporation (the “Stockholders”), may be held at any place, within or without the State of Delaware, as may be designated by or in the manner determined by the Board of Directors. In the absence of such designation, meetings of Stockholders shall be held at the principal executive office of the Corporation. In its sole discretion, the Board of Directors may, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02         Annual Meetings. The annual meeting of Stockholders shall be held for the election of members of the Board of Directors (the “Directors”) at such date and time as may be designated by or in the manner determined by resolution of the Board of Directors from time to time. Any other business as may be properly brought before the annual meeting of Stockholders may be transacted at the annual meeting of Stockholders. The Board of Directors may postpone, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

Section 2.03       Special Meetings. Special meetings of the Stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation. Special meetings of Stockholders validly called in accordance with this Section 2.03 of these By-laws (as the same may be amended, restated or otherwise modified from time to time, these “By-laws”) may be held at such date and time as specified in the applicable notice of such meeting. No business may be transacted at any special meeting of Stockholders other than the business specified in the notice of such meeting. Except in the case of a special meeting of Stockholders called at the request of the Stockholders pursuant to the express terms of the Certificate of Incorporation, the Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of the Stockholders.

Section 2.04         Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting of Stockholders, a notice of the meeting shall be given. The notice shall state: (i) the place, if any, date and hour of the meeting; (ii) the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting; (iii) the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting); and (iv) in the case of a special meeting of the Stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law, the Certificate of Incorporation or these By-laws, the notice of any meeting of Stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at the meeting as of the record date for determining the Stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. In addition, if Stockholders have consented to receive notices by a form of electronic transmission, then such notice shall be deemed to be given when directed to an electronic mail address, respectively, at which the Stockholder has consented to receive notice. If such notice is transmitted by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting, and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the Stockholder. Notice shall be deemed to have been given to all Stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the DGCL.

Section 2.05        Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time by the chairperson of the meeting (or by the Stockholders in accordance with Section 2.06) to reconvene at the same or some other place, if any, and the same or some other time. Notice need not be given to the Stockholders of any such adjourned meeting if the time and place, if any, of such meeting, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting of Stockholders, the Corporation may transact any business that might have been transacted at the original meeting of Stockholders. If the adjournment is for more than 30 days, a notice of the adjourned meeting of Stockholders shall be given to each Stockholder of record entitled to vote at the adjourned meeting of Stockholders. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting of Stockholders. The Board of Directors shall fix a new record date for determining Stockholders entitled to notice of such adjourned meeting of Stockholders in accordance with Section 2.09(a) of these By-laws, and shall give notice of the adjourned meeting of Stockholders to each Stockholder of record entitled to vote at such adjourned meeting of Stockholders as of the record date fixed for notice of such adjourned meeting of Stockholders. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 2.06       Quorum. At any meeting of the Stockholders, the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the

Corporation (“Stock”) entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or these By-laws. In the absence of a quorum, then either (i) the chairperson of the meeting or (ii) the Stockholders by the affirmative vote of a majority of the voting power of the outstanding shares of Stock entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, shall have the power to recess or adjourn the meeting of Stockholders from time to time in the manner provided in Section 2.05 of these By-laws until a quorum is present or represented. At any such recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Where a separate vote by a class or classes or series of Stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of voting power of the shares of such class or classes or series of Stock issued and outstanding and entitled to vote on such matter, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 2.07         Organization. Meetings of Stockholders shall be presided over by the Chairperson or by such other officer of the Corporation or Director as designated by the Board of Directors or the Chairperson. In the absence of such person or designation, then the chairperson for the meeting shall be chosen by the affirmative vote of a majority of the voting power of the outstanding shares of Stock present or represented at the meeting and entitled to vote at the meeting (provided there is a quorum). The Secretary of the Corporation (“Secretary”) shall act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08          Voting; Proxies.

(a)          Each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to the number of votes, if any, for each share of Stock held of record by such Stockholder that has voting power upon the matter in question as set forth in the Certificate of Incorporation or, if such voting power is not set forth in the Certificate of Incorporation, one vote per share. Voting at meetings of Stockholders need not be by written ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of Stockholders for the election of Directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect Directors. No holder of shares of Stock shall have the right to cumulate votes. All other elections and questions presented to the Stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of votes cast (excluding abstentions and broker non-votes) on such matter, unless a different or minimum vote is required by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

(b)         Each Stockholder entitled to vote at a meeting of Stockholders or express consent to corporate action in writing without a meeting (if permitted by the

Certificate of Incorporation) may authorize another person or persons to act for such Stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person (or by means of remote communication, if applicable) or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the Stockholder.

Section 2.09         Fixing Date for Determination of Stockholders of Record.

(a)          In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment of such meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. Unless otherwise required by applicable law, any such record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting. Notwithstanding the foregoing, at the time it fixes such record date, the Board of Directors may determine, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting. The Board of Directors may, however, fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting. In such event the Board of Directors shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.09(a) at the adjourned meeting.

(b)          In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted. Any such record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such record date.

(c)          Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any such record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining Stockholders entitled to consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by applicable law or the Certificate of Incorporation, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law and (ii) if prior action by the Board of Directors is required by applicable law or the Certificate of Incorporation, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.10        List of Stockholders Entitled to Vote. At least ten days before every meeting of Stockholders, the Corporation shall prepare a complete list of the Stockholders entitled to vote at the meeting arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder as of the record date (or such other date). In the event the record date for determining the Stockholders entitled to vote is less than ten days before the date of the meeting, the list referenced in the preceding sentence shall reflect the Stockholders entitled to vote as of the tenth day before the meeting date). The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. Such list shall presumptively determine the identity of the Stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the “stock ledger” shall be the only evidence as to the Stockholders entitled to examine the list of Stockholders required by this Section 2.10 or to vote in person or by proxy at any meeting of Stockholders. For purposes of these By-laws, the term “stock ledger” means one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s Stockholders of record, the address and number of shares registered in the name of each such Stockholder and all issuances and transfers of Stock are recorded.

Section 2.11       Inspectors of Election. In advance of any meeting of Stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment of such meeting and to make a written report of such meeting. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting may, and to the extent required by law, shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such person’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated in any such report or certificate. The inspector or inspectors of election may appoint such persons to assist them in performing their duties as they determine.

The inspector or inspectors so appointed or designated shall: (i) ascertain the number of shares of Stock outstanding and the voting power of each such share; (ii) determine the number of shares of Stock represented at the applicable meeting of the Stockholders and the validity of proxies and ballots; (iii) count and tabulate all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares of Stock represented at the meeting and such inspectors’ count of all votes and ballots. Any certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider any information permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election. The inspectors may appoint or retain other persons to assist them in the performance of their duties.

Section 2.12        Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting of the Stockholders shall be announced at the meeting by the person presiding over the meeting designated in accordance with Section 2.07. After the polls close, no ballots, proxies or votes or any revocations or changes may be accepted. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it deems appropriate. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to: (i) convene and (for any or no reason) to recess and/or adjourn the meeting; and (ii) prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; and (v) limitations on the time allotted to questions or comments by participants. In addition to making any other determinations that may be appropriate to the conduct of the meeting, the presiding person at any meeting of Stockholders, shall, if the facts warrant, determine that a matter or business was not properly brought before the meeting. In the event of any such determination, the presiding person shall announce their determination to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the applicable meeting of Stockholders, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13        Advance Notice Procedures for Business Brought before a Meeting. This Section 2.13 shall apply to any business that may be brought before an annual meeting of Stockholders other than nominations for election to the Board of Directors at such a meeting, which shall be governed by Section 2.14. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.14. This Section 2.13 shall not be applicable to nominations for election to the Board of Directors except as expressly provided in Section 2.14.

(a)         At an annual meeting of the Stockholders, the only business that shall be conducted is such business that has been properly brought before the meeting. To be properly brought before an annual meeting of the Stockholders, business must be: (a) specified in a notice of meeting of the Stockholders (or any supplement or amendment thereto) given by or at the direction of the Board of Directors or a duly authorized committee of the Board; (b) if not specified in a notice of meeting of the Stockholders, otherwise brought before the meeting by the Board of Directors or the chairperson of the meeting; or (c) otherwise properly brought before the meeting by a Stockholder present in person, or by remote communication. To properly bring a matter for consideration at an annual meeting, a Stockholder must: (A) (i) be a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 2.13 and at the time of the meeting; (ii) be entitled to vote at the meeting; and (iii) be in compliance with this Section 2.13 in all respects; or (B) have properly made such proposal in accordance with Rule 14a-8 under the Exchange Act, which proposal has been included in the proxy statement for such annual meeting of the Stockholders. The foregoing clause (c) shall be the exclusive means for a Stockholder to propose business to be brought before an annual meeting of the Stockholders. The only matters that may be brought before a special meeting of the Stockholders are the matters specified in the Corporation’s notice of meeting of the Stockholders given by or at the direction of the person calling the meeting pursuant to the Certificate of Incorporation and Section 2.03. For purposes of this Section 2.13 and Section 2.14, “present in person” shall mean that the Stockholder proposing that the business be brought before the annual meeting or special meeting of the Stockholders, as applicable. If the proposing Stockholder is not an individual, then a qualified representative of such proposing Stockholder may appear in person at such annual or special meeting of the Stockholders. For purposes of this Section 2.13, a “qualified representative” of such proposing Stockholder shall be, if such proposing Stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership; (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company; or (z) a trust, any trustee of such trust.

(b)         To properly bring a matter for consideration at an annual meeting of the Stockholders, a Stockholder must: (a) provide Timely Notice in writing and in proper form to the Secretary; and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13. To be timely, a Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding year’s annual meeting. With respect to the first annual meeting of Stockholders following the Effective Time (as defined in the Certificate of Incorporation), the date for timely notice shall be February 7, 2025. In the event that the date of the annual meeting of the Stockholders is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by a Stockholder must be delivered, or mailed and received, not later than the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)           To be in proper form for purposes of this Section 2.13, a Stockholder’s notice to the Secretary shall set forth:

(i)          As to each Proposing Person: (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of Stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person. A Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of Stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)         As to each Proposing Person, the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of Stock of the Corporation. For the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination. For the avoidance of doubt, any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer The notice for each Proposing Person shall also set forth: (A) any rights to dividends on the shares of any class or series of Stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (B) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or Directors, or any affiliate of the Corporation; (C) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (D) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the applicable meeting of the Stockholders pursuant to Section 14(a) of the Exchange Act. The disclosures to be made pursuant to this Section 2.13(c)(ii) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner; and

(iii)           As to each item of business that the Stockholder proposes to bring before the annual meeting of the Stockholders: (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and the text of any proposed amendment to these By-laws); (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such Stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act. The disclosures required by this Section 2.13(c)(iii) shall not include, however, any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.

(d)        The term “Proposing Person” shall mean (a) the Stockholder providing the notice of business proposed to be brought before an annual meeting of the Stockholders, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting of the Stockholders is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Stockholder in such solicitation.

(e)        A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting of the Stockholders, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement of the meeting. Any such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting. In the case of the update and supplement required to be made as of the record date), any update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement of the meeting. If delivery as set forth in the preceding sentence is not practicable, delivery shall be effected on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(f)          Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting of the Stockholders that is not properly brought before the meeting in accordance with this Section 2.13. If the facts warrant, the presiding officer of the meeting shall determine that the business was not properly brought before the meeting in accordance with this Section 2.13. The presiding person shall announce any such determination to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g)        In addition to the requirements of this Section 2.13 with respect to any business proposed to be brought before an annual meeting of the Stockholders, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.13 shall be deemed to affect the rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)         “Public disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.14         Advance Notice Procedures for Nominations of Directors.

(a)         Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting of the Stockholders may be made at such meeting only: (a) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-laws; or (b) by a Stockholder present in person (as defined in Section 2.13) (1) who was a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 2.14 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.14 as to such notice and nomination. Nominations of any person for election to the Board can only occur if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting of the Stockholders. This Section 2.14 shall be the exclusive means for a Stockholder to make any nomination of a person or persons for election to the Board of Directors at any annual meeting or special meeting of the Stockholders.

(b)

(i)          For a Stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of the Stockholders, the Stockholder must (a) provide Timely Notice (as defined in Section 2.13(b)) in writing and in proper form to the Secretary at the principal executive offices of the Corporation; (b) provide the information, agreements and questionnaires with respect to such Stockholder and such Stockholder’s candidate for nomination as required by this Section 2.14; and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14.

(ii)          If the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the Stockholders, then for a Stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting of the Stockholders, the Stockholder must: (a) provide timely notice in writing and in proper form to the Secretary at the principal executive offices of the Corporation; (b) provide the information, agreements and questionnaires with respect to such Stockholder and its candidate for nomination required by this Section 2.14; and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14. To be timely for purposes of this Section 2.14(b)(ii), a Stockholder’s notice for nominations to be made at a special meeting of the Stockholders must be delivered to, or mailed to and received by the Secretary not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 2.13(h)) of the date of such special meeting was first made.

(iii)      In no event shall any adjournment or postponement of an annual meeting or special meeting of the Stockholders, or the announcement of such adjournment or postponement, commence a new time period for the giving of a Stockholder’s notice as described above.

(iv)        In no event may a Nominating Person provide notice under this Section 2.14 or otherwise with respect to a greater number of Director candidates than are subject to election by Stockholders at the applicable meeting. If, subsequent to such notice, the Corporation shall increase the number of Directors subject to election at the meeting, any notice as to any additional nominees shall be due on the later of: (i) the conclusion of the time period for Timely Notice (with respect to an annual meeting of the Stockholders); (ii) the date set forth in Section 2.14(b)(ii) (with respect to a special meeting); or (iii) the tenth day following the date of public disclosure (as defined in Section 2.13(h)) of such increase.

(c)          To be in proper form for purposes of this Section 2.14, a Stockholder’s notice to the Secretary shall set forth:

(i)         As to each Nominating Person, the Stockholder Information (as defined in Section 2.13(c)(i)) except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.13(c)(i);

(ii)       As to each Nominating Person, any Disclosable Interests (as defined in Section 2.13(c)(ii), except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.13(c)(ii) and the disclosure with respect to the business to be brought before the meeting of the Stockholders in Section 2.13(c)(iii) shall be made with respect to nomination of each person for election as a Director at such meeting); and

(iii)        As to each candidate whom a Nominating Person proposes to nominate for election as a Director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a Stockholder’s notice pursuant to this Section 2.14 if such candidate for nomination were a Nominating Person; (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a Director if elected); (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a Director or executive officer of such registrant; and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.14(f).

(d)         The term “Nominating Person” means (a) the Stockholder providing the notice of the nomination proposed to be made at the meeting of the Stockholders; (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made; and (c) any other participant in such solicitation.

(e)          A Stockholder providing notice of any nomination proposed to be made at a meeting of the Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting. Any such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement of the meeting. In the event such delivery is not practicable, delivery shall be effected on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(f)          To be eligible to be a candidate for election as a Director at an annual or special meeting of the Stockholders, a candidate must be nominated in the manner prescribed in this Section 2.14. Whether nominated by the Board of Directors or by a Stockholder of record, any candidate must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation: (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination; and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a

Director that has not been disclosed in such written questionnaire and (B) if elected as a Director, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all Directors and in effect during such person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

(g)        The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of Stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent Director in accordance with the Corporation’s Corporate Governance Guidelines.

(h)         In addition to the requirements of this Section 2.14 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(i)          No candidate shall be eligible for nomination as a Director unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.14. If the facts warrant, the presiding officer at the meeting shall determine that a nomination was not properly made in accordance with this Section 2.14. In the event of any such determination, the presiding person shall announce their determination to the meeting and the defective nomination shall be disregarded. Any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(j)          Notwithstanding anything to the contrary in these By-laws, no candidate for nomination shall be eligible to be seated as a Director unless nominated and elected in accordance with this Section 2.14.

(k)          Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominee. Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 2.15         Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of Stock) to deliver a document or information to the Corporation or any officer, employee or agent of the Corporation, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. Without limiting the generality of the foregoing, the requirements set forth in the preceding sentence shall apply to any notice, request, questionnaire, revocation, representation or other document or agreement and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01         Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02        Number; Tenure; Qualifications. Subject to the Certificate of Incorporation and the rights of holders of any series of preferred Stock to elect Directors, the total number of Directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors, each of whom shall be a natural person. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. The Directors shall be classified in the manner provided in the Certificate of Incorporation. Each Director shall hold office until such time as provided in the Certificate of Incorporation. Directors need not be Stockholders to be qualified for election or service as a Director.

Section 3.03        Election, Qualification and Term of Office of Directors. Except as provided in these By-laws, and subject to the Certificate of Incorporation, each Director, including a Director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, disqualification or removal. Directors need not be Stockholders. The Certificate of Incorporation or these By-laws may prescribe qualifications for Directors.

Section 3.04          Resignation and Vacancies.

(a)          Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified in such writing or electronic transmission or upon the happening of an event specified in such notice or electronic transmission, and if no time or event is specified, at the time of its receipt. When one or more Directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies. The appointment of the newly elected directors shall take effect upon the resignation or resignations of such resigning Directors and each Director so chosen shall hold office as provided in Section 3.03.

(b)          Unless otherwise provided in the Certificate of Incorporation or these By-laws, vacancies resulting from the death, resignation, disqualification or removal of any Director, and newly created directorships resulting from any increase in the authorized number of Directors shall be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

Section 3.05        Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware. Such regular meetings shall be held at times designated by the Board of Directors and publicized among all Directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board of Directors.

Section 3.06         Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson, the Chief Executive Officer, the President, the Secretary or a majority of the Directors then in office. Any such special meetings shall be held at such time, date and place, if any, within or without the State of Delaware as they shall fix. Notice to Directors of the date, place and time of any special meeting of the Board of Directors shall be given to each Director by the Secretary or by the officer or one of the Directors calling the meeting. Such notice may be given in person, by United States first-class mail, or by e-mail, telephone, telecopier, facsimile or other means of electronic transmission. If the notice is delivered in person, by e-mail, telephone, telecopier, facsimile or other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of holding of the meeting. If the notice is sent by mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office nor the purpose of the meeting.

Section 3.07         Place of Meetings; Telephonic Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, Directors may participate in any meetings of the Board of Directors or a committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting of the Board of Directors pursuant to this Section 3.07 shall constitute presence in person at such meeting.

Section 3.08         Quorum; Vote Required for Action. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business. Notwithstanding the foregoing and solely for the purposes of filling vacancies pursuant to Section 3.04, a meeting of the Board of Directors may be held if a majority of the Directors then in office participate in such meeting. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by applicable law, the Certificate of Incorporation or these By-laws. If a quorum is not present at any meeting of the Board of Directors, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.09        Organization. Meetings of the Board of Directors shall be presided over by the Chairperson, or in such person’s absence by the person whom the Chairperson shall designate, or in the absence of the foregoing persons by a chairperson chosen at the meeting by the affirmative vote of a majority of the Directors present at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.10         Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting of the Board of Directors if all members of the Board of Directors or such committee consent in writing or by electronic transmission. Thereafter, the writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.11         Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation, including fees and reimbursements of expenses and equity compensation, of Directors for services to the Corporation in any capacity. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation from the Corporation for such service. Any Director may decline any or all such compensation payable to such Director in such person’s discretion.

Section 3.12        Chairperson. The Board of Directors may appoint from its members a chairperson (the “Chairperson”). The Board of Directors may, in its sole discretion, from time to time appoint one or more vice chairpersons (each, a “Vice Chairperson”), each of whom in such capacity shall report directly to the Chairperson.

ARTICLE IV

COMMITTEES

Section 4.01       Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of any committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum and may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. To the extent permitted by applicable law and to the extent provided in a resolution of the Board of Directors, any such committee may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if one is adopted) to be affixed to all papers that may require it. No such committee shall have the power or authority, however, to: (i) approve or adopt, or recommend to the Stockholders, any action or matter expressly required by the DGCL to be submitted to Stockholders for approval; or (ii) adopt, amend or repeal any bylaw of the Corporation. Except as otherwise provided in the Certificate of Incorporation, these By-laws, or the resolution of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except as otherwise provided in the Certificate of Incorporation, these By-laws, or the resolution of the Board of Directors designating the committee (or resolution of the committee designating the subcommittee, if applicable), a majority of the Directors then serving on a committee or subcommittee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee. Meetings of any committee of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairperson or a majority of the members of such committee.

Section 4.02         Committee Minutes. Each committee of the Board of Directors shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.03        Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each such committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III.

ARTICLE V

OFFICERS

Section 5.01          Officers. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson, a Vice Chairperson, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these By-laws. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor is duly elected and qualified or until such person’s earlier death, resignation or removal. No officer need be a Stockholder or Director.

Section 5.02          Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03.

Section 5.03         Subordinate Officer. The Board of Directors may appoint or empower the Chief Executive Officer of the Corporation or, in the absence of a Chief Executive Officer of the Corporation, the President of the Corporation, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board of Directors may determine from time to time.

Section 5.04         Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.05         Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 5.02.

Section 5.06         Representation of Shares of Other Entities. Unless otherwise directed by the Board of Directors, the Chairperson, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board of Directors, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted by this Section 5.06 may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.07        Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided in these By-laws or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 5.08         Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such Officer is also a Director.

ARTICLE VI

RECORDS

Section 6.01        Records. A stock ledger consisting of one or more records in which the names of all of the Stockholders of record, the address and number of shares registered in the name of each such Stockholder, and all issuances and transfers of Stock are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of Stockholders specified in Sections 219 and 220 of the DGCL; (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL; and (iii) record transfers of Stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

ARTICLE VII

GENERAL MATTERS

Section 7.01        Execution of Corporate Contracts and Instruments.  Except as otherwise provided in these By-laws, the Board of Directors may authorize any officer or officers, or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

Section 7.02         Stock Certificates.

(a)          The shares of Stock shall be represented by certificates, provided that the Board of Directors by resolution may provide that some or all of the shares of any class or series of Stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate previously issued until such certificate is surrendered to the Corporation. Certificates for the shares of Stock shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of Stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson, Chief Executive Officer, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if they were such officer, transfer agent or registrar at the date of issue.

(b)          The Corporation may issue the whole or any part of its shares of Stock as partly paid and subject to call for the remainder of the consideration to be paid for such shares. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid and the amount paid shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid.

Section 7.03        Special Designation of Certificates. If the Corporation is authorized to issue more than one class of Stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of Stock or series of Stock and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of Stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL). Except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of Stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of Stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.04        Lost Certificates. Except as provided in this Section 7.04, no new certificates for shares of Stock shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of Stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.05         Shares Without Certificates. The Corporation may adopt a system of issuance, recordation and transfer of its shares of Stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 7.06        Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these By-laws. Without limiting this provision, the singular number includes the plural and the plural number includes the singular.

Section 7.07        Dividends. Subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its Stock. Dividends may be paid in cash, in property or in shares of Stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 7.08          Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 7.09          Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile of such seal to be impressed or affixed or in any other manner reproduced.

Section 7.10        Transfer of Stock. Shares of Stock shall be transferable in the manner prescribed by law and in these By-laws. Shares of Stock shall be transferred on the books of the Corporation only by the holder of record or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares). Any transfer of Shares shall be accompanied by such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, along with all necessary stock transfer stamps. No transfer of Stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred. Notwithstanding anything to the contrary in these By-laws, at all times that the Corporation’s stock is listed on a stock exchange, the Shares of Stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in uncertificated or book-entry form. All issuances and transfers of Shares of Stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the Shares of Stock are issued, the number of Shares of Stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of Shares of Stock of the Corporation in both the certificated and uncertificated form.

Section 7.11         Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of Stockholders of any one or more classes or series of Stock to restrict the transfer of shares of Stock of any one or more classes owned by such Stockholders in any manner not prohibited by the DGCL.

Section 7.12        Registered Stockholders. The Corporation shall: (i) be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of Stock to receive dividends and to vote as such owner; and (ii) not be bound to recognize any equitable or other claim to or interest in such share or shares of Stock on the part of another person, whether or not it shall have express or other notice of such claim to or interest in such share or shares of Stock, except as otherwise provided by the laws of the State of Delaware.

Section 7.13        Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these By-laws.

ARTICLE VIII

NOTICE

Section 8.01          Delivery of Notice; Notice by Electronic Transmission.

(a)          Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these By-laws may be given in writing directed to the Stockholder’s mailing address (or by electronic transmission directed to the Stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. All such notices shall be given: (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid; (2) if delivered by courier service, the earlier of when the notice is received or left at such Stockholder’s address; or (3) if given by electronic mail, when directed to such Stockholder’s electronic mail address unless the Stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(b)          Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the Stockholder to whom the notice is given. Any such consent shall be revocable by the Stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with Section 8.01(a) without obtaining the consent required by this Section 8.01(b).

(c)        Any notice given pursuant to Section 8.01(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the Stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. The inadvertent failure to discover such inability shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

ARTICLE IX

INDEMNIFICATION

Section 9.01         Indemnification of Directors and Officers. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless, any Director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.04, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

Section 9.02         Indemnification of Others. To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended ,the Corporation shall have the power to indemnify and hold harmless, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 9.03        Prepayment of Expenses. To the fullest extent not prohibited by applicable law the Corporation shall pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

Section 9.04         Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within 60 days, or a claim for advancement of expenses under this Article IX is not paid in full within 30 days, after a written claim has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law, including reasonable attorneys’ fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. The burden of proof in such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.05        Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of Stockholders or disinterested Directors or otherwise.

Section 9.06         Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 9.07        Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 9.08       Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

Section 9.09          Amendment or Repeal; Interpretation.

(a)          The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Director or officer of the Corporation (whether before or after the adoption of these By-laws), in consideration of such person’s performance of such services. Pursuant to this Article IX, the Corporation intends to be legally bound to each such current or former Director or officer of the Corporation. With respect to current and former Directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses By-laws. With respect to any Directors or officers of the Corporation who commence service following adoption of these By-laws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such Director or officer commencing service as a Director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or Director of the Corporation in effect prior to the time of such repeal or modification.

(b)          Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board of Directors pursuant to Article V or (y) an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to Article V, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and By-laws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ARTICLE X

AMENDMENTS

Section 10.01       The Board of Directors is expressly empowered to adopt, amend or repeal these By-laws. The Stockholders also shall have power to adopt, amend or repeal these By-laws. Notwithstanding the foregoing, such action by Stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then outstanding shares of voting Stock of the Corporation with the power to vote generally in an election of Directors, voting together as a single class.

ARTICLE XI

DEFINITIONS

Section 11.01 As used in these By-laws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient of such record, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached to such electronic mail and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

Exhibit 3.3

CERTIFICATE OF DESIGNATION

OF

SERIES B PREFERRED STOCK

OF

INNVENTURE, INC.

FILED IN THE OFFICE

OF

THE DELAWARE SECRETARY OF STATE

ON OCTOBER 2, 2024

Pursuant to Section 151
of the
General Corporation Law of the State of Delaware

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Innventure, Inc., a corporation duly organized and validly existing under the State of Delaware (the “Company”), does hereby submit the following:

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of up to 25,000,000 shares of Preferred Stock, with a par value of $0.0001 per share, of the Company (“Preferred Stock”) in one or more series; and expressly authorizes the Board of Directors of the Company (the “Board of Directors”) to cause the issuance of the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and other rights, if any, and the qualifications, limitations or restrictions thereof; and

WHEREAS, on October 2, 2024, the Board of Directors approved and adopted the following certificate of designation (this “Certificate”) for purposes of issuing shares of Preferred Stock designated as a series known as “Series B Preferred Stock”, with each such share having the designations, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, as set forth in this Certificate.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby provides out of the unissued shares of the Preferred Stock a series of Preferred Stock designated as “Series B Preferred Stock” and authorizes for issuance 3,000,000 shares of the Series B Preferred Stock (as defined below), and hereby fixes the designations, powers, preferences and other rights, and the qualifications, limitations and restrictions of the Series B Preferred Stock, as follows:

1.          Designation.

(a)      Series B Preferred Stock. A total of 3,000,000 shares of Preferred Stock shall be designated as a series known as “Series B Preferred Stock” (the “Series B Preferred Stock”), which Series B Preferred Stock will have the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions set forth in this Certificate.

2.          Ranking; Liquidation. With respect to payment of dividends, the Series B Preferred Stock shall rank senior in priority of payment to all Junior Stock and Parity Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company. With respect to (a) distribution of assets and (b) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series B Preferred Stock shall rank pari passu in priority of payment to all Parity Stock and senior in priority of payment to all Junior Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company.1

3.          Voting.

(a)      Generally. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of the stockholders in lieu of a meeting), each Holder shall be entitled to cast the number of votes per each whole shares of Series B Preferred Stock held by such Holder as of the record date for determining stockholders entitled to vote on such matter (or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited) equal to (i) the Original Issue Price as of the record date for determining stockholders entitled to vote on such matter (or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited) divided by (ii) [the Minimum Price of Common Stock as of the Initial Issue Date (as determined by reference to the Nasdaq Official Closing Price)]2. Except as provided by law or by the other provisions of this Certificate, Holders shall vote together with the holders of Common Stock as a single class and as provided pursuant to this Section 3(a). Notwithstanding the foregoing, the Holders of shares of Series B Preferred Stock shall not be entitled to any voting rights in respect of such shares of Series B Preferred Stock, at any stockholders’ meeting or in any written consent of stockholders, in each case to the extent, and only to the extent, that such Holders would have the right to a number of votes in respect of such Holders’ shares of Voting Stock of the Company in excess of 19.99% of the then-outstanding Stockholder Voting Power. For the avoidance of doubt, the Holders of shares of Series B Preferred Stock shall not be entitled to any voting rights at any stockholders’ meeting or in any written consent of the stockholders, in each case to the extent, and only to the extent, that the issuance, delivery, conversion or convertibility of such Series B Preferred Stock would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of the Threshold Amount prior to such voting rights being approved by the Company’s stockholders (whether approved through a special meeting of the Company’s stockholders or otherwise) in accordance with the stockholder approval requirements of Nasdaq Marketplace Rule 5635 (or any equivalent rule or requirement of the applicable exchange or automated quotation system on which the Common Stock is then listed or quoted) (the “Requisite Stockholder Approval”).

1 Note to Draft: Pari passu treatment between Series A and Series B subject to finalization of terms for both series.

2 Note to Draft: Actual amount to be inserted into Certificate of Designation filed with Delaware, with such amount determined based on the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Company’s Common Stock).

2

(b)      Written Consent; Meetings. A consent or affirmative vote of the Holders may be given or obtained either in writing without a meeting, or in person or by proxy at a regular annual meeting, or a special meeting of stockholders or Holders.

4.          Dividends.

(a)       All Dividends are prior to and in preference over any dividend on any Junior Stock or Parity Stock and shall be declared and fully paid before any dividends are declared and paid, or any other distributions are made, on any Junior Stock or Parity Stock. Dividends shall be payable to the Holders as they appear on the records of the Company on the record date for such Dividends, which, to the extent the Board of Directors determines to declare Dividends in respect of any Dividend Period, shall be the date that is 10 Business Days prior to the applicable Dividend Payment Date, and which record date and Dividend Payment Date, to the extent so determined, shall be declared by the Board of Directors during each Dividend Period on the date that is at least 15 Business Days prior to the Dividend Payment Date and five Business Days prior to the record date.

(b)      From and after the Initial Issue Date, preferential cumulative dividends (“Dividends”) shall accrue on the total number of shares of Series B Preferred Stock held by a Holder on an annual basis and in arrears as 8.0% of the Liquidation Preference (the “Dividend Rate”). Dividends will be due and payable annually in arrears as payment in kind on each Dividend Payment Date.

(c)       The Holders of Series B Preferred Stock will be entitled to receive all dividends and other distributions of cash and other property as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Company legally available therefor, as if all shares of the Series B Preferred Stock held by such Holder had been converted into the applicable number of shares of Common Stock pursuant to Section 6 on the day any such dividend was declared.

5.          Amendments and Waivers. So long as any shares of Series B Preferred Stock remain outstanding, and unless a greater percentage is required by law, the Company shall not, without the affirmative vote or written consent of the Holders of 51% of the then-outstanding Series B Preferred Stock, voting separately as one class, amend, alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, or waive the compliance of any of the covenants included in this Certificate; provided, however, that the Company shall not effect any of the following matters without the consent of each Holder that is adversely affected thereby:

(a)       reduce the Dividend Rate or alter the timing or method of payment of any Dividends pursuant to Section 4;

(b)      authorize the issuance of any series of Preferred Stock of the Company that is senior to the Series B Preferred Stock with respect to any rights referenced in Section 2 of this Certificate; or

(c)      reduce the Original Issue Price.

6.           Conversion.

(a)      Mandatory Conversion.

(i)          All shares of Series B Preferred Stock will be converted into shares of Common Stock (the “Mandatory Conversion”) on the fifth anniversary of the Initial Issue Date.

3

(ii)           Mechanics of Conversion. Prior to such date of conversion, the Company shall send all Holders written notice. Such notice will contain the time (“Mandatory Conversion Time”) and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 6(a). Such notice will be sent at least 7 days in advance of the Mandatory Conversion Time. Upon receipt of such notice, each Holder that holds shares of Series B Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to this Section 6(a) will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the Holders thereof, upon surrender of any certificate or certificates of such Holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 6(a)(ii). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Company shall issue and deliver to such Holder, (A) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof or (B) a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

(b)      Holder Conversion Right.

(i)           Upon the Effectiveness Date, each Holder may convert all of its shares of Series B Preferred Stock into shares of Common Stock (the “Holder Conversion Right” and together with the Mandatory Conversion, each a “Conversion Right”).

(ii)            Mechanics of Conversion. In order for a Holder to voluntarily convert all of such Holder’s shares of Series B Preferred Stock into shares of Common Stock, such Holder shall (A) provide written notice to the Company’s transfer agent at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent) that such Holder elects to convert all of such Holder’s shares of Series B Preferred Stock and (B), if such Holder’s shares are certificated, surrender the certificate or certificates for such shares of Series B Preferred Stock (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent). Such notice shall state such Holder’s name. If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. Unless a later time and date is otherwise specified by the Company, the close of business on the date of receipt

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by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time issue and deliver to such Holder, (y) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof or
(z) a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

(c)      Conversion Rate. Upon the exercise of or occurrence of a Conversion Right, the conversion rate will equal a fraction whose numerator is the Original Issue Price and whose denominator is the lesser of (i) the Reset Conversion Price or (ii) $12.50 (such rate as determined by this Section 6(c), the “Conversion Rate”).

(d)      Number of Shares Issuable Upon Conversion. The number of shares of Common Stock that each Holder will receive upon conversion of all of such Holder’s shares of Series B Preferred Stock will be the number of shares equal to the Conversion Rate multiplied by the number of shares of Series B Preferred Stock held by such Holder; provided that no fractional shares shall be issued upon the exercise or occurrence of any Conversion Right. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise or occurrence of such Conversion Right, the Company shall round up to the next whole share.

(e)      Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion under this Section 6 shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

(f)     Nasdaq Conversion Limits. Any proposed conversion will be reviewed and addressed in accordance with Article VII of the Investment Agreement for compliance with Nasdaq conversion limits.

7.           Certain Adjustments

(a)     Stock Dividends and Stock Splits. If the Company, at any time while the Series B Preferred Stock is outstanding: (a) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, will not include any shares of Common Stock issued by the Company upon conversion of this Series B Preferred Stock or payment of a dividend on this Series B Preferred Stock); (b) subdivides outstanding shares of Common Stock into a larger number of shares; (c) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (d)  issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price will be multiplied by a fraction of which the numerator will be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator will be the number of shares of Common Stock, or in the event that clause (d) of this Section 7 will apply shares of reclassified capital stock, outstanding immediately after such event. Any adjustment made pursuant to this Section 7 will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b)      Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series B Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the limitation of the Threshold Amount) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Threshold Amount, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance by the Company for the Holder (which shall not give the Holder any power to vote or dispose of such Purchase Rights) until such time, if ever, as its right thereto would not result in the Holder exceeding the Threshold Amount).

8.           Rights and Remedies of Holders.

(a)      The various provisions set forth under this Certificate are for the benefit of the Holders and, subject to the terms and conditions hereof and applicable law, will be enforceable by them, including by one or more actions for specific performance.

(b)       Except as expressly set forth herein, all remedies available under this Certificate, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy.

9.            Definitions. As used in this Certificate, the following terms shall have the meanings specified below:

“Board of Directors” shall have the meaning assigned to such term in the recitals hereof.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are not open for the transaction of normal banking business.

“Certificate” shall have the meaning assigned to such term in the recitals hereof.

“Certificate of Incorporation” shall have the meaning assigned to such term in the recitals hereof.

“Closing Price” means the last price at which the Common Stock of the Company traded at during a regular trading session for a given day.

“Common Stock” means any shares of common stock, par value $0.0001, of the Company that are listed and traded on Nasdaq under the name and ticker “INV.”

“Common Stock Equivalents” means any securities of the Company or the subsidiaries of the Company, whether or not vested or otherwise convertible or exercisable into shares of Common Stock at the time of such issuance, which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any

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debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, and excluding shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

“Company” shall have the meaning assigned to such term in the recitals hereof.

“Conversion Rate” shall have the meaning assigned to such term in Section 6(c).

“Conversion Right” shall have the meaning assigned to such term in Section 6(b)(i).

“Conversion Time” shall have the meaning assigned to such term in Section 6(b)(ii).

“Dividend Payment Date” means the last day of the last quarter in each fiscal year of the Company (or, if such date is not a Business Day, the immediately succeeding Business Day), following the Initial Issue Date.

“Dividend Period” means the period commencing on and including a Dividend Payment Date that ends on, but does not include, the next Dividend Payment Date; provided that the initial Dividend Period shall commence on and include the Initial Issue Date and end on, but not include, the first Dividend Payment Date.

“Dividend Rate” shall have the meaning assigned to such term in Section 4(b).

“Dividends” shall have the meaning assigned to such term in Section 4(b).

“Effectiveness Date” means, with respect to the Registration Statement, the date on which the Registration Statement is declared effective by the SEC.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect from time to time.

“Holder” means, as of the relevant date, any Person that is the holder of record of at least one share of Series B Preferred Stock, as of such date.

“Holder Conversion Right” shall have the meaning assigned to such term in Section 6(b)(i).

“Initial Holders” means the Persons listed on Schedule I attached hereto. “Initial Issue Date” means [●], 2024.

“Investment Agreement” shall have the meaning assigned to such term in Section 10(a).

“Junior Stock” means (i) Common Stock and (ii) any other preferred stock, other than the Series A Preferred Stock, if applicable, and any other equity interest of the Company, in each case which by its terms ranks junior to the Series B Preferred Stock with respect to payment of dividends and/or distribution of assets.

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“Liquidation Preference” means, with respect to a Holder, the Original Issue Price, multiplied by the number of shares of Series B Preferred Stock held by such Holder.

“Mandatory Conversion” shall have the meaning assigned to such term in Section 6(a)(i).

“Mandatory Conversion Time” shall have the meaning assigned to such term in Section 6(a)(ii).

“Minimum Price” shall have the meaning assigned to such term in Nasdaq Listing Rule 5635(d).

“Nasdaq” means the Nasdaq Stock Market.

“Nasdaq Official Closing Price” means the closing price for a share of Common Stock as reported on the “Historical NOCP” section of the web site Nasdaq.com for the ticker symbol “INV.”

“Original Issue Price” means $10.00 per share of Series B Preferred Stock.

“Parity Stock” means the Series A Preferred Stock, if applicable, and any equity interest of the Company hereinafter created which by its terms ranks pari passu with the Series B Preferred Stock.

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” shall have the meaning assigned to such term in the recitals hereof.

“Purchase Rights” shall have the meaning assigned to such term in Section 7(b).

“Redemption Date” shall have the meaning assigned to such term in Section 6(a).

“Redemption Notice” shall have the meaning assigned to such term in Section 6(b).

“Register” means the securities register maintained in respect of the Series B Preferred Stock by the Company, or, to the extent the Company has engaged a transfer agent, such transfer agent.

“Registration Statement” means a registration statement registering the resale of the shares of Common Stock issued to each Holder upon conversion of such Holder’s shares of Series B Preferred Stock pursuant to Section 6.

“Requisite Stockholder Approval” shall have the meaning assigned to such term in Section 3(a).

“Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-Trading Day volume-weighted average Closing Price of the Common Stock.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any

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instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means any shares of preferred stock of the Company designated as “Series A Preferred Stock” with a par value of $0.0001.

“Series B Preferred Stock” shall have the meaning assigned to such term in Section 1(a).

“Stockholder Voting Power” means the aggregate number of votes which may be cast by holders of the Company’s Voting Stock, with the calculation of such aggregate number of votes being conclusively made for all purposes under this Certificate and the Certificate of Incorporation, absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any holder’s beneficial ownership of any securities of the Company.

“Threshold Amount” means 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to an applicable Conversion Right.

“Trading Day” means a day on which Nasdaq is open for trading.

“Voting Stock” means the Common Stock, the Series B Preferred Stock and any other capital stock of the Company having the right to vote generally in any election of directors of the Board of Directors.

10.         Interpretation.

(a)      This Certificate (including the Schedules hereto) together with that certain Investment Agreement, dated as of the date hereof, entered into by and among the Company and the parties set forth on Schedule I thereto (the “Investment Agreement”), constitutes the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(b)       Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(c)      The headings are for convenience only and shall not be given effect in interpreting this Certificate. References herein to any Section shall be to a Section hereof unless otherwise specifically provided.

(d)      References herein to any law shall mean such law, including all rules and regulations promulgated under or implementing such law, as amended from time to time and any successor law unless otherwise specifically provided. Except as otherwise stated in this Certificate, references in this Certificate to any contract(s) or written agreement(s) shall mean such contract or written agreement as in effect on the Initial Issue Date, regardless of any subsequent replacement, refunding, refinancing, extension, renewal, restatement, amendment, supplement or modification thereof or thereto and regardless of whether the Company is, remains, was, or has ever been, a party thereto.

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(e)     The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Certificate, refer to this Certificate as a whole (including Schedule I hereto) and not to any particular provision of this Certificate.

(f)        The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Certificate.

(g)      Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(h)      The word “will” shall be construed to have the same meaning as the word “shall.” With respect to the determination of any period of time, “from” shall mean “from and including.” The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i)        All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars.

(j)     When the terms of this Certificate refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor.

(k)      Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Initial Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by a duly authorized officer this 2nd day of October, 2024.

COMPANY

INNVENTURE, INC.

By:	/s/ Gregory W. Haskell
Name: Gregory W. Haskell
Title: Chief Executive Officer

[Signature Page to Series B Certificate of Designation]

Schedule I

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Exhibit 10.2

WARRANT ASSUMPTION AGREEMENT

This Warrant Assumption Agreement (this “Warrant Assumption Agreement”) is entered into as of October 2, 2024, by and among Learn CW Investment Corporation, a Cayman Islands exempted company (“Learn CW”), Learn SPAC HoldCo, Inc., a Delaware corporation and direct, wholly owned subsidiary of Learn CW (“Holdco”), and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Stock Company, LLC), a New York limited liability company (the “Warrant Agent” and together with Learn CW and Holdco, collectively as the “Parties” and individually, each a “Party”).

WHEREAS, Learn CW and the Warrant Agent are parties to that certain Warrant Agreement dated as of October 12, 2021 (the “Existing Warrant Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Existing Warrant Agreement);

WHEREAS, pursuant to the Business Combination Agreement, dated as of October 24, 2023 (the “Business Combination Agreement”), by and among Learn CW, Holdco, LCW Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”), Innventure LLC, a Delaware limited liability company (“Innventure”), and Innventure Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub” and, together with LCW Merger Sub, the “Merger Subs”), subject to the terms and conditions set forth therein, at the closing of the Transactions, as defined herein (the “Closing”), among other things, (a) LCW Merger Sub will merge with and into Learn CW (the “Learn CW Merger”), with Learn CW as the surviving entity of the Learn CW Merger and (b) Innventure Merger Sub will merge with and into Innventure (the “Innventure Merger” and together with the Learn CW Merger, the “Mergers”), with Innventure as the surviving company of the Innventure Merger (the consummation of the Mergers and the other transactions contemplated in the Business Combination Agreement are referred to herein as the “Transactions”). Following the Mergers, each of Learn CW and Innventure will be a subsidiary of Holdco, and Holdco will become a publicly traded company and change its name to “Innventure, Inc.”;

WHEREAS, pursuant to the terms and conditions set forth in the Business Combination Agreement, at the effective time of the LCW Merger (the “LCW Merger Effective Time”), by virtue of the LCW Merger and without any further action on the part of any Party hereto or the Registered Holders, Holdco shall assume the Existing Warrant Agreement pursuant to the terms set forth herein;

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that Learn CW and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holder for the purpose of curing any ambiguity contained in the Existing Warrant Agreement, including to conform the provisions of the Existing Warrant Agreement to the description of the terms of the Warrants, or adding or changing any provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Parties may deem necessary or desirable and that the Parties deem shall not adversely affect the interests of the Registered Holders under the Existing Warrant Agreement;

WHEREAS, pursuant to the terms and conditions of each of the Existing Warrant Agreement and the Business Combination Agreement, at the LCW Merger Effective Time, by virtue of the LCW Merger and without any action on the part of any Registered Holders, each Warrant that is outstanding immediately prior to the LCW Merger Effective Time shall, pursuant to and in accordance with Section 4 of the Existing Warrant Agreement, automatically and irrevocably be modified to provide that such Warrant shall no longer entitle the holder thereof to purchase the number of Ordinary Shares set forth therein and in substitution thereof such Warrant shall entitle the holder thereof to acquire such number of shares of common stock of Holdco, par value $0.0001 per share (“Holdco Common Stock”), per Warrant, subject to adjustments as provided in Section 4 and the last sentence of Section 3.1 of the Existing Warrant Agreement, that such holder would have received pursuant to the terms and conditions of the Existing Warrant Agreement; and

WHEREAS, as a result of this Warrant Assumption Agreement, each Warrant outstanding immediately prior to the LCW Merger Effective Time will be exchanged for a warrant to purchase Holdco Common Stock pursuant to the terms and conditions of the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Learn CW, Holdco and the Warrant Agent hereby agree as follows:

1.	Assignment and Assumption.

(a)    Upon and subject to the occurrence of the LCW Merger Effective Time, Learn CW hereby assigns, and Holdco hereby assumes, the rights and obligations of Learn CW under the Existing Warrant Agreement and the Warrants, and Holdco hereby agrees to faithfully perform, satisfy and discharge when due, the liabilities and obligations of Learn CW under the Existing Warrant Agreement and the Warrants. As a result of the preceding sentence, upon and subject to the occurrence of the LCW Merger Effective Time, each Warrant will be exchanged for a warrant to purchase Holdco Common Stock pursuant to the terms and conditions of the Existing Warrant Agreement.

(b)    This Warrant Assumption Agreement is being executed and delivered pursuant and subject to the Existing Warrant Agreement. Nothing in this Warrant Assumption Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Existing Warrant Agreement or any other document or instrument delivered pursuant to or in connection with it.

2.	Amendment of Existing Warrant Agreement.

(a)    Learn CW, Holdco, and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2 effective immediately prior to the LCW Merger Effective Time and conditions on the occurrence of the Closing, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the Registered Holders.

(b)    All references to “Learn CW Investment Corporation., a Cayman Islands exempted company” in the Existing Warrant Agreement (including all Exhibits thereto) shall refer instead to “Innventure, Inc., a Delaware corporation.” As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to Innventure, Inc. or Holdco rather than to Learn CW Investment Corporation.

(c)    Reference to Ordinary Shares. All references to “Class A ordinary shares” of Learn CW and “$0.0001 par value” in the Existing Warrant Agreement shall refer instead to “shares of common stock” of Holdco and “par value of $0.0001 per share”, respectively. As a result thereof, all references to “Ordinary Shares” in the Existing Warrant Agreement shall be references to Holdco’s Common Stock rather than to Learn CW’s Class A ordinary shares.

(d)    Notice. The address for notices to Learn CW set forth in Section 9.2 of the Existing Warrant Assumption Agreement is hereby amended in its entirety as follows:

Innventure, Inc.
6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827
Attn: Bill Haskell; Roland Austrup and Suzanne Niemeyer

with a copy to:

Jones Day
1221 Peachtree Street, N.E., Suite 400
Atlanta, Georgia 30361
Attn: Thomas Short

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(e)    Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

(f)     Fractional Warrants. Section 2.5 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company shall not issue fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.”

(g)    Transfer of Warrants. Section 5.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

(h)    Fractional Warrants. Section 5.3 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.”

3.	Miscellaneous.

(a)    Governing Law and Jurisdiction. The validity, interpretation, and performance of this Warrant Assumption Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, Holdco hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Assumption Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Holdco hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

(b)    Successors and Binding Effect. This Warrant Assumption Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their respective successors and assigns.

(c)    Entire Agreement. This Warrant Assumption Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Warrant Assumption Agreement, provisions of the Existing Warrant Agreement which are not inconsistent with this Warrant Assumption Agreement shall remain in full force and effect. This Warrant Assumption Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d)    Severability. This Warrant Assumption Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Assumption Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Warrant Assumption Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e)    Headings. The section headings herein are for convenience only and are not part of this Warrant Assumption Agreement and shall not affect the interpretation thereof.
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(f)     Amendment. This Warrant Assumption Agreement may not be amended, except by an instrument in writing signed by each Party hereto.

(g)    Counterparts and Electronic Signatures. This Warrant Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Warrant Assumption Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Warrant Assumption Agreement or any document to be signed in connection with this Warrant Assumption Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h)    Termination. If the Business Combination Agreement is terminated in accordance with its terms before the LCW Merger Effective Time, this Warrant Assumption Agreement shall immediately terminate and cease to have any force or effect, without any liability on the part of any Party hereto, as if this Warrant Assumption Agreement had not been executed and delivered.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have executed this Warrant Assumption Agreement as of the date first written above.

LEARN SPAC HOLDCO, INC.

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	President

LEARN CW INVESTMENT CORPORATION

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	President

EQUINITI TRUST COMPANY, LLC

By:	/s/ Carlos Pinto
Name:	Carlos Pinto
Title:	Senior Vice President, Director

[Signature Page to Warrant Assumption Agreement]

Exhibit 10.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS  AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 2, 2024, is made and entered into by and among Innventure, Inc. (f/k/a Learn SPAC HoldCo, Inc.), a Delaware corporation (the “Company”), Learn CW Investment Corporation, a Cayman Islands exempted company with limited liability (the “SPAC”), CWAM LC Sponsor LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Sponsor”), and the undersigned parties listed under Existing Holders on the signature pages hereto (each such party, together with the Sponsor and any person or entity deemed an “Existing Holder,” an “Existing Holder”) and the undersigned parties listed under New Holders on the signature pages hereto (each such party, together with any person or entity deemed a “New Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “New Holder” and collectively with the Existing Holders, the “Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the SPAC and the Existing Holders are party to that certain Registration and Shareholders Rights Agreement, dated October 12, 2021 (the “Existing Registration Rights Agreement”), pursuant to which the SPAC granted such Existing Holders certain registration rights with respect to certain securities of the SPAC;

WHEREAS, the SPAC has entered into that certain Business Combination Agreement, by and among the Company, the SPAC, LCW Merger Sub, Inc., a Delaware corporation, Innventure Merger Sub, LLC, a Delaware limited liability company, and Innventure LLC, dated as of October 24, 2023 (the “Business Combination Agreement”);

WHEREAS, pursuant to the transaction contemplated by the Business Combination Agreement (the “Transactions”) and subject to the terms and conditions set forth therein, the Holders will receive, upon closing of the Transactions (the “Closing”), shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, pursuant to Section 5.8 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the SPAC and the Existing Holders of a majority-in-interest of the “Registrable Securities” (as such term was defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company, the SPAC, and all of the Existing Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Existing Holders and the New Holders certain registration rights with respect to certain securities of the Company as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I. Definitions

1.1.      Definitions.

The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) making such information public would materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.

“Aggregate Blocking Period” shall have the meaning given in Section 2.4.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Closing” shall have the meaning given in the Recitals.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals. “Company” shall have the meaning given in the Preamble.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.1.1. “Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holder” shall have the meaning given in the Preamble. For the avoidance of doubt and notwithstanding anything herein to the contrary, any of Learn Capital, LLC or CWAM Investors LLC or their respective affiliates which are successors in interest to and/or Permitted Transferees of CWAM LC Sponsor LLC shall constitute and be considered and treated as the Sponsor and an Existing Holder for all purposes hereunder.

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“Existing Registration Rights Agreement” shall have the meaning given in the Recitals.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Holders” shall have the meaning given in the Preamble.

“Holder Indemnified Parties” shall have the meaning given in subsection 4.1.1.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Holder” shall have the meaning given in the Preamble.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities transfers such Registrable Securities, including prior to the expiration of any applicable lock-up period, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any shares of Common Stock, including shares issued as a result of, or issuable upon, the conversion or exercise of any options, warrants and other securities convertible into, or exchangeable or exercisable for shares of Common Stock, held by a Holder immediately following the Closing, (b) any shares of Common Stock acquired by a Holder following the date hereof to the extent that such securities are (i) “restricted securities” (as defined in Rule 144) or (ii) otherwise cannot be sold pursuant to Rule 144 without volume or other restrictions or limitations including as to manner or timing of sale, and (c) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock described in the foregoing clauses (a) and (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statemen; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further

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transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)      all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B)       reasonable underwriter expenses other than fees, commissions or discounts;

(C)      fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(D)       printing, messenger, telephone and delivery expenses;

(E)       reasonable fees and disbursements of counsel for the Company;

(F)      reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(G)        reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration, the majority-in-interest of Holders participating in a Piggyback Registration or the majority-in-interest of Holders participating in a Shelf Underwritten Offering, as applicable.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Removed Shares” shall have the meaning given in Section 2.5.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

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“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any successor rule promulgated thereafter by the Commission.

“Rule 415” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Demanding Holders” shall have the meaning given in subsection 2.1.3.

“Shelf Requesting Holders” shall have the meaning given in subsection 2.1.3.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“SPAC” shall have the meaning given in the Preamble.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Transactions” shall have the meaning given in the Recitals.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II. Registrations

2.1.     Shelf Registration.

2.1.1.    Initial Registration. The Company shall promptly, but in no event later than 45 days after the date hereof, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.1.1 and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof, but in no event later than the earlier of (i) sixty (60) days following the filing deadline (or one hundred twenty (120) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission) and (ii) fifteen (15) business days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form S-1 (a “Form S-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a
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Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as reasonably practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within five business days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any Misstatement.

2.1.2.   Form S-3 Shelf. If the initial Registration Statement filed by the Company pursuant to subsection 2.1.1 is a Form S-1 Shelf, upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on a shelf registration statement on Form S-3 (a “Form S-3 Shelf”), the Company shall use commercially reasonable efforts to amend such initial Registration Statement to a Form S-3 Shelf or file a Form S-3 Shelf in substitution of such initial Registration Statement and cause such Registration Statement to be declared effective as promptly as practicable thereafter. If the Company files a Form S-3 Shelf and at any time thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use commercially reasonable efforts to file a Form S-1 Shelf as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3.   Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or 2.1.2, any Holder or Holders (the “Shelf Demanding Holders”) may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement (a “Shelf Underwritten Offering”), provided that such Holder(s) (a) reasonably expects aggregate gross proceeds in excess of $25,000,000 from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering but in no event less than $15,000,000. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within five (5) business days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Shelf Underwritten
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Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to reductions consistent with the Pro Rata calculations in Section 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein (the “Shelf Requesting Holders”), within five (5) business days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities with the managing Underwriter or Underwriters selected by the Company after consultation with the initiating Holders and shall take all such other reasonable actions as are reasonably requested by the managing Underwriter or Underwriters in order to facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in Underwritten Offerings of securities by the Company.

2.1.4.    Holder Information Required for Participation in Registration. At least ten(10) business days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use commercially reasonable efforts to notify each Holder in writing of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the fifth business day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.2.     Demand Registration.

2.2.1.   Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, and provided that the Company does not have an effective Registration Statement pursuant to subsection 2.2.1 outstanding covering all the Registrable securities, at any time and from time to time after the first anniversary of the Closing, either (a) the Sponsor, or (b) the New Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the New Holders (the “Demanding Holders”), in each case, may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within five (5) business days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five business days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting

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Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than two (2) Registrations initiated by the Sponsor (the “Sponsor Registrations”), provided that (A) Learn Capital, LLC (as successor in interest to and/or a Permitted Transferee of the Sponsor) or its affiliates shall be entitled to initiate one (1) Sponsor Registration and (B) CWAM Investors LLC (as successor in interest to and/or a Permitted Transferee of the Sponsor) or its affiliates shall be entitled to initiate one (1) Sponsor Registration, pursuant to a Demand Registration under this subsection 2.2.1 with respect to any or all Registrable Securities. Notwithstanding anything to the contrary in this subsection 2.2.1, any Demand Registration in the form of an Underwritten Offering, must include, in the aggregate, Registrable Securities having an aggregate market value of at least $10,000,000 (based on the Registrable Securities included in such Demand Registration by all Holders participating in such Demand Registration).

2.2.2.   Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Demand Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3.   Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their written demand for a Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company after consultation with the Demanding Holders initiating the Demand Registration.

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2.2.4.   Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders (or Shelf Demanding Holders) and the Requesting Holders (or Shelf Demanding Holders) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders (or Shelf Demanding Holders) and the Requesting Holders (or Shelf Demanding Holders) (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders or Shelf Demanding Holders, as applicable, and the Requesting Holders or Shelf Requesting Holders, as applicable (pro rata based on the respective number of Registrable Securities that each Demanding Holder or Shelf Demanding Holder, as applicable, has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Requesting Holders or Shelf Requesting Holders, as applicable, have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5.  Demand Registration Withdrawal. Any Demanding Holder, Shelf Demanding Holder, Requesting Holder, or Shelf Requesting Holder, pursuant to an Underwritten Registration under subsection 2.2.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Registration at least five (5) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to the withdrawal of any such Holder under this subsection 2.2.5.

2.3.     Piggyback Registration.

2.3.1.    Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of stockholders of the Company (or by the Company

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and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or an at-the-market offering or (v) on Form S-4 or Form S-8 or their successor forms, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as reasonably practicable but not less than five (5) business days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five business days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2.   Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)        If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested or demanded pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities.

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(b)       If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3.   Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3

2.3.4.    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3 hereof.

2.4.     Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, commercially reasonable efforts to cause the applicable

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Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of an Underwriter(s) to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company stating that, in their good faith judgment, it would require the Company to make an Adverse Disclosure and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than ninety (90) days in any 12-month period (the “Aggregate Blocking Period”).

2.5.     Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form S-3 filed pursuant to this Article II is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof (or in the case of the Commission requiring a Holder to be named as an “underwriter,” the Holders) and (ii) use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders whose Registrable Securities are subject to such position of the Commission shall have the right to select one (1) legal counsel designated by the holders of a majority of the Registrable Securities subject to such position of the Commission (at the Company’s sole cost and expense) to review and oversee any registration or matters pursuant to this Section 2.5, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. No such written submission regarding the Holders with respect to this matter shall be made to the Commission to which the applicable Holders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.5, the Commission refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. In the event of a share removal pursuant to this Section 2.5, the Company shall give the applicable Holders at least five (5) days’ prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.5 shall be allocated between the Holders on a Pro Rata basis based on the aggregate amount of Registrable Securities held by the Holders. In the event of a share removal of the Holders pursuant to this Section 2.5, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof and in no event shall the filing of such Registration Statement on Form S-1 or subsequent Registration Statement on Form S-3 filed pursuant to the terms of subsection 2.1.2 be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4 hereof.

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Article III. Company Procedures

3.1.     General Procedures. If the Company is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1.   prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2.   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the applicable Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3.   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4.    prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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3.1.5.   notify the Holders whose Registrable Securities are included in a Registration Statement promptly, and in all events within five (5) business days, of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; and (iii) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain a Misstatement, and promptly make available to the Holders whose Registrable Securities are included in such Registration Statement any such supplement or amendment;

3.1.6.    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.7.   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.8.   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.9.   at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference) furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.10.  notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11.  permit a representative of the Holder (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; provided, further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or

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Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.12.  obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13. on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.14. in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.15. make available for inspection by the Holders whose Registrable Securities are included in such Registration Statement and who have signed a non-disclosure agreement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder whose Registrable Securities are included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably requested to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement;

3.1.16.  make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.17.  if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show,” analyst or investor presentations and other such meetings organized by the Underwriters that may be reasonably requested by the Underwriter in any Underwritten Offering; and

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3.1.18. otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2.     Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3.     Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4.     Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time possible, but in no event more than a total of ninety (90) days, calculated on a non-consecutive basis, determined in good faith by the Company to be necessary for such purpose; provided, that each day of any such suspension pursuant to this Section 3.4 shall correspondingly decrease the Aggregate Blocking Period available to the Company during any 12-month period pursuant to Section 2.4 hereof. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5.     Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take

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such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell or transfer shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or pursuant to any other available exemption from the Securities Act, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV. Indemnification and Contribution

4.1.      Indemnification.

4.1.1.    The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and each person who controls such Holder (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, judgments, claims, actions, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for inclusion therein. The Company shall promptly reimburse the Holder Indemnified Parties for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such losses, judgments, claims, actions, damages, liabilities or expenses. The Company shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2.    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, judgments, claims, actions, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for inclusion therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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4.1.3.   Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4.   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5.   If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party

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in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V. Miscellaneous

5.1.     Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Innventure, Inc., 6900 Tavistock Lakes Boulevard, Suite 400, Orlando, Florida 32827, Attention: Gregory W. Haskell and Roland Austrup, Email: bhaskell@innventure.com and raustrup@innventure.com and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto.

5.2.     Assignment; No Third Party Beneficiaries.

5.2.1.    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2.   Prior to the expiration of any applicable lock-up period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable lock-up agreement, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.3.    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4.    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5.    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

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5.3.    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4.     Counterparts. This Agreement may be executed in multiple counterparts (including facsimile, electronic signature or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5.     Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.6.     Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.7.     Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Sponsor in the negotiation, administration, performance or enforcement hereof.

5.8.      Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that affects either of (x) the Existing Holders as a group, (y) or the New Holders as a group, respectively, in a manner that is different from any other Holders, as applicable, shall require the prior written consent of (1) a majority-in-interest of the Registrable Securities held by such Existing Holders, or (2) a majority-in-interest of the Registrable Securities held by such New Holders, as applicable, prior to entering into such amendment or waiver; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that affects one Holder or group of affiliated Holders, solely in its

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capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.9.     Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.10.   Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.11.   Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.12.   Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.13.   Legend Removal. If a Holder holds Registrable Securities that are eligible to be sold without restriction under Rule 144 (other than the restrictions set forth under Rule 144(i)) or pursuant to an effective Registration Statement, then, at such Holder’s request, accompanied by such written representations and other documents as the Company or its transfer agent shall reasonably request, the Company shall, reasonably promptly, cause the Company’s transfer agent to remove any restrictive legend set forth on the Registrable

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Securities held by such Holder in connection with any sale of such Registrable Securities pursuant to Rule 144 or the effective Registration Statement, as applicable (including, if required by the Company’s transfer agent, by delivering to the Company’s transfer agent a direction letter and opinion of counsel in form reasonably acceptable to the Company’s transfer agent).

5.14.   Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date as of which no Registrable Securities remain outstanding. The provisions of Section 3.5 and Article IV shall survive any termination.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

INNVENTURE, INC.

By:	/s/ Gregory W. Haskell
Name: Gregory W. Haskell
Title:

Signature Page to Amended and Restated Registration Rights Agreement

SPAC:

LEARN CW INVESTMENT CORPORATION

By:	/s/ Robert Hutter
Name: Robert Hutter
Title: Chief Executive Officer

SPONSOR:

CWAM LC SPONSOR LLC
By: ABF Manager LLC, its manager

By:	/s/ Adam Fisher
Name: Adam Fisher
Title: Sole Member

[Signature Page to Amended and Restated Registration Rights Agreement]

EXISTING HOLDERS:

By:	/s/ Robert Hutter
Name: Robert Hutter
Title: Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

By:	/s/ Adam Fisher
Name: Adam Fisher
Title: Director

[Signature Page to Amended and Restated Registration Rights Agreement]

The 2011 Jonathan R Goldman and Anuranjita Tewary Revocable Trust

By:	/s/ Anuranjita Tewary
Name: Anuranjita Tewary
Title: Director

[Signature Page to Amended and Restated Registration Rights Agreement]

By:	/s/ Daniel H. Stern
Name: Daniel H. Stern
Title: Director

[Signature Page to Amended and Restated Registration Rights Agreement]

By:	/s/ Peter Relan
Name: Peter Relan
Title: Director

[Signature Page to Amended and Restated Registration Rights Agreement]

By:	/s/ Ellen Levy
Name: Ellen Levy
Title: Director

[Signature Page to Amended and Restated Registration Rights Agreement]

Exhibit 10.4

INVESTORS’ RIGHTS AGREEMENT`

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 2nd day of October, 2024, by and among Innventure, Inc. f/k/a Learn SPAC Holdco, Inc. (“Holdco”), a Delaware corporation, and the undersigned parties listed under Founding Investors on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, Holdco is party to that certain Business Combination Agreement, dated as of October 24, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “BCA”), by and among Holdco, Learn CW Investment Corporation, LCW Merger Sub, Inc., Innventure LLC (“Innventure”), and Innventure Merger Sub, LLC (“Innventure Merger Sub”), pursuant to which, among other things, Innventure Merger Sub merged with and into Innventure, with Innventure being the surviving company and a wholly-owned subsidiary of Holdco, and Innventure members receiving Common Shares of Holdco in exchange for their membership interests in Innventure as provided by the BCA; and

WHEREAS, in connection with the transactions contemplated by the BCA, Holdco has agreed to grant to the Founding Investors certain rights with respect to nomination of directors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               DEFINITIONS. The following terms used herein have the following meanings:

1.1     “Affiliate” means, with respect to any specified person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person, through one or more intermediaries or otherwise.

1.2    “Agreement” is defined in the preamble to this Agreement.

1.3     “BCA” is defined in the recitals to this Agreement.

1.4     “Beneficially Own” or “Beneficially Owned” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

1.5     “Board of Directors” means the board of directors of Holdco.

1.6     “Closing Date” has the meaning set forth in the BCA.

1.7     “Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

1.8     “Common Shares” means shares of Common Stock of Holdco, par value $0.0001 per share.

1.9     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.10   “Founding Investor” means each of the persons listed on Exhibit A and each of their Permitted Transferees.

1.11   “Founding Investor Shares” means those Common Shares Beneficially Owned by the Founding Investors.

1.12   “Independent Director” shall mean a director who complies with the independence requirements for directors with respect to Holdco (without reference to any applicable exemptions from such requirements, and without reference to any heightened requirements for service on the audit committee of the Board of Directors) for companies listed on the Nasdaq Stock Market.

1.13   “Investor” is defined in the preamble to this Agreement.

1.14   “Majority Founding Investor Direction” means a direction to nominate directors received by Holdco from Founding Investors holding more than 50% of the Founding Investor Shares.

1.15   “Management Director” shall mean a director who is an executive officer of Holdco.

1.16   “Minimum Holding Condition” is defined in Section 2.1(b).

1.17   “Notices” is defined in Section 3.2.

1.18   “Permitted Transferees” means (a) with respect to any Investor, its (i) officers, directors, members, consultants or Affiliates, (ii) relatives and trusts for estate planning purposes, (iii) descendants upon death or (iv) pursuant to a qualified domestic relations order, (b) Holdco, and (c) any other Investor.

1.19   “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

1.20   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

2.               BOARD OF DIRECTORS.

2.1    Designees

(a)       Upon the Closing, the Board shall initially consist of nine (9) directors, including Gregory W. Haskell, David Yablunosky, Michael Otworth, Suzanne Niemeyer, James O. Donnally, Bruce Brown, Elizabeth Williams, Daniel J. Hennessy, and Michael Amalfitano. In accordance with the certificate of incorporation of Holdco, the Board will be divided into three (3) classes serving staggered three-year terms. The initial term of the Class I directors shall expire at the first (1st) annual meeting of the stockholders of Holdco following the Closing Date at which directors are elected. The initial term of the Class II directors shall expire at the second (2nd) annual meeting of the stockholders of Holdco following the Closing Date at which directors are elected. The initial term of the Class III directors shall expire at the third (3rd) annual meeting of the stockholders of Holdco following the Closing Date at which directors are elected. Gregory W. Haskell, Daniel J. Hennessy and Michael Amalfitano will be assigned to Class I, David Yablunosky, James O. Donnally, and Bruce Brown will be assigned to Class II, and Michael Otworth, Suzanne Niemeyer, and Elizabeth Williams will be assigned to Class III. From and after the Closing, the rights of the Founding Investors to designate directors to the Board and its committees shall be as set forth in the remainder of this Section 2.

(b)        From and after the Closing Date, in respect of each annual meeting or special meeting of the stockholders of Holdco at which directors are to be elected, the Founding Investors, collectively, shall have the right, but not the obligation, to nominate for election to the Board of Directors in any applicable election that number of individuals determined in accordance with Section 2.1(c) below (the “Founding Investor Nominees”). Holdco will use reasonable best efforts, including taking all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law), to cause the Founding Investor Nominees to be elected to serve as directors on the Board of Directors.

(c)        The number of Founding Investor Nominees which Holdco shall cause to be elected at each annual meeting or special meeting of the stockholders of Holdco at which directors are to be elected is that number which, assuming all such individuals are successfully elected to the Board of Directors, when taken together with any incumbent director of a different class nominated by the Founding Investors and not standing for election in such election, would result in the number of directors on the Board of Directors nominated by the Founding Investors as specified below:

(i)         up to seven (7) directors, so long as the Founding Investors collectively beneficially own (directly or indirectly) greater than 70% of the outstanding Common Shares;

(ii)         up to six (6) directors, so long as the Founding Investors collectively beneficially own more than 50% of the outstanding Common Shares but less than 70% of the outstanding Common Shares;

(iii)       up to four (4) directors, so long as the Founding Investors collectively beneficially own at least 40% of the outstanding Common Shares but less than 50% of the outstanding Common Shares;

(iv)        up to three (3) directors, so long as the Founding Investors collectively beneficially own at least 20% of the outstanding Common Shares but less than 40% of the outstanding Common Shares; and

(v)        up to two (2) directors, so long as the Founding Investors collectively beneficially own at least 5% of the outstanding Common Shares but less than 20% of the outstanding Common Shares.

In the event the size of the Board is increased or decreased at any time to other than nine (9) directors, the Founding Investors’ collective nomination rights under this Section 2.1 shall be proportionately increased or decreased, respectively, rounded up to the nearest whole number.

(d)       For the avoidance of doubt, the rights granted to the Founding Investors to designate members of the Board are additive to, and not intended to limit in any way, the rights that Founding Investors or any of their respective Affiliates may have to nominate, elect or remove directors under Holdco’s certificate of incorporation, bylaws or the Delaware General Corporation Law.

(e)      Holdco agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all necessary corporate action to effectuate the above will include (i) including the Persons designated pursuant to this Section 2.1(b) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (ii) nominating and recommending each such individual to be elected as a director as provided herein, (iii) soliciting proxies or consents in favor thereof, and (iv) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director.

(f)       In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a Director designated by the Founding Investors pursuant to this Agreement, then the Founding Investors will be entitled to designate an individual to fill the vacancy. Holdco will take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause such replacement designee to become a member of the Board.

3.               MISCELLANEOUS.

3.1     Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Holdco hereunder may not be assigned or delegated by Holdco in whole or in part.

3.2     Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To Holdco:	6900 Tavistock Lakes Boulevard Suite 400 Orlando, Florida 32827 Attn: Bill Haskell; Roland Austrup Email: bhaskell@innventure.com; raustrup@innventure.com
with a copy (which shall not constitute notice) to:	Jones Day 1221 Peachtree Street, N.E., Suite 400 Atlanta, Georgia 30361 Attn: Joel T. May; Patrick S. Baldwin; Thomas L. Short Email: jtmay@jonesday.com; pbaldwin@jonesday.com; tshort@jonesday.com

To a Founding Investor, to the address set forth below such Investor’s name on Exhibit A.

3.3    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

3.4     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

3.5     Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

3.6     Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

3.7     Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

3.8     Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

3.9     Remedies Cumulative. In the event that Holdco fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

3.10   Governing Law; Dispute Resolution. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of Court of Chancery of the State of Delaware and any State of Delaware appellate court therefrom for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Court of Chancery of the State of Delaware and any State of Delaware appellate court therefrom, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

3.11   Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAVIER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT OR DELICT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW, CIVIL LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A TRIAL BY JURY FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable legal fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any court of competent jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Investors’ Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

INNVENTURE, INC. F/K/A LEARN SPAC HOLDCO, INC.

By:	/s/ Michael Otworth
Name: Michael Otworth
Title: Executive Chairman

FOUNDING INVESTORS:

/s/ MICHAEL OTWORTH
MICHAEL OTWORTH

/s/ RICHARD BRENNER
RICHARD BRENNER

/s/ JOHN SCOTT
JOHN SCOTT

/s/ BILL HASKELL
BILL HASKELL

/s/ DAVID E. YABLUNOSKY
DAVID E. YABLUNOSKY

/s/ ROLAND AUSTRUP
ROLAND AUSTRUP

/s/ GREG WASSON
GREG WASSON

Signature Page to Investors’ Rights Agreement

 Exhibit 10.7

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of October 2, 2024 by and between Innventure, Inc. (formerly known as Learn SPAC HoldCo, Inc.), a Delaware corporation (the “Company”), and [Indemnitee] (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements, if any, between the Company and the Indemnitee covering indemnification.

A.        The Company recognizes the difficulty in obtaining liability insurance for its directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates, the significant cost of such insurance and the general limitations in the coverage of such insurance.

B.          The Company further recognizes the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.          The current protection available to directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company may not be adequate under the present circumstances, and directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company (or persons who may be alleged or deemed to be the same), including the Indemnitee, may not be willing to serve or continue to serve or be associated with the Company in such capacities without additional protection.

D.          The Company (a) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and (b) accordingly, wishes to provide for the indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by law.

E.           In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

AGREEMENT:

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Certain Definitions.

(a)          “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power

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represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(b)          “Claim” shall mean with respect to a Covered Event: any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (formal or informal) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, including any appeal therefrom.

(c)          References to the “Company” shall include, in addition to Innventure, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Innventure, Inc. (or any of its wholly owned subsidiaries or majority owned joint ventures) is a party, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)         “Covered Event” shall mean any event or occurrence by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, direct or indirect, whether before or after the date of this Agreement, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity, whether before or after the date of this Agreement.

(e)         “Expense Advance” shall mean a payment to Indemnitee for Expenses pursuant to Section 3 hereof, in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation, which constitutes a Claim.

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(f)        “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including reasonable attorneys’ fees and all other costs, expenses and obligations reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(g)         “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder, within the last three (3) years. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)        References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(i)         “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Company’s Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification, exoneration and hold harmless rights. In the absence of the appointment of another Reviewing Party, but subject to the provisions of Section 2(d), the full Board of Directors shall be deemed to be the “Reviewing Party” within the meaning of this Agreement.

(j)           “Section” refers to a section of this Agreement unless otherwise indicated.

(k)          “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

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2.           Indemnification.

(a)        Indemnification of Expenses. Subject to the provisions of Section 2(b) below, the Company shall indemnify, exonerate and hold harmless Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges incurred in connection with or in respect of such Expenses.

(b)          Review of Indemnification Obligations.

(i)        Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified, exonerated or held harmless hereunder under applicable law, (A) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party and (B) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying, exonerating and holding harmless Indemnitee (within thirty (30) days after such determination); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying, exonerating and holding harmless Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(ii)      Subject to Section 2(b)(iii) below, if the Reviewing Party shall not have made a determination within forty-five (45) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (B) a prohibition of such indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(iii)     Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Claim.

(c)       Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified, exonerated or held harmless hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the

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court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15 hereof, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d)          Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, which may be the full Board of Directors in the absence of the selection of another Reviewing Party, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning Indemnitee’s indemnification, exoneration and hold harmless rights for Expenses under this Agreement or any other agreement or under the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) or amended and restated bylaws (the “Bylaws”) as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by the Indemnitee and approved by Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified, exonerated or held harmless hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify, exonerate and hold harmless such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(e)        Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the fullest extent permitted by applicable law and to the extent that Indemnitee was a party to (or participant in) and has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified, exonerated and held harmless against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

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(f)        Contribution. If the indemnification, exoneration and hold harmless rights provided for in this Agreement is for any reason held by a court of competent jurisdiction to be unavailable to an Indemnitee, then in lieu of indemnifying, exonerating and holding harmless Indemnitee thereunder, the Company shall contribute to the amount paid or required to be paid by Indemnitee as a result of such Expenses (i) in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 2(f) in excess of the net proceeds received by Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(a) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

3.           Expense Advances.

(a)        Obligation to Make Expense Advances. The Company shall make Expense Advances to Indemnitee upon receipt of a written undertaking, in the form attached hereto as Exhibit A, by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified, exonerated or held harmless therefor by the Company.

(b)        Form of Undertaking. Any written undertaking by the Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

4.           Procedures for Indemnification and Expense Advances.

(a)       Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than forty-five

6

(45) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than twenty (20) days after such written demand by Indemnitee is presented to the Company. If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

(b)       Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified, exonerated or held harmless or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification, exoneration and hold harmless rights will or could be sought under this Agreement and, in connection with Indemnitee’s right to receive Expense Advances under this Agreement, provide the Company with a signed, written undertaking, in the form attached hereto as Exhibit A. Notice to the Company shall be directed to the General Counsel and Corporate Secretary of the Company at the address (including electronic address) shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee) and shall include a description of the nature of the Claim and the facts underlying the Claim, in each case to the extent known to Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Claim. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power. The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement, except to the extent (solely with respect to the indemnity hereunder) that such failure or delay materially prejudices the Company.

(c)         No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification, exoneration and hold harmless rights are not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified, exonerated or held harmless under this Agreement or applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

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(d)          Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e)         Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification, exoneration and hold harmless rights for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification, exoneration and hold harmless rights or Expense Advances hereunder. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim, action or proceeding against Indemnitee without the consent of Indemnitee, provided that the terms of such settlement include a full release of Indemnitee by the claimant from all liabilities or potential liabilities under such claim. In the event such full release is not obtained, the Company shall obtain the consent of Indemnitee, regardless of whether the terms of such settlement limit any indemnification, exoneration and hold harmless rights Indemnitee may now, or hereafter, be entitled to under this Agreement, the Company’s Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise.

5.           Additional Indemnification Rights; Nonexclusivity.

(a)         Scope. The Company hereby agrees to indemnify, exonerate and hold harmless the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification, exoneration and hold harmless rights are not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Bylaws or by statute, a vote of stockholders or a resolution of directors, or otherwise. The rights of indemnification and to receive Expense Advances as provided by this Agreement shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify, exonerate and hold harmless a member of its board of directors or an

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officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify, exonerate and hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.

(b)        Nonexclusivity. The indemnification, exoneration and hold harmless rights and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, the Bylaws, any other agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification, exoneration and hold harmless rights and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified, exonerated or held harmless capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6.           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, the Bylaws or otherwise) of the amounts otherwise payable hereunder, except as provided in Section 18 below.

7.           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification, exoneration and hold harmless rights by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify, exonerate and hold harmless Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8.          Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying, exonerating and holding harmless its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification, exoneration and hold harmless rights to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify, exonerate and hold harmless Indemnitee.

9.          Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors who are not employees of the Company, if Indemnitee is a director who is not employed by the Company; or of the Company’s officers, if Indemnitee is a director of the Company and is also employed by the Company, or is not a director of the Company but is an officer; or in the Company’s sole discretion, if Indemnitee is not an officer or director but is an employee, agent or fiduciary.

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10.          Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)         Excluded Action or Omissions. To indemnify, exonerate and hold harmless Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification, exoneration and hold harmless rights under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, exoneration and hold harmless rights to Indemnitee, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b)        Claims Initiated by Indemnitee. To indemnify, exonerate and hold harmless or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce an indemnification, exoneration and hold harmless right under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, exoneration, hold harmless right, Expense Advances or insurance recovery, as the case may be.

(c)          Lack of Good Faith. To indemnify, exonerate and hold harmless Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 hereof that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 hereof that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

(d)         Claims Under Section 16(b) or Sarbanes-Oxley Act. To indemnify, exonerate and hold harmless Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute or any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that notwithstanding any limitation set forth in this Section 10(d) regarding the Company’s obligation to provide

10

indemnification, exoneration, and hold harmless, Indemnitee shall be entitled under Section 3 hereof to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

11.         Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic transmission, each of which shall constitute an original and all of which, together, shall constitute one instrument.

12.         Binding Effect; Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

13.         Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified, exonerated or held harmless for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

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14.         Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (including electronic mail) and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) if sent electronically by electronic mail, on the business day sent if sent before 7:00 P.M. Eastern Time on that day or the next business day after the date sent if sent after 7:00 P.M. Eastern Time on the business day sent. Addresses (including electronic addresses, if applicable) for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

15.         Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

16.         Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.         Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

18.         Primacy of Indemnification; Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any insurance policy purchased by the Company, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights. In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee, or (ii) any insurance policy purchased or maintained by Indemnitee.

19.         Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

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20.         Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, including any existing director or officer indemnification agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors and officers insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

21.         No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to employment by the Company or any of its subsidiaries or affiliated entities.

22.         Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

(The remainder of this page is intentionally left blank.)

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

INNVENTURE, INC.

By:
Authorized Officer

Address:

6900 Tavistock Lakes Blvd
Suite 400
Orlando, Florida 32827

Electronic Mail: legalnotices@innventure.com

Agreed to and accepted by:

INDEMNITEE:

By:
[Indemnitee]

Date: [Date]

Address:
[Address]

Electronic Mail:
[Email Address]

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EXHIBIT A

Form of Undertaking

AFFIRMATION AND UNDERTAKING FOR ADVANCE OF EXPENSES PURSUANT TO SECTION 145(e) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Pursuant to Section 145(e) of the General Corporation Law of the State of Delaware (the “DGCL”), Article X, Section 2 of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Innventure, Inc. (formerly known as Learn SPAC HoldCo, Inc.) (the “Company”), and Section 3(a) of my Indemnification Agreement with the Company (the “Indemnification Agreement”), I understand that I must provide a written undertaking in order for the Company to make Expense Advances to me in connection with [NAME OF PROCEEDING], as well as in any related action, suit or proceeding that is threatened, pending or may be filed in the future in which I am a party, a witness or other participant.

The capitalized terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I hereby affirm my good-faith belief that I have met the standard of conduct for indemnification imposed by Section 145(d) of the DGCL. I affirm that in connection with the matters for which I seek Expense Advances, I have acted in good faith and in a manner I reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

I hereby undertake to repay the Expense Advances if it is ultimately determined that I am not entitled to be indemnified, exonerated or held harmless therefor by the Company under Section 145 of the DGCL, Article X of the Certificate of Incorporation or the Indemnification Agreement.

This undertaking is a general, unsecured obligation, and no interest shall be charged hereon.

I have executed this Affirmation and Undertaking on this ____ day of __________,20___.

____________________________________________

Exhibit 10.9

FORM OF

INVESTMENT AGREEMENT

by and among

LEARN SPAC HOLDCO, INC.

and

THE PURCHASERS LISTED ON SCHEDULE I HERETO

Dated as of October [__], 2024

Page

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	3
Section 1.02.	General Interpretive Principles	6

ARTICLE II

SALE AND PURCHASE OF SERIES B PREFERRED STOCK

Section 2.01.	Sale and Purchase of the Series B Preferred Stock	6
Section 2.02.	Closing	7
Section 2.03.	Conditions Precedent to Closing	7

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties of the Company	8
Section 3.02.	Representations and Warranties of Each Purchaser	12

ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.	Company Registration	14
Section 4.02.	Obligations of the Company	14
Section 4.03.	Furnish Information	15
Section 4.04.	Expenses of Registration	15
Section 4.05.	Indemnification.	16

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.	Taking of Necessary Action	17
Section 5.02.	Corporate Actions	17
Section 5.03.	Tax Treatment	18
Section 5.04.	Section 4501 Tax	18

ARTICLE VI

MISCELLANEOUS

Section 6.01.	Termination	18
Section 6.02.	Survival of Representations and Warranties and Registration Rights	19
Section 6.03.	Notices	19
Section 6.04.	Entire Agreement; Third Party Beneficiaries; Amendment	20
Section 6.05.	Counterparts	20
Section 6.06.	Expenses	20
Section 6.07.	Successors and Assigns	20
Section 6.08.	Governing Law; Jurisdiction; Waiver of Jury Trial	20
Section 6.09.	Severability	21
Section 6.10.	Headings	21
Section 6.11.	Non-Recourse	21
Section 6.01.	Section 4501 Tax	22

ARTICLE VII

CONVERSION LIMITATIONS

Section 7.01.	Conversion Limitations.	21

SCHEDULE I – PURCHASERS
EXHIBIT A – FORM OF CERTIFICATE OF DESIGNATION

2

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of October [__], 2024, is by and among Learn SPAC HoldCo, Inc., a Delaware corporation (which shall be renamed “Innventure, Inc.” upon consummation of the Transaction, the “Company”), and the several Purchasers listed from time to time on Schedule I attached hereto (each a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, at the Closing, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to such Purchasers, an aggregate of up to 3,000,000 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”), purchase price of $10.00 per share (the “Series B Preferred Stock Purchase Price”), having the terms and conditions specified in the form of Certificate of Designation attached hereto as Exhibit A (the “Certificate”) to be issued on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company and each Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  Notwithstanding the foregoing, with respect to each Purchaser, the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Purchaser or any of such Purchaser’s Affiliates.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Board of Directors” shall have the meaning set forth in Section 3.01(c).

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of October 24, 2023, by and among the Company, Learn CW Investment Corporation, a Cayman Islands exempted company with limited liability, LCW Merger Sub, Inc., a Delaware corporation, Innventure Merger Sub, LLC, a Delaware limited liability company, and Innventure LLC, a Delaware limited liability company, as the same may be amended, modified or supplemented from time to time.

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“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are not option for the transaction of normal banking business.

“change” shall have the meaning set forth in the definition of Material Adverse Effect.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble hereto.

“Common Stock” means any shares of common stock, par value $0.0001, of the Company that shall be listed and traded on the Listing Exchange under the name and ticker “INV” upon consummation of the Transaction.

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include its correlative meanings, “controlled by” and “under common control with”.

“Converted Shares” shall have the meaning set forth in Section 4.01.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Investor Indemnitee” shall have the meaning set forth in Section 4.05(a).

“Issuance Cap” shall have the meaning set forth in Section 7.01(a)(ii).

“Listing Exchange” means a nationally recognized stock exchange or listing system mutually agreed to by the parties, which shall either be the Nasdaq Stock Market (Nasdaq) or NYSE American LLC (NYSE American).

“Loss” or “Losses” shall have the meaning set forth in Section 4.05(a).

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“Material Adverse Effect” means any change, effect, condition, event, circumstance, occurrence or development (each a “change”, and collectively, “changes”) that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (a) the business, assets, liabilities or financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Closing or to perform its obligations under this Agreement or the Business Combination Agreement.

“Maximum Aggregate Ownership Amount” shall have the meaning set forth in Section 7.01(a)(i).

“Maximum Aggregate Voting Amount” shall have the meaning set forth in Section 7.01(a)(i).

“Outside Date” shall have the meaning set forth in Section 6.01(a).

“Person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Preferred Stock” shall have the meaning set forth in Section 3.01(b).

“Purchase Price” means, with respect to each Purchaser, the purchase price listed opposite such Purchaser’s name on Schedule I hereto.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Registration Statement” shall have the meaning set forth in Section 4.01.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 7.01(a)(i).

“Sanctioned Party” means any entity 50% or more owned or, where relevant under applicable sanctions laws, controlled, individually or in the aggregate, by one or more party designated on a sanctioned parties list administered by the U.S., in each case only to the extent that dealings with such persons are prohibited pursuant to applicable laws and regulations pertaining to trade and economic sanctions administered by the U.S.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of registrable securities, and fees and disbursements of counsel for any Purchaser.

“Series B Preferred Stock” shall have the meaning set forth in the preamble hereto.

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“Series B Preferred Stock Purchase Price” shall have the meaning set forth in the preamble hereto.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” means a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Transaction” means the transactions contemplated by the Business Combination Agreement, and the consummation of which shall take place on the Closing Date (as defined therein).

Section 1.02.        General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The name assigned to this Agreement and the headings used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes,” or “including,” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

SALE AND PURCHASE OF SERIES B PREFERRED STOCK

Section 2.01.        Sale and Purchase of the Series B Preferred Stock.  On the terms and conditions of this Agreement, at the Closing, each Purchaser shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to each Purchaser, severally and not jointly, the applicable number of shares of Series B Preferred Stock listed opposite such Purchaser’s name on Schedule I hereto (as such schedule can be amended or supplemented pursuant to Section 6.04).

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Section 2.02.        Closing.

(a)         On the terms of this Agreement, the closing of the purchase and sale of Series B Preferred Stock pursuant to this Agreement (the “Closing”) will take place remotely via the exchange of documents and signatures substantially concurrently with the consummation of the Transaction, subject to the satisfaction or waiver of the conditions set forth in Section 2.03 (such date is referred to herein as the “Closing Date”); provided, that if the Purchaser is not ready and able to fund the Closing on the date of the consummation of the Transaction, the parties hereto agree that they shall use reasonable best efforts to consummate the Closing as soon as practicable, but not later than five (5) Business Days following the consummation of the Transaction.

(b)          At the Closing:

(i)          The Company will (A) issue and deliver to each Purchaser the Series B Preferred Stock purchased by it, registered in the name of each applicable Purchaser, in each case free and clear of all liens, except restrictions on transfer imposed by the Securities Act, any other applicable securities laws or any other agreement by and among the Company and any of the Purchasers (the terms of which, for the avoidance of doubt, shall only apply to those Purchasers who are party thereto), and the Company will instruct its transfer agent to record, and the transfer agent shall record, the issuance of the shares of Series B Preferred Stock to each applicable Purchaser on the transfer agent’s books and records, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price and (B) deliver to each Purchaser this Agreement and the Certificate, each of which shall be duly authorized and executed by the Company.

(ii)          Each Purchaser will (A) cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to such Purchaser in an amount equal to the applicable Purchase Price, and (B) deliver a counterpart to this Agreement, duly executed by such Purchaser.

Section 2.03.        Conditions Precedent to Closing.

(a)          The respective obligations of each of the Company and the Purchasers to consummate the Closing shall be subject to the satisfaction or waiver, if permissible under applicable law, on or prior to the Closing Date of the following conditions:

(i)          no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)          the Transaction shall have closed.

(b)         The obligations of each Purchaser to consummate the Closing shall be subject to the satisfaction or waiver by such Purchaser, in its sole discretion and if permissible under applicable law, on or prior to the Closing Date of the following conditions:

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(i)            the Closing shall have occurred by the Outside Date;

(ii)         the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date;

(iii)        the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date; and

(iv)        the Company shall have delivered a certificate of the Secretary or an Assistant Secretary of the Company in form reasonably acceptable to the Purchasers with respect to the Company’s good standing in its jurisdiction of organization, its organizational documents, and its corporate authorization of the transactions contemplated hereby.

(c)        The obligations of the Company to consummate the Closing shall be subject to the satisfaction or waiver by the Company, in its sole discretion and if permissible under applicable law, on or prior to the Closing Date of the following conditions:

(i)          all representations and warranties of the Purchasers contained in this Agreement shall be true and correct as to each Purchaser, severally and not jointly, except as would not have a material adverse effect on such Purchaser’s ability to consummate the transactions contemplated hereby; and

(ii)          each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.       Representations and Warranties of the Company.  As of the date hereof and as of the Closing Date (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), the Company represents and warrants to each Purchaser as follows:

(a)         Existence and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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(b)        Capitalization.  Immediately prior to the consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of (1) 250,000,000 shares of Common Stock, and (2) 25,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), of which 5,000,000 shares will have been designated as “Series B Preferred Stock.”  Other than as disclosed here, in the Company Reports and as may be contemplated in connection with the consummation of the Transaction, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any securities, including Common Stock, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Common Stock or any securities convertible into or exchangeable for the foregoing, (iii) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the holders of Common Stock may vote, are issued or outstanding, (iv) preemptive or similar rights to purchase or otherwise acquire the Common Stock, or (v) any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement with respect to the sale or voting of the Common Stock.

(c)          Authorization.  The execution, delivery and performance of this Agreement, the Certificate, and the issuance and sale of the Series B Preferred Stock pursuant to this Agreement have been duly authorized by the Board of Directors of the Company (the “Board of Directors”) and the Board of Directors has duly reserved the requisite number of shares of Series B Preferred Stock to be issued in accordance with the terms and conditions of the Certificate.  No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the Certificate and the consummation by it of the transactions contemplated hereby.  Assuming this Agreement constitutes the valid and binding obligation of each Purchaser and is duly executed and delivered by each other party hereto, this Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(d)          No General Solicitation; No Integration; No Resales.  None of the Company nor its Subsidiaries has directly, or through any Person or any entity acting on its or their behalf, (i) sold, delivered, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or could be integrated with the sale and delivery of the Series B Preferred Stock in a manner that would require the registration under the Securities Act of the Series B Preferred Stock, or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act) in connection with the offering of the Series B Preferred Stock or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

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(e)          Valid Issuance.  When issued, all Series B Preferred Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.  The Common Stock issuable upon conversion of the Series B Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights, liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations and warranties of each Purchaser set forth herein, the Series B Preferred Stock and Common Stock issuable upon conversion thereof will be issued in compliance with all applicable federal and state securities laws.

(f)         Non-Contravention/No Consents.  The execution, delivery and performance of this Agreement and the Certificate in accordance with their terms and the consummation by the Company of the Transaction, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement binding upon the Company or any of its Subsidiaries, (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clause (ii) and this clause (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Assuming the accuracy of the representations of each Purchaser set forth herein, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Closing except for (x)(1) the filing of the Certificate with the Secretary of State of the State of Delaware, (2) filings with the SEC under the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder and (3) compliance with and filings pursuant to any applicable state securities or blue sky laws, in which case of clause (2) and this clause (3) shall have been made or will be made in a timely manner or (y) any consent, approval, order, authorization, registration, qualification, designation, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g)          Reports; Financial Statements.

(i)       As of their respective dates, all forms, reports, registration statements, prospectuses and other documents (the “Company Reports”) filed by the Company and available on EDGAR complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)       Except as otherwise described in the Company Reports, the financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

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(iii)        A copy of each Company Report is available to each Purchaser via the SEC’s EDGAR system.  The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC.

(h)          Absence of Certain Changes.  Since June 30, 2024 and except as described in subsequent Company Reports, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

(i)          No Undisclosed Liabilities, etc.  As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred since June 30, 2024 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)         Compliance with Applicable Law.  Each of the Company and its Subsidiaries has complied in all respects with, and has not received any written notices of any material violation with respect to, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, in each case, other than such non-compliance, defaults or violations that, individually or in the aggregate, (i) have not had and would not reasonably be expected to have a Material Adverse Effect or (ii) are contained in the Company Reports.

(k)         Legal Proceedings.  Except as otherwise disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened in writing, claims, actions, suits, proceedings, arbitration, charges or, to the knowledge of the Company, investigations against the Company or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) challenge the validity of the Transaction.  Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(l)          Insurance.  Each of the Company and its Subsidiaries maintains insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and its Subsidiaries, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

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(m)         Taxes and Tax Returns.  There are no income or other material Taxes due and payable by the Company or any of its Subsidiaries that have not been timely paid and no material withholding Taxes required to be withheld by the Company or any of its Subsidiaries that have not been withheld and timely paid over to the appropriate governmental agency.  There have been no examinations or audits with respect to any Taxes or Tax Returns of the Company or, to the knowledge of the Company, any of its Subsidiaries, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding.  The Company and its Subsidiaries have duly and timely filed all income or other material Tax Returns required to have been filed by them, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

(n)         Listing and Maintenance Requirements.  Upon consummation of the Transaction, the Common Stock shall be registered pursuant to Section 12(b) of the Exchange Act and listed on the Listing Exchange, and the Company has taken no action designed to, or which, to the knowledge of the Company, is reasonably likely to have the effect of, prevent the registration of the Common Stock under the Exchange Act or the Listing Exchange, nor has the Company received as of the date of this Agreement any notification that the SEC or the Listing Exchange the effect of which may be to prevent such registration or listing.

Section 3.02.        Representations and Warranties of Each Purchaser.  As of the date hereof and as of the Closing (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), each Purchaser severally (and not jointly) represents and warrants to the Company as follows:

(a)         Existence; Qualification; Authorization.  Such Purchaser has been duly organized and is validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization and has all requisite corporate, partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Each of the execution of this Agreement and the consummation by such Purchaser of the Closing have been duly and validly authorized by such Purchaser.  This Agreement has been duly executed and delivered by such Purchaser to the extent it is a party thereto and, assuming due execution and delivery by the Company, once executed constitutes the valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(b)          Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series B Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Series B Preferred Stock.  The Purchaser has not been formed for the specific purpose of acquiring the Series B Preferred Stock.

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(c)        Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Series B Preferred Stock with the Company’s management and has had an opportunity to review the Company’s facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.01 of this Agreement or the right of the Purchasers to rely thereon.

(d)         Restricted Securities.  The Purchaser understands that the Series B Preferred Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Series B Preferred Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Series B Preferred Stock indefinitely (or until converted in accordance with the terms of the Certificate) unless they are registered with the SEC and qualified by state authorities.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Series B Preferred Stock for resale, subject to the requirements of Article IV hereof.  The Purchaser acknowledges that the Common Stock is publicly traded and Purchaser understands that this offering is not intended to be a public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(e)        No Public Market.  The Purchaser understands that no public market now exists for the Series B Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the Series B Preferred Stock.

(f)        Legends.  The Purchaser understands that the Series B Preferred Stock may be notated with a legend substantially similar to the following or otherwise required by the securities laws of any state, to the extent such laws are applicable to the shares of Series B Preferred Stock represented by the certificate, instrument, or book entry so legended:

“THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(g)        Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has delivered to the Company a completed copy of the Accredited Investor Questionnaire in connection with such Purchaser’s execution of that certain Indication of Interest.

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(h)          Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series B Preferred Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series B Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other Tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series B Preferred Stock.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Series B Preferred Stock will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(i)           Sanctions.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners, is a Sanctioned Party.

(j)          No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation (as such term is used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act), or (ii) published any advertisement in connection with the offer and sale of the Series B Preferred Stock.

(k)         Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company.

(l)         Residence.  If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Purchaser’s signature page or Schedule I; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page or Schedule I.

ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.        Company Registration.  Within 120 calendar days after the Closing Date, the Company will use its commercially reasonable efforts to prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of all shares of Common Stock to be issued upon conversion of all of the shares the Series B Preferred Stock then outstanding, including the shares of Series B Preferred Stock issued in connection with a dividend declared by the Company (“Converted Shares”).  The Company shall promptly notify the Purchasers via email of the effectiveness of the Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC.

Section 4.02.       Obligations of the Company.  When the registration of the Converted Shares pursuant to Section 4.01 is complete, the Company shall, as expeditiously as reasonably possible:

(a)          subject to compliance with applicable SEC rules, use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earlier of (i) the date on which all Converted Shares have been sold thereunder; (ii) the date on which all Converted Shares may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without current public information (including pursuant to Rule 144(i)(2)), as reasonably determined by the counsel to the Company; or (iii) the date which is the fifth anniversary of the effective date of the Registration Statement;

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(b)          prepare and file with the SEC such amendments and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Converted Shares covered by the Registration Statement;

(c)          furnish to the selling Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Purchasers may reasonably request in order to facilitate their disposition of their Converted Shares;

(d)        use its commercially reasonable efforts to register and qualify the Converted Shares covered by the Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Purchasers; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)         use its commercially reasonable efforts to cause all such Converted Shares covered by the Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(f)         provide a transfer agent and registrar for all Converted Shares registered pursuant to the Registration Statement and provide a CUSIP number for all such Converted Shares, in each case not later than the effective date of such registration;

(g)          enter into such agreements and take such other actions in order to expedite or facilitate the disposition of such Converted Shares; and

(h)        after the Registration Statement becomes effective, notify each selling Purchaser of any request by the SEC that the Company amend or supplement the Registration Statement or prospectus.

Section 4.03.       Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 4 with respect to the Converted Shares of any selling Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Converted Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Purchaser’s Converted Shares.

Section 4.04.        Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article 4, including all registration, filing, and listing fees; printers’ and accounting fees shall be borne and paid by the Company.  All Selling Expenses relating to Converted Shares registered pursuant to this Article 4 shall be borne and paid by the Purchasers pro rata on the basis of the number of Converted Shares registered on their behalf.

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Section 4.05.        Indemnification.

(a)          In connection with any registration statement filed by the Company pursuant to Article 4 in which the Purchaser has registered Converted Shares for sale, the Purchaser will, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law (i) the Company and each of its directors, officers, employees, agents, affiliates and each other person, if any, who controls the Company and (ii) each other seller and such other seller’s directors, officers, managers, agents and affiliates (each, an “Investor Indemnitee”), in each case against any and all losses, claims, damages, liabilities (including actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, in each case to which such Investor Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”) to the extent such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (including the prospectus included within) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made by the Company in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Purchaser or other seller of Converted Shares stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Article 4 will be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Converted Shares giving rise to such liability; and, provided, further, however, that no Purchaser shall be required to indemnify an Investor Indemnitee to the extent such Losses arise out of, relate to, or are incurred in connection with an Investor Indemnitee’s gross negligence or willful misconduct.  The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnitee and will survive the transfer of such securities by such indemnifying party.

(b)          Notice of Loss.  Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in this Article 4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; but the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under this Article 4 except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, (i) the indemnifying party will be entitled to participate in and, unless in the indemnified party’s reasonable judgment a conflict of interest exists between the indemnified and indemnifying parties in respect of such Loss, to assume and control the defense thereof, at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and (ii) after its assumption of the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof.  No indemnifying party will be liable for any settlement of any such action or proceeding effected without the indemnifying party’s written consent, which will not be unreasonably withheld.  No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such Loss or which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

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(c)          Contribution.  If the indemnification provided for in this Article 4 is for any reason be unavailable in respect of any Loss, then, in lieu of the amount paid or payable under this Article 4, the indemnified party and the indemnifying party under this Article 4 will contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Converted Shares covered by the registration statement that resulted in such Loss with respect to the statements, omissions or action that resulted in such Loss, as well as any other relevant equitable considerations or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Converted Shares; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers will be deemed not to exceed the amount received by such sellers.  No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  No person will be obligated to contribute amounts under this Section 4.05(c) in payment for any settlement of any Loss effected without such person’s consent, not to be unreasonably withheld, conditioned or delayed.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.        Taking of Necessary Action.  Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Series B Preferred Stock subject to the terms and conditions hereof and compliance with applicable law.  In case at any time before or after the Closing Date any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Series B Preferred Stock, the proper officers, managers and directors of each party to this Agreement shall take all such action as may be reasonably requested by the Company and such actions as the parties shall mutually agree shall be necessary.

Section 5.02.        Corporate Actions.

(a)        At any time that the Series B Preferred Stock remains outstanding, the Company shall from time to time take all lawful action necessary to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion of the Series B Preferred Stock pursuant to the terms of the Certificate.

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(b)          Prior to the Closing, the Company shall file the Certificate with the Secretary of State of the State of Delaware.

Section 5.03.       Tax Treatment.  The Company acknowledges and agrees that it is intended that for U.S. federal income Tax purposes any amount in respect of the Series B Preferred Stock on account of the accrual of dividends shall not be treated as a dividend, unless and until such dividends are declared and paid in cash and the Company shall take no position inconsistent with such treatment unless otherwise determined by the Purchasers, on any Tax Return, in any Tax Proceeding or otherwise except to the extent otherwise required by a “determination” (as defined in Section 1313(a) of the Code).  In the event that any dividend is paid in cash or a “determination” (as defined in Section 1313(a) of the Code) requires the accrual of dividends to be treated as a dividend for U.S. federal income Tax purposes, the Company shall provide each Purchaser with a reasonable opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, any applicable withholding Tax.  In the event that the Company receives notice in writing or otherwise in the context of a pending or threatened Tax Proceeding from any Governmental Entity that the Tax treatment described in this Section 5.03 is or will be challenged by any Governmental Entity or otherwise raised as an issue by any Governmental Entity in connection with any Tax Proceeding, (a) the Company shall promptly provide written notice thereof to the Purchasers and (b) the parties hereto shall reasonably cooperate in good faith to defend against any such challenge or claim.

Section 5.04.        Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series B Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

ARTICLE VI

MISCELLANEOUS

Section 6.01.        Termination.

(a)          This Agreement may be terminated prior to the Closing Date by Company or any Purchaser if the Closing does not occur by the close of business on October 13, 2024 (the “Outside Date”); provided, notwithstanding the foregoing, no party hereto may terminate this Agreement pursuant to this clause (a) if (i) the action or failure of such party to act has been a cause of or resulted in the failure of the Closing to occur by the Outside Date and (ii) such action or failure to act constitutes a breach of this Agreement; provided, further, that if the Learn CW Investment Corporation shareholders approve an extension of the date by which Learn CW Investment Corporation is required to consummate an initial business combination in compliance with applicable law, then the Outside Date shall automatically be extended to refer to such extended date.  Such termination by a Purchaser will be effective only with respect to that individual Purchaser’s purchase.

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(b)          The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination.  If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 6.01(c).

(c)         If this Agreement is terminated in accordance with Section 6.01 hereof and the Closing is not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except that the provisions of Section 1.02, this Section 6.01, Section 6.03, Section 6.05, Section 6.06, Section 6.08, Section 6.09 and Section 6.11 shall remain in effect in accordance with their terms.  Notwithstanding the foregoing, nothing in this Section 6.01 shall relieve any party to this Agreement of liability for any fraud and willful breach of any provision of this Agreement.

Section 6.02.       Survival of Representations and Warranties and Registration Rights.  Unless otherwise set forth in this Agreement, (a) the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement and (b) the Registration Rights provided in Article 4 shall survive the execution and delivery of this Agreement and the Closing; provided survival of clause (a) shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

Section 6.03.        Notices.

(a)          Notice Process.  All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

(b)          Notice Addresses.  All communications shall be sent to the respective parties hereto at their email address or address as set forth on the signature page or Schedule I along with a copy, which shall not constitute notice, to any “cc” address noted on Schedule I for such party, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.03.

(c)          Consent to Electronic Notice.  Each Purchaser consents to the delivery of any stockholder notice by electronic mail pursuant to Section 232 of the Delaware General Corporate Law (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Schedule I, as updated from time to time by notice to the Company.  Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

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Section 6.04.        Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement (including the Exhibits and Schedules hereto), together with the Certificate, sets forth the entire agreement between the parties hereto with respect to this transaction and is not intended and shall not confer upon any Person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder.  Any provision of this Agreement may be amended or modified in whole or in part at any time solely by an agreement in writing among the Company and the holders of at least 51% of the then-outstanding shares of Series B Preferred Stock.  Such amendment or modification shall be executed in the same manner as this Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.05.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.06.      Expenses.  Each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and this transaction.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible or may become responsible.

Section 6.07.        Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  No party to this Agreement may assign its rights or obligations absent the prior written consent of the other parties except a complete assignment by Purchaser to a controlled Affiliate.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 6.08.        Governing Law; Jurisdiction; Waiver of Jury Trial.

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(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the state or federal courts of/located in the State and City of New York and any appellate court therefrom.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Purchasers hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.04 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09.        Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 6.10.        Headings.  The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.11.        Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a joinder).  Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.  All obligations of Purchasers hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.

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Section 6.01.        Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series B Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

ARTICLE VII

CONVERSION LIMITATIONS

Section 7.01.        Conversion Limitations.

(a)          Notwithstanding herein to the contrary, including in the Certificate, the Company shall not issue to the Purchaser any shares of Common Stock to the extent such shares after giving effect to a conversion and when added to the number of shares of Common Stock issued and issuable upon conversion of any shares of Series B Preferred Stock issued pursuant to this Agreement, the number of shares of Common Stock issued and issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 2, 2024, by and between the Company and WTI FUND X, LLC, and the number of shares of Common Stock issued and issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 2, 2024, by and between the Company and WTI FUND XI, LLC, would

(i)          result in the Purchaser (together with the Purchaser’s affiliates) (a) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (b) controlling in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until the Company obtains the approval by the Company’s stockholders (whether approved through a special meeting of the Company’s stockholders or otherwise) in accordance with the stockholder approval requirements of Nasdaq Marketplace Rule 5635 (or any equivalent rule or requirement of the applicable exchange or automated quotation system on which the Common Stock is then listed or quoted) (the “Requisite Stockholder Approval”); and

(ii)          result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the date hereof (the “Issuance Cap”), unless and until the Company obtains the Requisite Stockholder Approval.

(b)          For purposes of this Article VII, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)          For purposes of this Article VII, in determining the number of outstanding shares of Common Stock, Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the SEC, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Purchaser, the Company shall within two Business Days confirm orally and in writing to such Purchaser the number of shares of Common Stock then outstanding.

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(d)        If on any attempted conversion of the Series B Preferred Stock, the issuance of the shares of Common Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and the Company shall not have previously obtained Requisite Stockholder Approval at the time of conversion, then the Company shall (i) issue to the Purchaser requesting conversion such number of shares of Common Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount, or the Issuance Cap, as the case may be and (ii) use reasonable best efforts to seek, as soon as practicable, the Requisite Stockholder Approval.  For the avoidance of doubt, with respect to the remainder of the aggregate number of shares of Common Stock not then issued, the Series B Preferred Stock shall not be convertible until and unless the Requisite Stockholder Approval has been obtained.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

COMPANY

LEARN SPAC HOLDCO, INC.

By:

Name: Robert Hutter
Title: President

Address: 11755 Wilshire Boulevard, Suite 2320
Los Angeles, California 90025

[Signature Page to Investment Agreement]

PURCHASER

[INSERT PURCHASER NAME]

By:
Name:
Title:
Address:

Email:

[Signature Page to Investment Agreement]

SCHEDULE I

PURCHASERS

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

Exhibit 10.10

WAIVER AND CONSENT

THIS WAIVER AND CONSENT (this “Waiver”), dated as of October 2, 2024, is made by and among Learn CW Investment Corporation, a Cayman Islands exempted company with limited liability (the “SPAC”), Learn SPAC Holdco, Inc., a Delaware corporation (“Holdco”), and Innventure LLC, a Delaware limited liability company (“Innventure” and, together with the SPAC and Holdco, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the A&R Certificate of Incorporation (as defined below).

RECITALS

WHEREAS, on October 24, 2023, Holdco, the SPAC, Innventure and the other persons party thereto, entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), whereby the Parties intend to effect a business combination among Holdco, the SPAC and Innventure, on the terms and subject to the conditions set forth therein (collectively, the “Transactions”);

WHEREAS, contemporaneously with the execution of the Business Combination Agreement, Holdco, the SPAC, Innventure and certain members of Innventure (“Innventure Members”) entered into a Member Support Agreement (the “Member Support Agreement”), pursuant to which such Innventure Members agreed to, among other things, be subject to certain restrictions on transfer set forth in Section 7 of the Member Support Agreement (the “MSA Lock-Up”) on the shares of Common Stock received by the Innventure Members as consideration in the Transactions (such shares, the “MSA Subject Shares”) for a period of 180 days following the closing of the Transactions (the “Closing”);

WHEREAS, in connection with the Transactions, Holdco expects to adopt an Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) substantially in the form agreed by the parties hereto, pursuant to which, among other things, shares of Common Stock issued as consideration to former holders of membership interests, warrants, or other equity interests of Innventure as consideration in the Transactions (such shares, the “Charter Subject Shares”) will be subject to certain restrictions on transfer set forth in Section 4.6 of the A&R Certificate of Incorporation (the “Charter Lock-Up”) for a period of 180 days following the Closing;

WHEREAS, Section 4.6(c) of the A&R Certificate of Incorporation provides that, notwithstanding any other provision of the A&R Certificate of Incorporation, Holdco may, with the prior written consent of the SPAC given prior to Closing, waive, amend, or repeal the lock-up obligations imposed by the A&R Certificate of Incorporation;

WHEREAS, Section 12 of the Member Support Agreement provides that any provision of the Member Support Agreement may be waived by the party against whom the waiver is to be effective;

WHEREAS, each of Holdco and the SPAC desire to waive the MSA Lock-Up with respect to 10% of the MSA Subject Shares of the Company Members (excluding all directors and officers or expected directors and officers of Holdco or Innventure and their affiliates) on a pro rata basis (such shares, the “MSA Waiver Shares”), for the benefit of each of the SPAC and of Holdco; and

WHEREAS, each of Holdco and the SPAC desire to waive the Charter Lock-Up with respect to 10% of the Charter Subject Shares (excluding all directors and officers or expected directors and officers of Holdco or Innventure and their affiliates) on a pro rata basis (such shares, the “Charter Waiver Shares”), for the benefit of each of the SPAC and of Holdco.

NOW, THEREFORE, the Parties hereby agree as follows:

1.         Waiver and Consent, A&R Certificate of Incorporation. Holdco and the SPAC hereby mutually consent to waive the Charter Lock-Up with respect to the Charter Waiver Shares and waive any past, current or future breach under the A&R Certificate of Incorporation solely with respect to the Charter Lock-Up and the Charter Waiver Shares caused by, arising from or in connection with this Waiver.

2.           Waiver and Consent, Member Support Agreement. Holdco and the SPAC hereby mutually consent to waive the MSA Lock-Up with respect to the MSA Waiver Shares and waive any past, current or future breach under the Member Support Agreement solely with respect to the MSA Lock-Up and the MSA Waiver Shares caused by, arising from or in connection with this Waiver.

3.           Miscellaneous. Except as provided herein, the terms and provisions of each of the A&R Certificate of Incorporation and the Member Support Agreement shall remain unmodified and continue in full force and effect. This Waiver shall not operate as a waiver of, or restrict in any manner whatsoever, the rights of the parties to such documents with respect to any matters not described in this Waiver, including, for the avoidance of doubt, with respect to the enforceability of the MSA Lock-Up and the Charter Lock-Up with respect to all MSA Subject Shares and Charter Shares other than the MSA Waiver Shares and Charter Waiver Shares, respectively.

4.          Counterparts. This Waiver may be executed in one or more counterparts for the convenience of the Parties hereto, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Waiver.

5.           Governing Law. This Waiver, the rights and duties of the Parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Waiver will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. The Parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or related to this Waiver. The Parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive.

6.          Entire Agreement. This Waiver supersedes all prior agreements, written or oral, among the Parties hereto with respect to the subject matter hereof and contain the entire agreement among the Parties with respect to the subject matter hereof. Any provision of this Waiver may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Waiver, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

[Signature pages follow]

2

IN WITNESS WHEREOF, the Parties hereto have executed this Waiver as of the date first above written.

LEARN CW INVESTMENT CORPORATION

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	Chief Executive Officer

LEARN SPAC HOLDCO, INC.

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	President

INNVENTURE LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	Chief Executive Officer and Manager

[Signature Page to Lock-Up Waiver and Consent]

Exhibit 10.11

Amended and Restated Unsecured Promissory Note

October 1, 2024 (the “Restatement Date”)	Principal Amount: $10,000,000

In exchange for the principal sum of ten million dollars ($10,000,000) (the “Principal Amount”) loaned to Innventure, LLC, a Delaware limited liability company (the “Borrower”), by Glockner Family Venture Fund, LP, a Florida limited partnership (the “Lender”), the Borrower hereby promises to pay to the Lender the Principal Amount, together with accrued interest thereon pursuant to the terms and conditions set forth in this note (this “Note”).

1.    Prior Note.  Pursuant to that certain Unsecured Promissory Note dated as of August 20, 2024 (the “Prior Note”), the Lender previously lent $10,000,000 to the Borrower.  On or about the date hereof, the Lender has been paid the Loan Fee (as defined in the Prior Note), and the parties agree to amend and restate the Prior Note as set forth herein.  Any amounts disbursed pursuant to the Prior Note are deemed to be the “Loan” for the purposes hereof.

2.    [Reserved].

3.    Payment. The Borrower shall repay the outstanding Principal Amount on the earlier of (a) January 31, 2025 and (b) the first business day following the date on which the Borrower has sufficient capital to be able to repay all amounts outstanding under this Note and otherwise meet its expected working capital needs, as determined by the Borrower in its reasonable discretion (in each case, the “Maturity Date”).

4.    [Reserved].

5.    Prepayment. The Borrower shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty prior to the Maturity Date.

6.    Default. If the Borrower fails to pay any amount due under this Note, such failure shall constitute an event of default under this Note (an “Event of Default”); provided that if any such payment is not then permitted under that certain Loan and Security Agreement, dated as of October 1, 2024, by and among the Borrower and each of WTI Fund X, Inc. and WTI Fund XI, Inc., each as a lender, as amended from time to time, then the failure to make such payment shall not constitute an Event of Default.

7.    Interest. From and after the Restatement Date, interest shall accrue on the Principal Amount at a rate of fifteen and ninety-nine one hundredths percent (15.99%) per annum.  Such interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  From and after the Restatement Date, accrued interest on the Principal Amount shall be payable in arrears on the first business day of each calendar month, beginning on November 1, 2024.

8.    Remedies. No delay or omission on part of the Lender in exercising any right hereunder shall operate as a waiver of any such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

9.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

10.   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.   Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time any interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, any rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and credited to the principal balance of such Loan, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased to the extent necessary to comply with the applicable usury laws, but so as to permit the recovery of the fullest amount otherwise due under this Note.

12.  Amendment; Waiver. This Note may only be amended by a written instrument signed by both parties. No waiver of any provision of this Note shall be effective unless it is in writing and signed by the party waiving such provision. No waiver of any provision of this Note shall be construed as a waiver of any other provision or of the same provision on another occasion.

13.  Assignment. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

14.  Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

15.  Amendment and Restatement. This Note renews, amends, restates, and supersedes the Prior Note, and no novation of the indebtedness evidenced thereby is intended nor shall any such novation be deemed to have occurred on account of the execution and delivery of this Note or otherwise.  Upon execution and delivery of this Note, the Prior Note shall be deemed superseded, replaced, and no longer in effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

INNVENTURE, LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	Chief Executive Officer
Email:
legalnotices@innventure.com

Acknowledged and agreed as of the date
first written above:

GLOCKNER FAMILY VENTURE FUND, LP

By: BELLRINGER CONSULTING GROUP, LLC,
its general partner

By:	/s/ James O. Donnally
Name:	James O. Donnally
Title:	Managing Member
Email:	jdonnally@glockner.com

Exhibit 10.12
Amended and Restated Unsecured Promissory Note

October 1, 2024 (the “Restatement Date”)	Principal Amount: $1,000,000

In exchange for the principal sum of one million dollars ($1,000,000) (the “Principal Amount”) loaned to Innventure, LLC, a Delaware limited liability company (the “Borrower”), by John Scott, an individual (the “Lender”), the Borrower hereby promises to pay to the Lender the Principal Amount, together with accrued interest thereon pursuant to the terms and conditions set forth in this note (this “Note”).

1.    Prior Note.  Pursuant to that certain Unsecured Promissory Note dated as of August 22, 2024 (the “Prior Note”), the Lender previously lent $2,000,000 to the Borrower.  On or about the date hereof, the Lender has been paid $1,000,000 of the principal outstanding under the Prior Note, and the parties agree to amend and restate the Prior Note as set forth herein.  Any amounts disbursed pursuant to the Prior Note are deemed to be the “Loan” for the purposes hereof.

2.    [Reserved].

3.    Interest. From August 22, 2024 to but excluding the Restatement Date, interest accrued on the principal outstanding under the Prior Note at a rate of 11.5% per annum, and from and after the Restatement Date, interest shall accrue on the outstanding Principal Amount at the rate of thirteen and half percent (13.5%) per annum. Such interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

4.    Payment. The Borrower shall repay the outstanding Principal Amount of this Note and accrued interest thereon on January 31, 2025 (the “Maturity Date”).

5.   [Reserved].

6.    Prepayment. The Borrower shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty prior to the Maturity Date.

7.    Default. If the Borrower fails to pay any amount due under this Note, such failure shall constitute an event of default under this Note (an “Event of Default”); provided that if any such payment is not then permitted under that certain Loan and Security Agreement, dated as of October 1, 2024, by and among the Borrower and each of WTI Fund X, Inc. and WTI Fund XI, Inc., each as a lender, as amended from time to time, then the failure to make such payment shall not constitute an Event of Default.

8.    Remedies. No delay or omission on part of the Lender in exercising any right hereunder shall operate as a waiver of any such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

9.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

10.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT/HE AND THE PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time any interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, any rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and credited to the principal balance of such Loan, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased to the extent necessary to comply with the applicable usury laws, but so as to permit the recovery of the fullest amount otherwise due under this Note.

12.  Amendment; Waiver. This Note may only be amended by a written instrument signed by both parties. No waiver of any provision of this Note shall be effective unless it is in writing and signed by the party waiving such provision. No waiver of any provision of this Note shall be construed as a waiver of any other provision or of the same provision on another occasion.

13.  Assignment. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

14.  Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

15.  Amendment and Restatement. This Note renews, amends, restates, and supersedes the Prior Note, and no novation of the indebtedness evidenced thereby is intended nor shall any such novation be deemed to have occurred on account of the execution and delivery of this Note or otherwise.  Upon execution and delivery of this Note, the Prior Note shall be deemed superseded, replaced, and no longer in effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

INNVENTURE, LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	Chief Executive Officer
Email:	legalnotices@innventure.com

Acknowledged and agreed as of the date first written above:

/s/ John Scott

John Scott
Email: jscott@innventure.com

Exhibit 14.1

INNVENTURE, INC.

Code of Business Conduct and Ethics

(ADOPTED EFFECTIVE AS OF OCTOBER 2, 2024)

1.           Purpose of the Code. This Code of Business Conduct and Ethics (this “Code”) provides standards and procedures with respect to the business conduct of Covered Persons (as defined below) of Innventure, Inc. (“Innventure”) and its subsidiaries, including, without limitation, AeroFlexx, LLC and Accelsius Holdings, LLC (each a “Subsidiary” and, collectively with Innventure, the “Company”). Innventure expects all persons subject to this Code, in carrying out their responsibilities, to act in accordance with these standards, which are designed to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that Innventure files with, or submits to, the United States Securities and Exchange Commission (“SEC”) or any other governmental agency and in other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of this Code to the persons identified herein; and

•	accountability for adherence to this Code.

2.           Persons Subject to the Code. This Code applies to all Innventure directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees, consultants, independent contractors and agents, as well as to all directors, officers, employees, consultants, independent contractors and agents of each Subsidiary. Such individuals are referred to herein collectively as the “Covered Persons.”

3.           Consequences for Violation of the Code. Should the Company become aware of a violation of this Code, other Company policies or the law, we will take appropriate action to address the issue and to prevent the problem from occurring in the future. Depending on the circumstances, corrective and preventive steps might include training, counseling, and disciplinary actions up to and including termination of employment.

4.           Payments by and to the Company and its Covered Persons.

A.           Government Officials.  Any direct or indirect payment, transfer, offer or promise of transfer of anything of value (whether cash or non-cash) to a government official for the purpose of improperly influencing government acts or decisions in order to obtain or retain business or to secure a business advantage is an improper payment and is prohibited. Government officials include a wide range of individuals and entities at all levels of government, and include any person acting on behalf of a governmental entity, political party or government-owned or controlled company (e.g., state-owned energy companies or public utilities), as well as military personnel and candidates for political office. Covered Persons should be aware that some laws prohibit providing anything of value to government officials, even when there is no intent or expectation of receiving any preferential treatment or other benefit. Covered Persons should consult with Innventure’s General Counsel before offering to provide any item of value to a government official, including meals and entertainment.

B.          Gifts from Business Providers. Covered Persons (including their immediate family members) may neither accept, nor give or seek for themselves or others any gifts, favors, entertainment or consideration of any kind (collectively, “Gifts”), to or from any person or business organization that does or seeks to do business with, or is a competitor of, the Company (collectively, “Business Providers”), unless (i) they are consistent with customary business practices, (ii) they do not have more than a nominal value (determination is situation-dependent, but $250 is a good rule-of-thumb) (iii) they do not occur more frequently than once per calendar quarter, regardless of amount, and (iv) such Gift is not otherwise in violation of any country or local law in which the Gift is being provided. Under no circumstances may an employee accept a Gift from a Business Provider that could be construed as a kickback, bribe, gratuity or cash payment, regardless of value. A strict standard is imposed with respect to accepting Gifts from, and providing Gifts to, Business Providers, as the Company desires to preserve its ability to make impartial business decisions and to avoid any improper incentives for decision makers.

Gifts that comply with the criteria outlined above may be accepted from Business Providers. Any Gift that may be inconsistent with the criteria outlined above should be reported to Innventure’s General Counsel. Innventure’s General Counsel will then make a determination as to whether such Gift may be accepted, returned, donated or handled in a different manner. Examples of permissible Gifts accepted from a Business Provider because they are consistent with customary business practices include, but are not limited to, the following:

•	the costs of admission at educational programs sponsored by a Business Provider, but excludes the cost of transportation or lodging;

•	meals at which business matters are discussed;

•	cultural, charitable or sporting events that the Business Provider will attend;

•	promotional items of nominal value associated with a party’s commercial and marketing efforts (e.g., t-shirts, hats, cups, or pens); and

•	items won as part of games of chance or broadly disseminated to attendees at an industry-related event, provided that such item is not valued at greater than a nominal value.

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C.          Payments Related to Sales and Purchases. So as to avoid any appearance of illegal or unethical payments, or creating an environment where these may inadvertently be made, commissions, rebates, discounts, credits and allowances associated with Company sales should be paid or granted only by the company on whose books the related sale is recorded, bear a reasonable relationship to the value of goods delivered or services rendered, be given to the specific business entity involved and not to individuals or to a related business entity, and be supported by appropriate documentation.

Agreements for the Company to pay commissions, rebates, credits, discounts or allowances should be in writing; however, when this is not feasible, an explanatory memorandum for the file prepared by the approving department and reviewed by Innventure’s General Counsel should be created.

Any potential deviation from these provisions should be reviewed in advance with Innventure’s Chief Financial Officer and General Counsel, and Innventure’s Internal Auditing department (whether outsourced or not) should also be informed. There must be no falsification, misrepresentation, or deliberate overbilling reflected in any document (including invoices, consular documents, letters of credit, etc.) involved in the transaction. This includes suppression or omission of documents or of information in the documents, or deliberate misdirection of documents.

Payments for goods and services purchased by the Company are otherwise subject to the same considerations noted above.

D.          Political Contributions. Covered Persons may not use Company funds, property or services for contributions to any political party or committee, or to any candidate for or holder of any office of any government. This does not preclude (i) the operation of a political action committee under applicable laws, (ii) Company contributions, where lawful, to support or oppose public referenda or similar ballot issues, or (iii) Company political contributions, where lawful and done in accordance with current policy.

This policy is not intended to affect the rights of individuals to make personal political contributions as long as the donation is derived exclusively from that individual’s personal funds or time and in no way was provided directly or indirectly by the Company.

5.           Conflicts of Interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with the interests of the Company. Covered Persons should avoid any situation that involves or may involve a perceived or actual conflict between their personal interests and the Company’s interests. As in all other facets of their duties, Covered Persons dealing with customers, suppliers, contractors, competitors or any persons doing or seeking to do business with the Company are to act in the best interests of the Company to the exclusion of considerations of personal preference or advantage. Each Covered Person must make prompt and full disclosure in writing to his or her supervisor (if applicable) and Innventure’s General Counsel of the following prospective situations that may involve a perceived or actual conflict of interest:

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A Covered Person, or a member of the Covered Person’s family, has a significant financial interest in any outside enterprise that does or seeks to do business with or is a direct or indirect competitor of the Company. As a minimum standard, a “significant” financial interest exists with respect to a company where (A) there is greater than 2% ownership of a private company or 5% in the case of a public company, (B) a family member is associated with the company, or (C) there is any other interest in the company in excess of 5% of the company’s assets or annual revenue.

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•	The Covered Person serves as a director, officer, partner, consultant or employee to any outside enterprise that does or is seeking to do business with or is a competitor of the Company.

•	Acting as broker, finder, go-between or otherwise for the benefit of a third party in transactions involving or potentially involving the Company or its interests.

•	Any other arrangement or circumstance, including family or other personal relationships, that might dissuade the Covered Person from acting in the best interest of the Company.

6.           Service in Outside Organizations. Employees should not accept a directorship with any for-profit corporation without the prior specific approval of Innventure’s General Counsel and, in the case of directors and executive officers of Innventure (including Innventure’s principal executive officer, principal financial officer and principal accounting officer), they also must notify Innventure’s Nominating and Corporate Governance Committee and comply with the applicable procedures, if any, set forth or recommended by Innventure’s Nominating and Corporate Governance Committee. Employees, directors and executive officers must ensure their participation or service to other organizations, be they civic, charitable, corporate, governmental, public, private, or non-profit in nature, does not (A) materially detract from or interfere with the full and timely performance of their services to the Company or (B) create possible or perceived conflicts of interest as to the Company.

7.           Confidentiality; Protection of Company Information and Assets. Covered Persons must ensure the proper handling, protection and disposal of Company information. Business information is a valuable resource to the Company and improperly handled or disclosed business information (whether intentional or inadvertent), may result in financial damage to the Company and have other negative consequences.

To ensure the proper handling, protection and disposal of Company information, Covered Persons must not:

•
give or release confidential data or information obtained while in the Company’s employment or service, including (but not limited to) materials relating to patents, trade secrets, other intellectual property, customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, strategic plans or the business and affairs of the Company, to any unauthorized individual or entity; and/or

•
use nonpublic information obtained while in the Company’s employment or service for the Covered Person’s personal advantage, including any use for the purposes of: (A) trading or providing information for others to trade in securities, (B) acquiring a property interest of any kind, or (C) retaining Company documents or using for any purpose or revealing to anyone else Company business practices, confidential information or trade secrets after leaving the Company.

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Upon termination of employment or service with the Company, Covered Persons must return to the company that employed or engaged them (i.e., Innventure or a Subsidiary) all tangible items and electronic files (including copies) that relate to the business of the Company.

It is important to remember that these obligations continue even after a person is no longer employed by or serving with the Company.

Notwithstanding the foregoing, nothing in this Code is intended to restrict, limit or prohibit Covered Persons from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to, the Department of Justice or the SEC, or from making other disclosures that are protected under state or federal law or regulation, including, without limitation, good faith disclosure on a confidential basis of confidential information constituting “Trade Secrets” as defined in 18 U.S.C. § 1839, so long as such disclosures are consistent with 18 U.S.C. § 1833. Covered Persons do not need the prior authorization of the Company to make such reports or disclosures. Covered Persons are not required to notify the Company that they have made any such reports or disclosures.

8.           Fair Dealing. All Covered Persons must deal honestly and fairly with the Company’s customers, suppliers, competitors, stockholders and other stakeholders and must not take unfair advantage of others through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or other unfair dealing practices.

9.           Company Data and Information Systems. The Company’s computer information systems and the Company data processed, transmitted and/or stored electronically are assets requiring unique protection. Each Covered Person is responsible for compliance with the Company’s policies, standards and related procedures for electronic information security. Additionally, Covered Persons may be required by law to read and comply with the license agreements associated with the computer software they utilize. Covered Persons should properly utilize and protect the Company’s computer information systems and the Company data, including but not limited to only using such data as necessary for the performance of their duties and only using such Company computer information systems and/or Company data for the benefit of the Company. Covered Persons are expected to use good judgment and conduct themselves professionally when posting and interacting on social media platforms or participating in online forums, blogs, chat rooms or comment boards. Covered Persons should not act or post in a way that would give the impression that they are speaking or posting on behalf of the Company unless they are specifically authorized to do so.

10.          Compliance with the Law. All Covered Persons are expected to comply with all applicable laws, rules and regulations including, but not limited to, the following:

A.          Environmental, Safety and Health. It is the Company’s policy to conduct operations so as to protect and preserve the environment and the health and safety of Covered Persons, and in compliance with all applicable state and federal environmental, health and safety laws and regulations. These laws and regulations govern work practices at all Company sites and the impact of our operations on the air, land and water. Covered Persons must be scrupulous in the observance of applicable laws and regulations to avoid risks to the health and safety of Covered Persons, to the environment and of non-compliance.

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B.          Equal Employment Opportunity. It is the Company’s policy to provide equal employment opportunities to all employees, consultants, independent contractors and agents and applicants for employment without regard to race, color, religion, sex, national origin, age, disability, marital status, sexual orientation, genetic information, protected veteran status or any other status or characteristic protected by applicable law. This applies to all employment decisions regarding recruiting, hiring, promotion, transfer, layoff, termination, compensation, benefits, training (including apprenticeship), classification, certification, testing, retention, referral and all other aspects of employment, except where a bona fide occupational qualification applies.

C.         Harassment. Workplace harassment is strictly prohibited. Verbal or physical conduct by any Covered Person that harasses another, disrupts another’s work performance or creates an intimidating, offensive, abusive or hostile work environment will not be tolerated. The Company is dedicated to ensuring a harassment-free workplace environment for all Covered Persons. If employees, consultants, independent contractors and agents have any questions or concerns in this area, they should bring them to the immediate attention of their supervisor or, in the case of directors, to Innventure’s General Counsel. Alternatively, Covered Persons are encouraged to report any such acts of alleged workplace harassment through the Syntrio Lighthouse Employee Hotline and Anonymous Reporting System in accordance with Section 16 of this Policy.

D.           Drugs and Alcohol. The use or consumption of illegal drugs or alcohol while a Covered Person is working is prohibited as it can create significant risks to the health and safety of the employees. The possession and use of illegal drugs is prohibited on Company properties. In certain limited circumstances, possession and consumption of alcohol may be permitted during or after normal business hours when approved in advance by management or for Company-sponsored functions. If a supervisor or manager has reasonable suspicion to believe that an employee is using illegal drugs and/or alcohol in violation of this policy, the supervisor or manager may, but is not required to, request an alcohol and/or drug screening. A reasonable suspicion may be based on objective symptoms such as the employee’s appearance, behavior or speech.

E.           Competition. The Company supports an environment in which we comply with all competition laws. Covered Persons must avoid any activities that seek to reach any understandings or agreements with competitors or suppliers that restrict competition. Covered Persons should avoid discussion of, or collaboration on, proprietary or confidential information with competitors or suppliers, including pricing policies, contract terms, costs and marketing plans, production plans and capabilities, and allocating clients or territories. When conducting business, Covered Persons must adhere to these guidelines. Covered Persons should consult with Innventure’s General Counsel with any questions regarding these obligations.

F.           Trade Laws. Our products and supplies may be subject to local, regional and international import and export laws, rules and regulations. The Company also acknowledges trade sanctions and import/export restrictions applicable to our activities. Before initiating a cross-border transaction that may involve importing, exporting or re-exporting Company products or supplies, Covered Persons must ensure that such exporting activity is permitted under U.S. export regulations and any applicable non-U.S. laws and regulations.

11.          Travel and Entertainment. Travel and entertainment should be consistent with the needs of the Company’s business. Covered Persons are expected to exercise good judgment, travel on Company business in a cost-efficient manner, adhere to normal safety requirements and promptly report any expenditures incurred. The Company’s intent is that Covered Persons neither lose nor gain financially as a result of business travel and entertainment.

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Employees who approve travel and entertainment expense reports are responsible for the propriety and reasonableness of expenditures, and for ensuring that expense reports of their subordinates are submitted promptly and that receipts and explanations properly support reported expenses. Covered Persons should ensure compliance with any Company guidelines and rules regarding travel and entertainment expenses.

12.          External Communications. Communications by Covered Persons to individuals, businesses and the media outside the Company (including online and social media posts) should not disclose confidential proprietary information or represent (or otherwise give the impression) that they are speaking on behalf of the Company unless authorized to do so by the Company.

13.          Accounting Standards and Documentation. It is the Company’s policy to comply with all applicable financial reporting and accounting regulations. Accounts and records must be documented in a manner that clearly describes and identifies the true nature of business transactions, assets, liabilities or equity, and properly and timely classifies and records entries on the books of account in conformity with generally accepted accounting principles. No record, entry or document may be false, distorted, misleading, misdirected, deliberately incomplete or suppressed.

The Company has established internal control standards and procedures to ensure that assets are protected and properly used and that financial reports are accurate and reliable. Covered Persons share the responsibility for maintaining and complying with required internal controls.

If any employee, director or other person has concerns or complaints regarding accounting, internal accounting controls or auditing matters of the Company, then he or she should submit those concerns or complaints to the Chair of the Audit Committee of the Board of Directors of Innventure promptly through the Syntrio Lighthouse Employee Hotline and Anonymous Reporting System in accordance with Section 16 of this Policy.

14.          Protection and Proper Use of Company Assets.

A.         Protecting Against Waste of Assets. Covered Persons must protect the Company’s assets and ensure their efficient use. Theft, loss, misuse, carelessness and waste of assets have a direct impact on the Company’s profitability. In general, all Company assets should be used only for legitimate business purposes. The Company may, in its discretion, request reimbursement for the direct costs associated with misuse or loss. Although the Company recognizes that limited personal use of Company assets may be appropriate, the Company’s intellectual and proprietary information, software applications, product plans, documentation of business systems and other business data are only to be used for authorized business purposes.

B.        Fraud Prevention. In addition, it is the Company’s policy to prevent fraud and maintain certain deterrents against the initiation of fraud, including theft, impairment or misrepresentation of an asset value, misrepresentation or concealment of liabilities, manipulation or misrepresentation of revenues or expenses, bribery, and violation of any state or federal law or regulation regarding theft, corruption, fraudulent claims, diversion or embezzlement. Fraud may include acts of concealment, such as omissions of entries and

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manipulation of documents (including forgery) or could involve collusion among individuals inside or outside of the Company. To deter such actions, the Company maintains the right “tone at the top” with a view that improper or fraudulent activity will not be tolerated. The Company will take the appropriate actions against any individual that commits or is in any way involved in an improper activity. The Company will maintain the proper segregation of duties pertaining to its internal control environment, and risk assessment procedures will include discussions surrounding opportunities for fraud. Internal reviews may be performed in various areas that have a greater propensity for fraud.

C.           Protecting Intellectual Property. Intellectual property developed by the Company’s employees, consultants, independent contractors and agents during the course of their employment with the Company is a valuable corporate asset. All intellectual property, including all patentable inventions, any copyrightable subject matter, trade secrets, works of art, technical information, discoveries, inventions, writings or other creations that might normally be developed on a proprietary basis resulting from work, research or investigation conducted by the Company’s employees, consultants, independent contractors and agents on the Company’s time or with its facilities and equipment (whether or not reimbursed by the Company) are the property of the Company and will be assigned (and deemed immediately assigned upon creation, pending delivery of documents or instruments of assignment) to the Company or its designee.

15.           Corporate Opportunities. All Covered Persons owe a duty to the Company to advance the Company’s legitimate interests when the opportunity to do so arises. Covered Persons must not: (A) receive or seek to receive a benefit from opportunities that are discovered or developed through his or her involvement or employment with the Company (including, without limitation, his or her use of the Company’s property or information, or his or her position); (B) use corporate property or information, or his or her position for personal gain; or (C) compete with the Company, directly or indirectly, for business opportunities.

16.           Compliance and Reporting. Covered Persons are expected to comply with this Code and its underlying policies and procedures to protect the Company and its Covered Persons from criticism, litigation or embarrassment that might result from alleged, perceived or real conflicts of interest or unethical practices. Violations of this Code are grounds for disciplinary action up to and including discharge and possible legal prosecution.

Each report of apparent violations of this Code is treated in a confidential manner, to the extent permitted by applicable law. Confidentiality, to the extent permitted by applicable law, is important to avoid damaging the reputations of persons suspected, but subsequently found innocent, of wrongful conduct and to protect the Company from potential civil liability. Covered Persons should not attempt to personally conduct investigations or interviews/interrogations related to any suspected illegal or unethical behavior or activity.

All Covered Persons have a duty to report any violations of the Code, as well as violations of any laws, rules or regulations. Covered Persons should report apparent or potential violations to their immediate supervisor (if applicable) or to Innventure’s General Counsel. If a Covered Person prefers, he or she may report violations through the Syntrio Lighthouse Employee Hotline and Anonymous Reporting System (the “Hotline”). The Hotline is operated by an independent company not affiliated with Innventure and provides for

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confidential and anonymous reporting for Company Persons who desire to remain anonymous. To enable a proper review of a reported concern, one of the following key words should be using in making a report: Innventure, Accelsius or Aeroflexx. Concerns can be reported through the Hotline as follows:

●	via the following websites (using the specific website for the company to which the concern relates):

o	https://report.syntrio.com/innventure

o	https://report.syntrio.com/accelsius

o	https://report.syntrio.com/aeroflexx

●	via email at reports@syntrio.com (including the specific company name with the report)

●	via toll-free telephone call:

o	English-speaking USA and Canada: 866-729-7886

o	Spanish-speaking USA and Canada: 800-216-1288

o	Spanish-speaking Mexico: 800-681-5340

●	via an Anonymous Reporting App

o	Detailed app instructions can be download here

The Hotline is available 24 hours a day, 365 days of the year and, though not intended as a substitute for speaking directly to management, is an option that allows Covered Persons to report illegal or unethical behavior or activity confidentially and anonymously. Any Covered Person who makes an anonymous report should preserve his or her own record of the report in order to demonstrate compliance with the Code and any applicable corporate policy. The Company prohibits retaliation for any good-faith reports made in this regard, including threats of or actual withholding or withdrawal of pay, promotion, demotion, discipline, firing, salary reduction, negative evaluation, change in job assignment, lack of training or other employment opportunities, hostile behavior or attitudes toward a person who submits a complaint or violation in good faith. Anyone found to have engaged in retaliation will face appropriate disciplinary action.

17.           Amendments, Waivers and Exceptions. Amendments, waivers or exceptions to this Code must conform with applicable law and regulation and be approved by Innventure’s Chief Financial Officer or General Counsel, or in the case of Innventure’s directors and executive officers, by Innventure’s Board of Directors or an authorized committee of Innventure’s Board of Directors. Amendments, waivers or exceptions will be approved or granted only after full disclosure of all material facts and, in the case of Innventure’s directors and executive officers, will be promptly disclosed to the extent required by law, regulation or listing standards.

18.           Other Policies. Nothing in this Code is intended to alter other legal rights and obligations of the Company or its Covered Persons (such as “at will” employment arrangements). This Code is not intended to be a comprehensive policy addressing every situation a Covered Person of the Company might encounter. Further, Innventure maintains a number of additional corporate policies, procedures and guidelines that outline more specific requirements applicable to certain situations. If a Covered Person encounters a situation that is not addressed by this Code and is uncertain whether it would be in compliance with this Code and Innventure’s policies, that Covered Person should seek guidance from Innventure’s General Counsel.

9

Exhibit 16.1

October 8, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by Innventure, Inc. (formerly known as Learn SPAC HoldCo, Inc., which was previously a subsidiary of Learn CW Investment Corporation) under Item 4.01 of its Form 8-K dated October 8, 2024.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Innventure, Inc.  contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp

Exhibit 21.1

LIST OF SUBSIDIARIES OF INNVENTURE, INC.

(As of October 2, 2024)

Subsidiary	State of Jurisdiction of Incorporation
Learn CW Investment Corporation	Cayman Islands
Innventure LLC	Delaware
Innventure Management Services, LLC	Delaware
Innventure GP LLC	Delaware
AeroFlexx, LLC	Delaware
AeroFlexx Packaging Company, LLC	Delaware
Accelsius Holdings, LLC	Delaware
Accelsisus LLC	Delaware

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in this Current Report on Form 8-K (the “Form 8-K”) and, if not defined in the Form 8-K, the final proxy statement/consent solicitation statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2024 (the “Proxy Statement/Prospectus”). All amounts are reflected in thousands, except for per share amounts and unless otherwise specified.

Introduction

Innventure, Inc., formerly Learn SPAC HoldCo, Inc., (“Holdco”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

Learn CW Investment Corporation, (“Learn CW”) was a blank check company incorporated on February 21, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 13, 2021, Learn CW consummated its initial public offering (the “IPO”) of 23,000,000 units,which included the issuance of 3,000,000 units as a result of the underwriter’s full exercise of their over-allotment option (the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Public Shares”) and one-half of one redeemable warrant of the Company (each, a “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, and the IPO generated gross proceeds of $230,000,000. Simultaneously with the closing of the IPO, Learn CW consummated a private placement (the “Private Placement”) with CWAM LC sponsor LLC, Learn CW’s sponsor, of an aggregate of 7,146,000 private placement warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $7,146,000.  Following the closing of the IPO on October 13, 2021, a total of $230,000,000 ($10.00 per Public Unit) of the net proceeds from the IPO and the Private Placement were deposited in a trust account (the “Trust Account”) established for the benefit of the Company’s public stockholders at a U.S. based trust account.

On October 11, 2023, Learn CW held an extraordinary general meeting of stockholders regarding the Extension Amendment Proposal, at which Learn CW shareholders approved the Extension Amendment. Approximately 59% of the Public Shares in the Trust were redeemed in connection with the Extension Amendment with a proportional reduction in the Trust Account after the satisfaction of such redemptions.

Holdco, (together with its subsidiaries, following the consummation of the Business Combination) founds, funds, and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from Multinational Corporations (“MNCs”). As owner-operators, Holdco takes what it believes to be breakthrough technologies from early evaluation to scaled commercialization utilizing an approach designed to help mitigate risk as it builds disruptive companies that it believes have the potential to achieve a target enterprise value of at least $1 billion. Holdco defines “disruptive” as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate. Holdco’s headquarters is located in Orlando, Florida.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Description of the Business Combination

On October 24, 2023, Learn CW and Innventure, LLC, entered into a Business Combination Agreement, with Holdco, LCW Merger Sub, Inc., a direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”) and Innventure Merger Sub, LLC, a direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub”) and, together with LCW Merger Sub, the “Merger Subs”). On September 30, 2024, Learn CW held an extraordinary general meeting of its shareholders to, among other things, approve the Business Combination of Learn CW, Legacy Innventure, and Holdco, pursuant to the transactions contemplated by the Business Combination Agreement. On October 2, 2024, Learn CW and Innventure, LLC consummated the Business Combination. Following the closing of the Business Combination, each of Learn CW and Innventure, LLC became a subsidiary of Holdco, Holdco became a publicly traded company, and Holdco changed its name to “Innventure, Inc.” (“INV”).

The aggregate consideration (the “Merger Consideration”) paid to the holders of Innventure, LLC’s outstanding equity and profits interests and warrants, other than the Class PCTA Units and the Class I Units (such holders, the “Innventure Members”), at the Closing consists of a number of shares of Holdco Common Stock equal to (i) (A) $435 million minus (B) the outstanding indebtedness as of the Closing (not including Indebtedness from any Additional Financing (terms used as defined in the Business Combination Agreement)) plus (C) cash and cash equivalents (not including cash from any Additional Financing) held by Innventure, LLC and its direct and indirect subsidiaries (“Legacy Innventure”) as of the Closing, divided by (ii) $10.00. A portion of the aggregate Merger Consideration also included right to receive certain Company Earnout Shares.

Accounting Treatment of the Business Combination

This Business Combination has been accounted for as a reverse recapitalization. Under this method of accounting, Learn CW has been treated as the “acquired” company for financial reporting purposes. This determination is based on the fact that subsequent to the Business Combination:
•	Legacy Innventure equity holders have a majority of the voting power of Innventure,
•	Legacy Innventure comprises all of the ongoing operations of Innventure,
•	Legacy Innventure has appointed a majority of the governing body of Innventure, and
•	Legacy Innventure’s senior management comprises all of the senior management of Innventure.

Accordingly, the consolidated assets, liabilities and results of operations of Legacy Innventure have now become the historical financial statements of the combined entity; the assets, liabilities and results of operations of Learn CW were consolidated with Legacy Innventure beginning on the Closing Date. For accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Legacy Innventure. The net assets of Learn CW are stated at historical costs, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if it had been consummated as of June 30, 2024. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had been consummated as of January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
the historical audited consolidated financial statements of Legacy Innventure and the historical audited financial statements of Learn CW as of and for the year ended December 31, 2023, included in the Proxy Statement/Prospectus;

•
the historical unaudited condensed consolidated financial statements of Legacy Innventure and the historical unaudited condensed financial statements of Learn CW as of and for the six months ended June 30, 2024, included in the Proxy Statement/Prospectus;

•
the sections entitled “Learn CW Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure” included in the Proxy Statement/Prospectus; and

•	“Shareholder Proposal No. 1—The Business Combination Proposal,” and other financial information included in the Proxy Statement/Prospectus.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Business Combination. It sets forth and is derived from:

•
Legacy Innventure’s historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2024, and Legacy Innventure’s historical audited consolidated financial statements as of and for the year ended December 31, 2023, as included in the Proxy Statement/Prospectus, respectively;

•
Learn CW’s historical unaudited condensed financial statements as of and for the six months ended June 30, 2024, and Learn CW’s historical audited financial statements as of and for the year ended December 31, 2023, as included in the Proxy Statement/Prospectus, respectively;

•
Pro forma transaction accounting adjustments to give effect to the Business Combination on the unaudited condensed combined balance sheet as of June 30, 2024, as if the Business Combination closed on June 30, 2024; and

•
Pro forma adjustments to give effect to the Business Combination on the unaudited condensed combined statement of operations for the year ended December 31, 2023 and for the six months ended June 30, 2024, as if the Business Combination closed on January 1, 2023.

The following summarizes the number of Holdco Common Shares outstanding following the consummation of the Business Combination:

Equity capitalization at Closing	Shares	%
Innventure Members(1)	38,494,999	86.3%
Learn CW public shareholders	1,027,674	2.3%
Learn CW Sponsor(2)	4,880,000	10.9%
Learn CW independent directors	120,000	0.3%
Sundry investors	80,000	0.2%
Total shares of Holdco Common Stock outstanding at closing of the Transactions	44,602,673	100.0%

(1)
Represents 38,494,999 shares of Holdco Common Stock issued at the Closing as the Merger Consideration. This excludes issuance of up to 5,000,000 Company Earnout Shares because at Closing none of the Milestones were achieved and therefore, considered a liability of Innventure and not an equity interest at Closing.

(2)
Gives effect to the forfeiture of: (i) 750,000 Learn CW Class B Ordinary Shares pursuant to the Sponsor Support Agreement across all scenarios presented; and excludes 344,866 Sponsor Earnout Shares that the Sponsors received at Closing, subject to transfer restrictions and potential forfeit if the Milestones are not achieved within seven years because this interest is considered a liability to the Sponsor and not an equity interest at Closing.

The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Holdco following the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information currently available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used, including in respect of the matters further described in Note 1 hereto, to present the unaudited pro forma condensed combined financial information. Legacy Innventure and Learn CW have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between them.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2024
(in thousands)

	Innventure Historical	Learn CW Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash, cash equivalents and restricted cash	$2,081	$205	$21,156	a, b, h, i, j, k, l	$23,442
Prepaid expenses and other current assets	1,797	267	(100)	b	1,964
Inventory	662	—	—		662
Due from related parties	7,681	—	—		7,681
Total Current Assets	12,221	472	21,056		33,749
Investments held in trust account	—	101,593	(101,593)	a, k	—
Investments	17,925	—	—		17,925
Property, plant and equipment, net	1,274	—	—		1,274
Other assets	972	—	—		972
Total Assets	$32,392	$102,065	$(80,537)		$53,920

Liabilities and Unitholders’ Capital
Accounts payable	$3,250	$8,018	$(7,160)	b	$4,108
Accrued employee benefits	6,582	—	—		6,582
Accrued expenses	1,709	—	(710)	b	999
Related party payables	508	—	—		508
Related party notes payable - current	1,000	—	13,000	j	14,000
Notes payable - current	772	—	—		772
Patent installment payable - current	525	—	—		525
Other current liabilities	286	587	(587)	b	286
Total Current Liabilities	14,632	8,605	4,543		27,780
Notes payable, net of current portion	403	—	—		403
Convertible promissory note, net	—	—	—		—
Convertible promissory note due to related party, net	—	3,800	(3,800)	i	—
Embedded derivative liability	—	—	—		—
Earnout liability	—	—	58,099	f	58,099
Patent installment payable, net of current	13,075	—	—		13,075
Warrant Liability	—	2,797	(1,725)	g	1,072
Other liabilities	577	—	—		577
Total Liabilities	28,687	15,202	57,117		101,006

Commitments and Contingencies
Mezzanine Capital
Class A Ordinary Shares; 23,000,000 shares at redemption value	—	101,593	(101,593)	a, c	—
Redeemable non-controlling Interest - Class I Units	4,126	—	—		4,126
Redeemable non-controlling Interest - Class PCTA Units	11,281	—	—		11,281
Unitholders' Deficit
Holdco Common Stock	—	—	6	c, d	6
Holdco Series B Preferred Stock	—	—	10,579	h, l	10,579
Class B Preferred Units	48,540	—	(48,540)	d	—
Class B-1 Preferred Units	3,323	—	(3,323)	d	—
Class A Units	1,950	—	(1,950)	d	—
Class C Units	940	—	(940)	d	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding (excluding 9,338,421 shares subject to possible redemption)	—	—	—		—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding	—	1	(1)	d	—
Additional paid-in capital	—	—	—	c, d, e, f, g, h, m	—
Accumulated deficit	(81,568)	(14,731)	4,933	b, e, j, m	(91,366)
Non-controlling interest	15,113	—	3,175	h	18,288
Total Unitholders’ Deficit	(11,702)	(14,730)	(36,061)		(62,493)
Total Liabilities, Mezzanine Capital, and Unitholders' Deficit	$32,392	$102,065	$(80,537)		$53,920
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except share and per share data)

	Innventure Historical	Learn Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Management fee income - related party	$892	$—	$—		$892
Consulting revenue	225	—	—		225
Total Revenue	1,117	—	—		1,117
Operating Expenses
General and administrative	17,589	6,204	14,794	aa	38,587
Sales and marketing	3,205	—	—		3,205
Research and development	4,001	—	—		4,001
Total Operating Expenses	24,795	6,204	14,794		45,793
Loss from Operations	(23,678)	(6,204)	(14,794)		(44,676)
Non operating (Expense) Income
Interest expense, net	(1,224)	—	(1,869)	ff	(3,093)
Interest earned on investments held in Trust Account	—	8,809	(8,809)	bb	—
Net loss on investments	(6,448)	—	—		(6,448)
Net gain on investments – related parties	232	—	—		232
Change in fair value of embedded derivative liability	766	—	—		766
Gain on settlement of deferred underwriting fees	—	556	(556)	dd	—
Change in fair value of warrant liability	—	746	(460)	cc	286
Equity method investment loss	(632)	—	—		(632)
Total Non-operating (Expense) Income	(7,306)	10,111	(11,694)		(8,889)
Income tax expense	—	—	—		—
Net (Loss) Income	$(30,984)	$3,907	$(26,488)		$(53,565)

Net loss attributable to non-controlling interests	(139)	—	(5,366)	ee	(5,505)

Net (loss)/ income attributable to controlling interests	$(30,845)	$3,907	$(21,122)		$(48,060)

Net income/(loss) per share (Note 2)
Basic and diluted net income per share, Class A ordinary shares/common stock	$—	$0.14	$—		$(1.10)
Weighted average shares outstanding of Class A ordinary shares/common stock	—	23,000,000	21,602,673		44,602,673
Basic and diluted net income per share, Class B ordinary shares	$—	$0.14	$—
Weighted average shares outstanding of Class B ordinary shares	—	5,750,000	(5,750,000)
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024
(in thousands, except share and per share data)

	Innventure Historical	Learn Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Management fee income - related parties	$447	$—	$—		$447
Total Revenue	447	—	—		447
Operating Expenses
General and administrative	16,283	2,928	—		19,211
Sales and marketing	2,549	—	—		2,549
Research and development	3,433	—	—		3,433
Total Operating Expenses	22,265	2,928	—		25,193
Loss from Operations	(21,818)	(2,928)	—		(24,746)
Non operating (Expense) Income
Interest expense, net	(448)	—	(935)	ii	(1,383)
Interest earned on investments held in Trust Account	—	638	—		638
Net (loss) gain on investments	4,399	—	—		4,399
Net (loss) gain on investments – due to related parties	(160)	—	—		(160)
Change in fair value of embedded derivative liability	(478)	—	—		(478)
Gain on settlement of deferred underwriting fees	—	—	—		—
Change in fair value of warrant liability	—	(2,424)	1,495	gg	(929)
Equity method investment income	784	—	—		784
Loss on conversion of promissory notes	(1,119)	—	—		(1,119)
Total Non-operating (Expense) Income	2,978	(1,786)	560		1,752
Income tax expense	—	—	—		—
Net (Loss) Income	$(18,840)	$(4,714)	$560		$(22,994)

Net loss attributable to non-controlling interests	(6,333)	—	4,777	hh	(1,556)

Net (loss)/ income attributable to controlling interests	$(12,507)	$(4,714)	$(4,217)		$(21,438)

Net income/(loss) per share (Note 2)
Basic and diluted net income per share, Class A ordinary shares/common stock	$—	$(0.31)	$—		$(0.49)
Weighted average shares outstanding of Class A ordinary shares/common stock	—	9,338,422	35,264,251		44,602,673
Basic and diluted net income per share, Class B ordinary shares	$—	$(0.31)	$—
Weighted average shares outstanding of Class B ordinary shares	—	5,750,000	(5,750,000)
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.          Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Holdco has elected not to present management adjustments and will only be presenting transaction accounting adjustments in the accompanying unaudited pro forma condensed combined financial information. There are no autonomous entity adjustments required because Legacy Innventure existed autonomously prior to the Business Combination. The historical financial information has been adjusted to reflect the pro forma adjustments that are directly attributable to the Business Combination.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the weighted average number of Holdco shares outstanding for the year ended December 31, 2023 and for the six months ended June 30, 2024, assuming the business combination occurred on January 1, 2023.

The Transactions allowed Learn CW Public Warrants to be reclassified to equity. As such, the Learn CW Public Warrants were remeasured at fair value at closing and transferred at that value to equity. The equity classified public warrants will not be subject to subsequent remeasurement.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

Transaction Accounting Adjustments:

(a)
Reflects the liquidation and reclassification of $11,342 of funds held in the Trust Account to cash that became available following the Business Combination together with the redemption by shareholders of their Class A common stock in exchange for $90,701 in cash.

(b)
Reflects incremental transaction costs incurred by Holdco of approximately $6,717 (increasing accumulated deficit), the reclassification of accrued transaction costs and accounts payable amounting to $710 and $7,160, respectively, that were paid upon Closing and the reclassification of prepaid expenses - transaction costs amounting to $100 and the reclassification of other current liabilities (deferred credits for transaction costs) amounting to $587. The net reduction in cash of this adjustment was $15,074.

(c)
Reflects the reclassification of approximately $10,892 of shares of Learn CW’s Class A ordinary shares subject to possible redemption to permanent equity (Holdco Common Stock of $1 and Additional paid-in capital of $10,891).

(d)
Reflects the recapitalization of $54,754 of Innventure Units, the issuance of 43,494,999 shares of Holdco Common Stock to Innventure Unitholders as consideration for the reverse recapitalization and the conversion of Learn CW’s Class B ordinary shares to Holdco Common Stock (together $5) with a net increase of $54,749 in Additional paid-in capital.

(e)	Reflects the elimination of Learn CW historical accumulated deficit of $14,731 by reducing Additional paid-in capital upon Closing.

(f)
Reflects the fair value of (i) Company Earnout Shares contingently issuable to the Innventure Members at Closing and (ii) Sponsor Earnout Shares that are issued at Closing but subject to the same earnout contingencies; and reflected as a liability with a corresponding decrease in Additional paid-in capital. The preliminary fair value of $58,099 was determined based on the closing stock price of LCW on October 2, 2024. A Monte Carlo simulation was completed which approximated the closing stock price because the probability that the contingencies will be resolved is considered to be virtually certain. The fair values of the Company Earnout Shares and the Sponsor Earnout Shares are subject to change as additional information becomes available and additional analyses are performed. Such changes could be material once the final valuation is determined at the closing of the Business Combination. Subsequent changes in the fair value of the earnout liability will flow through the consolidated statement of operations until contingencies are resolved and shares are issued and the liability is transferred at its final fair value to equity.

(g)	Reflects an adjustment of $1,725 to account for reclassification of Learn CW Public Warrants from liabilities to stockholders’ equity thereby increasing Additional paid-in capital.

(h)
Reflects additional cash deposited of $6,559 through September 30, 2024 and the issuance of Class A Preferred Units of Accelsius in the amount of $3,175 (reflected as an increase in Non-controlling interest) and Class B Preferred Units of Innventure in the amount of $3,384 (reflected as an increase in Additional paid-in capital), subsequent to June 30, 2024. Also reflects additional cash deposited at Closing of $11,020 for the issuance of Holdco Series B Preferred Shares.

(i)	Reflects the repayment of the Learn CW Convertible Promissory Note due to the Sponsor which becomes repayable at Closing in the amount of $3,800.

(j)
Reflects the effect of the execution on August 20, 2024 and August 22, 2024 of two unsecured short-term promissory note with related parties for $10,000 plus a $1,000 loan fee and $2,000 plus interest at 11.5%, respectively. Later on October 1, 2024, terms of both these notes were restated with one note consisting of a principal amount of $10,000 plus interest at 15.99% and the other note consisting of $1,000 plus interest of 13.5% interest. Both notes are repayable on January 31, 2025.

(k)
Reflects the transfer of $450 from cash to the Learn CW Trust Account after June 30, 2024 that was required to be deposited into the Trust Account to extend the period of time Learn CW has to consummate a business combination.

(l)	Reflects the payment of equity issuance costs paid at Closing in the amount of $441.

(m)	Reflects the reclassification of negative Additional paid-in capital balance of $2,081 to accumulated deficit.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Holdco did not pay the one time anticipated cash award at Closing in the amount of $2,800 because given the level of redemptions and continuing need for cash the Company has deferred and potentially may cancel these payments. As such the potential cash award is is no longer recognized as a pro forma adjustment. Furthermore, at Closing Holdco had not yet undertaken compensation studies to decide upon the appropriate executive compensation package which may include some element of stock-based compensation. Therefore, no pro forma adjustment has been recorded.

The following pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, are as follows:

(aa)
Reflects the incremental transaction costs incurred by Holdco of approximately $14,794 as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(bb)	Reflects elimination of investment income and unrealized loss on investments held in the Trust Account.

(cc)	Reflects the elimination of fair value movements related to the reclassification of Learn CW Public Warrants from liability to equity classification.

(dd)
Reflects the elimination of the gain on settlement of deferred underwriting fees following the resignation of the underwriters from their role in the Business Combination and their agreement to waive their deferred underwriting fees.

(ee)
Reflects the allocation of income loss to Class PCTA and Class I units in form of net income to non-controlling interests as these units will be present in the combined entity post business combination. The amount allocated to these units is based on the amount accreted during the period for the portions of business related to these units.

(ff)
Reflects the interest expense related to debt financing raised in the form of unsecured promissory notes as described in adjustment (j) above. Interest is calculated, assuming the notes were outstanding from January 1, 2023, based on the interest rate and principal amounts applicable on the final date, (after the restatement of both notes).

The following pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 are as follows:

(gg)	Reflects the elimination of fair value movements related to the reclassification of Learn CW Public Warrants from liability to equity classification.

(hh)
Reflects the allocation of income loss to Class PCTA and Class I units in form of net income to non-controlling interests as these units will be present in the combined entity post business combination. The amount allocated to these units is based on the amount accreted during the period for the portions of business related to these units.

(ii)
Reflects the interest expense related to debt financing raised in the form of unsecured promissory notes as described in adjustment (j) above. Interest is calculated, assuming the notes were outstanding from January 1, 2024, based on the interest rate and principal amounts applicable on the final date, (after the restatement of both notes).

2.          Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. This calculation is retroactively adjusted to eliminate the shares actually redeemed, for the entire period.

The unaudited pro forma condensed combined financial information has been prepared considering the actual redemptions into cash of Common Stock for the year ended December 31, 2023 and for the six months ended June 30, 2024:

in thousands, except share data	Year ended December 31, 2023	Six months ended June 30, 2024
Pro forma net loss (1)	$(48,941)	$(21,878)
Basic and diluted weighted average shares outstanding	44,602,673	44,602,673
Pro forma net loss per share – basic and diluted (2)	$(1.10)	$(0.49)

Weighted average shares outstanding – basic and diluted
Learn CW	6,027,674	6,027,674
Innventure	38,494,999	38,494,999
Sundry investors	80,000	80,000
	44,602,673	44,602,673

(1)
Increases the net loss by the 8% preferential cumulative dividends due to Holdco Series B Preferred Stockholders in the amount of $882 and $441 for the year ended December 31, 2023 and six months ended June 30, 24, respectively, as if these shares had been outstanding since January 1, 2023.

(2)
Outstanding Learn CW Public Warrants, Learn CW Private Warrants and Series B preferred shares, and shares issuable under the SEPA are anti-dilutive and are not included in the calculation of diluted net loss per share. There are currently 11,500,000 Learn CW Public Warrants and 7,146,000 Learn CW Private Warrants outstanding. Each such warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. Subject to the terms of the Warrant Agreement, these warrants are not exercisable until 30 days after the consummation of a business combination. There are 1,102,000 Series B Preferred Shares outstanding. Each preferred share is convertible to common shares at a price of $12.50 per share (subject to adjustment upon certain circumstances). The SEPA allows for the drawdown of capital in exchange for a maximum of 9.99% of the outstanding voting common shares. The 5,000,000 potentially dilutive Company Earnout Shares were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.